Offeree:_____________                                     Number: ______________

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                 FULLCOMM, INC.

                                1,200,000 Shares
                                 of Common Stock
                                 $2.50 Per Share
                         Minimum Purchase: 40,000 Shares

This Confidential Private Placement Memorandum (the "Memorandum") is furnished on a confidential basis to certain qualified prospective investors in connection with the private placement (the "Offering" ) of up to 1,200,000 Common Shares (the "Stock") of Fullcomm, Inc., a New Jersey corporation ("FLCM", "Fullcomm," or the "Company").

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, NOR HAVE SUCH SECURITIES BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SERIES A PREFERRED STOCK WILL BE SOLD ONLY TO A LIMITED NUMBER OF ACCREDITED INVESTORS (AS DEFINED UNDER FEDERAL AND APPLICABLE STATE SECURITIES
LAWS).

--------------------------------------------------------------------------------
                                          Placement Agent  Proceeds to
                         Offering Price   Commission (1)   Company (2)
                         ---------------------------------------------

          Per Share          $ 2.50            $ 0.25        $ 2.25
        Minimum Offering  $ 1,000,000        $ 100,000      $ 900,000
        Maximum Offering  $ 3,000,000        $ 300,000     $ 2,700,000
--------------------------------------------------------------------------------

(1) R.K. Grace & Company (the "Placement Agent") will receive a fee equal to 10% of the gross proceeds raised in this Offering. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities arising under the Securities Act of 1933.

(2) Before deducting expenses of the Offering to be paid by the Company, estimated at $ 300,000

SEE "DISCUSSION OF RISK FACTORS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                     Securities Offered Exclusively through

                              R.K. Grace & Company
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                                [GRAPHIC OMITTED]

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Table of Contents:

Memorandum Summary .........................................................   3
Product Applications and Market Opportunity ................................   8
Special Note Regarding Forward-Looking Statements ..........................  11
Risk Factors ...............................................................  11
Risk to Offering ...........................................................  26
Use of Proceeds ............................................................  26
Shares Eligible for Future Sale ............................................  27
Offering ...................................................................  29
Dividend Policy ............................................................  30
Capitalization .............................................................  30
Dilution ...................................................................  31
Management .................................................................  32
Certain Transactions .......................................................  36
Principal Stockholders .....................................................  36
Identity and Compensation of Placement Agent and Legal Council .............  37
Legal Matters ..............................................................  37
Selected Consolidated Financial Data .......................................  38
Management's Discussion of Financial Condition .............................  40
Industry Background ........................................................  44
Fullcomm Solution ..........................................................  66
Marketing ..................................................................  71
Product Development Plan ...................................................  78
Strategic Alliances ........................................................  81
Table: Use of Proceeds .....................................................  87
Statement of Cash Flows ....................................................  88
Notes to Financial Statements ..............................................  89

Subscription Agreement .....................................................  95


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                          PRIVATE PLACEMENT MEMORANDUM

MEMORANDUM SUMMARY

Fullcomm was formed in January 1999 to develop proprietary technology for the secure transmission of digital media and other data on the Internet. Fullcomm solutions enable the secure exchange of information among a wide array of networking systems and provide a framework for a broad range of e-commerce applications. With the advent of the Internet as a business and entertainment tool, it is important that business partners and content providers have the ability to protect their rights and products. Our mission is to be a leading manufacturer and integrator of hardware and software security solutions for business applications.

For those who wish to download content from websites or engage in two-way communication via the Internet, privacy is the key issue. Our technology is threefold: client-side security hardware, server-side security software, and authentication party software. These three cooperate in a fashion that facilitates the secure transmission of any and all digital data via the Internet. By focusing on the described near-term applications, Fullcomm believes it can achieve an effective market impact with relatively low development costs.

Digital rights management (DRM) platforms serve as a foundation for providers of digital information, technology, and commerce services to participate in a global e-commerce system. DRM technologies manage rights and interests in digital information. Fullcomm provides consulting, applied research and product development services related to commercial security and encryption solutions. These solutions enable the secure exchange of information among a wide array of information systems and provide a framework for a broad range of transactions. Fullcomm intends to generate its revenue from licensed technology products, transaction fees and information services delivered over the Internet, private Intranets or other networks.

Fullcomm's technology is strategically positioned to reap the benefits of the exponential growth of online transactions. The size of the markets for the following applications are expected to range from $2.5 billion to more than $20 billion in the next few years:

      o E-commerce - greater security for online financial transactions and business information;

      o     Audio - distribution of music over the Internet;

      o Video - distribution of movies and television programming for sale or rental online;

      o Internet Publishing - distribution of books, newspapers, and periodicals online;

      o Software Distribution - enhanced security for the sale or rental of software online;

      o Voice over Internet Protocol Telephony - enhanced security for voice communication over the Internet; and

      o Wireless Data - secure transmission of information for the rapidly expanding wireless data market.


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THE FULLCOMM ADVANTAGE

The Fullcomm device has two distinct modes of operational security. The first mode features security in which copyright protection is the major concern. Here, a user would have viewing rights, but should, in the interest of preserving copyrights, be barred from duplicating the data. Users have access to media (movies, music, books and magazines) over the Internet, but the PC never handles any unencrypted data.

The benefits of Strong Encryption are enhanced by the external nature of the hardware device. When supporting media transactions, no unencrypted digital data is ever presented to the PC or its I/O devices for duplication. Digital data is streamed from the PC's Internet connection to the Fullcomm device via the USB port. The PC is simply a transfer point for the encrypted data that the PC is unable to decipher. The only outputs from the Fullcomm device are analog signals, which degrade rapidly upon duplication.

The second security mode of operation allows authorized users to access and manipulate decrypted data files. This includes access from email applications, word processing and other user applications. In non-media data transfer mode, the encrypted data is passed through the PC in a similar fashion. This mode supports corporate information sharing over public and private networks, in which the unencrypted data is to be accessed on the user's PC. When the user is validated by the system through authentication certificates at the hardware device, the device then decrypts the data and allows said user to access the data from his PC.

The following points represent Fullcomm's advantages over current practices:

      o Threefold system of hardware device, content server, and authentication server working in conjunction provides greater security than any stand-alone solution.

      o Hardware solution for encrypting and decrypting data is more robust than software solutions due to limitations of the operating systems;

      o Authentication servers add security by providing certificates of identity for all parties engaged in the digital transaction;

      o System utilizes Strong Encryption of 128 bits or greater in hardware to prevent cracking of digital data;

      o Security keys are completely concealed in hardware from external scrutiny;

      o     Enables concealment of IP addresses inside a firewall; and

      o External nature of the device on the USB port completely prevents PC from accessing any unencrypted digital data;

Specific Applications for Fullcomm's technology include:

E-information - The technology facilitates greater security for e-information exchange. This includes business-to-business (B2B) and business-to-consumer
(B2C) exchanges, as well as back office information exchange security. Fullcomm's technology:


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      o     secures sensitive corporate data - by allowing satellite offices to securely access home office databases, only parties with Fullcomm hardware and software can access sensitive information;

      o     secures EDI transactions in the healthcare/insurance industries;

      o through its security architecture, allows enhanced control and utilization of credit card verification services and other E-business security concerns;

      o Fullcomm technology drastically improves upon the security currently available for online stock trading, bank account information and related applications;

      o Software Distribution - The Company's technology facilitates secure software distribution via the Internet and substantially enhances sales and distribution capabilities for vendors and software manufacturers;

      o Fullcomm technology allows small software companies to compete with large software companies because access to shelf space and distribution channels are no longer barriers to entry or market share; and

      o The technology enables the direct download and/or rental of software via the Internet with appropriate security.

Digital Rights Management - Fullcomm technology prevents digital piracy of copyrighted media in the following areas:

      o Audio - the technology allows for the distribution of music over the Internet without concern for pirated copies.

      o The major music labels have been looking for a secure way to digitally distribute music via the Internet. Fullcomm technology allows record labels to tap the broad reaching distribution capabilities of the Internet.

      o Independent music labels may realize substantial savings from decreased advertising and distribution costs. With the ability to distribute over the Internet, these smaller labels can gain access to broader markets and compete with larger labels for market share based on content and service rather than name recognition through advertising.

      o Video - The rapid growth of high bandwidth Internet users and the ever-increasing demand for greater bandwidth opens a door to a market for video distribution in a similar fashion to that of audio distribution. The telecommunications and cable industries are attacking the problem of limited bandwidth. As they update the data delivery infrastructure, this market can be targeted.

      o As with Audio, smaller independent studios can cut costs and increase market share via the far-reaching distribution capabilities of the Internet

      o Fullcomm's technology allows for the creation of a new market for secure on-demand rebroadcast of television programming

      o Internet publishing - the ability to distribute books, periodicals, newspapers and other printed media online and retain distribution rights (no piracy)

Communications Security - The technology facilitates secure digital communications as follows:

      o Voice over Internet Protocol/IP Telephony - enhances the security of voice communication over the Internet;


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      o     Cellular Phones - only authorized parties may have access to information, which in cellular markets, this means digital cell phones can not be cloned and stolen phones can be denied access to cellular networks; and

      o Wireless Data - enables secure transmission of information for the rapidly expanding wireless data market

PRODUCT REALIZATION

Product realization focuses on providing everything required to bring a new product to market in a timely and cost-effective manner. The primary goal is to shorten time to market while maintaining quality, achieving the lowest possible manufacturing cost and ensuring reliability and usability. The key elements of product realization include:

      o     design;

      o     prototyping;

      o     testing;

      o     certification; and

      o     manufacturing

The Company's first product is a PC-compatible hardware device. The device, in conjunction with proprietary server-side software, client-side software and authentication party software achieves two goals:

      o     protects data while in transit; and

      o     protects data from duplication at the consumer's PC

This hardware device satisfies security conditions for both business partners and content providers by applying security algorithms and making use of the internal architecture of the PC to facilitate an ultra-secure means of distribution on the Internet. Furthermore, the architecture in the Fullcomm device actually improves the overall security of the exchange by protecting the data at all of its vulnerable points, in hardware, rather than relying on software protection. This feature allows a great reduction in overall algorithmic complexity, while improving the quality of the security.

Beyond the technical merits of hardware-based encryption, this approach allows for substantial simplification into a single chip that comprises all of the Fullcomm baseline technology. Hardware development, rather than software development, allows the technology to be reduced to an "ASIC" (Application Specific Integrated Circuit, or "chip"). This chip will be utilized in digital accessories and equipment to facilitate secure communication in the same manner as in the PC device.

PRODUCT DEVELOPMENT PLAN

Fullcomm has devised a Product Development Plan for its proprietary hardware security device. Initial Prototype development is comprised of three concurrent stages:


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      o     Prototype Specification and Device Development;

      o     Device Software Development; and

      o     Server Software Development

Fullcomm has organized the Product Development Plan to capitalize on the Company's research and development activities as soon as benchmark developments afford further research into market applications. The flexibility of our chosen design architecture not only allows for enhanced security, but also allows Fullcomm to choose a modular development format in which stages of development have concurrent timetables. The benefits of this development plan include:

      o     reducing overall development timetables;

      o     reducing development costs;

      o rapid proof of base design and concept can swiftly demonstrate the merits of Fullcomm's technology in the marketplace;

      o     expeditious development of a revenue generating product; and

      o     the rapid deployment of an initial product

Fullcomm has a contracted design relationship with System Design Group (SDG), of San Diego, California. SDG provides turnkey project development using its internal team of hardware and software engineers experienced in everything from embedded systems to large multi-computer system designs. Fullcomm has structured the product development plan to make products available as key stages are completed. The core security module and the media-handling component of the device are being worked on concurrently, but SDG's design focus is on the core security module, which will allow for rapid proof of design and concept. This means faster deployment of a revenue generating product. The media capabilities will be incorporated in the second stage of development, but greater resources are being directed to the security module in order to decrease costs and to bring an application of our technology into the marketplace.


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
--------------------------------------------------------------------------------------------------------------
                                  PRODUCT APPLICATIONS AND MARKET OPPORTUNITY
--------------------------------------------------------------------------------------------------------------
     Application          Market Opportunity             Fullcomm Solutions             Target Companies
--------------------------------------------------------------------------------------------------------------
E-commerce           By 2003, e-commerce            - Secure information           High Volume Internet
                     activities worldwide will        exchange                     Transactors: Amazon,
                     result in transactions worth   - No unauthorized access to    Priceline, Ebay
                     $1.3 trillion, up from $43       sensitive data               Internet brokerage firms:
                     billion in 1998                - Third-party authentication   E-Trade, Ameritrade
                                                      of vendors and clients       Online Banking: Bank of
                                                                                   America, Wells Fargo
--------------------------------------------------------------------------------------------------------------
Audio                Internet music sales will      - Secure music distribution    Sony Music,
                     reach $3.9 billion by 2004,      over the Internet            Universal Polygram Records,
                     up from an estimated $346      - Configurable to any DRM      Independent record labels
                     million in 1999                  solution
                                                    - No client-side duplication
--------------------------------------------------------------------------------------------------------------
Video                Experts predict that video     - Provides secure              Time Warner,
                     on-demand will achieve           Video-on-Demand (VOD) via    Blockbuster Video,
                     revenues of over $5 billion      the Internet or cable        Universal Paramount,
                     by 2005                          system                       Disney,
                                                    - No client-side duplication   MGM
--------------------------------------------------------------------------------------------------------------
Internet             The 1996 retail book market    - Prevents Copyright           Amazon,
Publishing           had revenues of $26 billion,     infringement                 Barnes and Noble,
                     growing at a steady rate of    - Provides a secure means of   NuvoMedia,
                     5% annually. Online book         distribution                 Random House,
                     trade is estimated to                                         McGraw-Hill
                     comprise as much as 25% of
                     this market in five years
--------------------------------------------------------------------------------------------------------------
Software             The market for ERP             - Provides a secure            Microsoft,
Distribution         (enterprise resource             distribution channel         Oracle,
                     planning) software rental is   - Allows for secure software   SAP,
                     expected to reach $6 billion     rental by ensuring limited   Baan
                     by 2002. This market is          use
                     projected to double annually
                     thereafter
--------------------------------------------------------------------------------------------------------------
Voice over           In 1997, IP telephony grew     - Allows for secure means of   Internet Service
Internet Protocol/   to a $150 million business.      communication                Providers (ISPs): America
IP Telephony         By 2000, revenues are                                         Online (AOL), @home
                     projected to reach $2.5                                       Telecommunications: AT&T,
                     billion                                                       MCI Worldcom, Sprint
--------------------------------------------------------------------------------------------------------------
Wireless Data        By 2010, revenues in the       - Allows only authorized       AT&T
                     Wireless data market will        access to networks           Motorola
                     reach $80 billion. By 2005,    - Prohibits interception and   Sprint
                     70% of the businesses in         manipulation of digital      Cellular One
                     developed countries that         data
                     have Wireless networks will
                     have the capability to use
                     Wireless data services
--------------------------------------------------------------------------------------------------------------


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MARKETING

Fullcomm's expertise allows us to partner with providers of integrated voice and data communications solutions to small, medium and large-sized business customers. The team is responsible for overseeing the design and implementation of scalable and complex internetworks to achieve successful strategies. Fullcomm's initial product focus is directed towards solutions for e-commerce enabled networks.

Business-to-business (B2B) e-business is expected to grow to $1.3 trillion in 2003 from $109 billion in 1999, according to market researcher Forrester Research. E-business, estimated at $40 billion, is 5 times as large as personal users. By 2003, that figure will balloon to over $1 trillion, or approximately 10% of all U.S. business. By 2006, this might grow to 40% of all U.S. business. By 2003, over 400,000 US based e-merchants will have a presence on the Internet.

The marketing strategy calls for the demonstration of the baseline technology in a real world environment. Fullcomm has entered into a binding agreement to establish a master distributorship with Creative Web Solutions, Inc. (CWS) a subsidiary of Houston, Texas based Bradmark, Inc. CWS will be responsible for marketing Fullcomm's initial product, security solutions for the business-to-business (B2B) applications sector. CWS's team of technologists are specialists in overseeing all phases of the E-business enabling process. They are also responsible for consulting with customers, providing technical support and modifying systems to serve changes in requirements. They can provide strategic security solutions to businesses focused on developing and or expanding their electronic commerce. The CWS agreement will allow Fullcomm to test and refine components of our technology in real application use. This will allow Fullcomm to realize a fully functional product on a shorter timeline than otherwise.

CWS is an Internet/Network Security Applications Distributor providing the Fortune 500 and 1000 companies technically advanced security solutions. Bradmark is a leading developer and vendor of database management solutions that improve the availability and performance of mission-critical databases in complex computing environments. Bradmark has managed the development of commercial software products, implemented advanced systems in Fortune 500 & 1000 companies and developed software product strategies. Bradmark has operations in Europe, South America, India, Australia, the Middle East and Africa.

With more than seventeen years in the database industry, Bradmark has an established customer base with over 10,000 customers worldwide. This strength extends to their Authorized Partners Program, giving customers stronger confidence in their choice of solution providers. CWS/Bradmark will assist Fullcomm in rolling out its newest solutions and assist us integrating Fullcomm network solutions into corporate enterprise systems.

Once refinements and production capabilities have reached levels acceptable to Fullcomm and its customers, other market applications will rapidly be introduced. The use of the Internet for digital goods is being supported both by the growing number of business partners and by electronic devices other than the personal computer, such as set-top boxes, portable music players, mobile phones, and other hand-held devices. In addition, downloading digital content is becoming significantly easier


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with the emergence and adoption of broadband technologies including digital subscriber lines and cable modems, and enhanced compression technologies including MP3 for music and MPEG-2 for video. The Internet will add to the existing channels for distributing digital goods on physical media like compact discs and DVDs.

OFFERING

The Company currently plans to raise up to $3.0 million by selling 1.2 million shares of Common Stock during this offering. We expect this round of financing to meet our needs and expectations for the next twelve months as we bring our prototype solution into live environmental testing. We expect a more substantial financing to occur within the next twelve months. The proceeds of each round of financing will fund Fullcomm's continuing and future development programs and operating activities. The Board of Directors of the Company has authorized management to raise up to an additional $7.0 million at a price per share of $2.50.

                      ************************************


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THIS MEMORANDUM CONTAINS FORWARD-LOOKING STATEMENTS BASED ON OUR CURRENT
EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT FULLCOMM AND OUR INDUSTRY. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS; AS MORE FULLY DESCRIBED IN THIS SECTION AND ELSEWHERE IN THIS PROSPECTUS. WE UNDERTAKE NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON, EVEN IF NEW INFORMATION BECOMES AVAILABLE OR OTHER EVENTS OCCUR IN THE FUTURE.

RISK FACTORS

This offering and an investment in our common stock involve a high degree of risk. In addition to the other information in this Memorandum, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered by this Memorandum. This Memorandum contains forward-looking statements that involve risks and uncertainties. The cautionary statements contained in this Memorandum should be read as being applicable to all related forward-looking statements wherever they appear in this Memorandum. The Company's actual results could differ materially from those discussed here. Important factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Memorandum. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our Common Stock could decline due to any of these risks, and you might lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our business model is new and unproven and we may not succeed in generating sufficient revenue to sustain or grow our business. The success of our business depends upon our ability to generate transaction fees in the form of a percentage of fees charged by our licensees in commercial transactions. However, our licensees have not yet used our technology in the commercial distribution of their products and we have not earned any transaction fees under this business model. If our technology is commercially released the volume of products and services distributed using our technology may be too small to support or grow our business. Companies may wish to use other technology based on different business models, including the payment of a one-time license fee without sharing in ongoing revenues. If we are unable to generate revenues from transaction fees, our other revenue sources, consisting of initial license fees and support fees, may be insufficient to sustain our business.

LIMITED OPERATING HISTORY

We were incorporated in January, 1999 and accordingly, we have a limited operating history. An investor in our Common Stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We also depend on the growing use of


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the Internet for advertising, commerce and communication, and on general economic conditions. We cannot assure you that our business strategy will be successful or that we will successfully address these risks. Market acceptance of our new solutions will depend on the continued emergence of Internet commerce, communication and advertising, and market demand for our solutions. We cannot assure you that the market for our new solutions will develop or that demand for our new solutions will emerge or become sustainable.

ONGOING CONCERN

The Company is considered to be a development stage company with little operating history. The Company is dependent upon the financial resources of the Company's management and from the net proceeds of a private placement for its continued existence. The Company will also be dependent upon its ability to raise additional capital to complete is research and development, prototype development, production scheduling, sourcing inventory and its marketing program, acquire additional equipment, management talent, inventory and working capital to engage in any profitable business activity. Since its organization, the Company's activities have been limited to the preliminary development of its new products, preparation for filing of a patent application, hiring personnel and acquiring equipment and office space, conducting research and development of its technology and preparation of documentation and the sale of a private placement offering.

HISTORY OF LOSSES AND ANTICIPATION OF CONTINUED LOSSES

We incurred net losses of $314,769 for the period from January, 1999 (inception) through December 7, 1999. We have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. We expect to continue to incur significant operating and capital expenditures and, as a result, we will need to generate significant revenues to achieve and maintain profitability. Even if we do achieve profitability, we cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected.

QUARTERLY OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS AND SEASONALITY

Our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control. These factors include:

      o user traffic levels and the number of available impressions on the web sites;

      o     changes in the growth rate of Internet usage;

      o     the commitment of budgets to Internet e-commerce;

      o     the mix of revenues from our various Internet e-commerce solutions;

      o our ability to attract and retain customers and maintain customer satisfaction for our existing and future e-commerce businesses;

      o new sites, services, solutions or products introduced by us or our competitors;


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      o     the seasonal timing and uncertainty of sales cycles;

      o     seasonal fluctuations in revenue;

      o     the level of Web and online services usage;

      o our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner;

      o our ability to successfully integrate operations and technologies from acquisitions or other business combinations;

      o technical difficulties or system downtime affecting the Internet generally or the operation of our Web sites; and

      o economic conditions specific to the Internet as well as general economic conditions.

Our revenues for the foreseeable future will remain dependent on Internet business centers. Such future revenues are difficult to forecast. In addition, we plan to increase our sales and marketing operations, to expand and develop content and to upgrade and enhance our technology and infrastructure development in order to support our growth. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenues in relation to our expenses, or if our expenses precede increased revenues, then our business, results of operations and financial condition would be materially and adversely affected. This would likely affect the market price of our Common Stock in a manner, which may be unrelated to our long-term operating performance.

Due to the factors noted above and the other risks discussed in this section, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future periods our results of operations may be below the expectations of investors. In this event, the price of our Common Stock may fall.

UNCERTAINTY OF ADDITIONAL FINANCING

We currently anticipate that our available cash resources combined with the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the 12 months after the date of this Memorandum. We may need to raise additional funds, however, to fund more rapid expansion, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced and such securities may have rights, preferences or privileges senior to those of our existing shareholders. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. Our business, results of operations and financial condition could be materially adversely affected by such limitation.

RAPID TECHNOLOGICAL CHANGE; NEW PRODUCT AND SERVICE INTRODUCTIONS


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The emerging market for network security products and related services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of this market and its rapid evolution will require the Company to improve the performance, features and reliability of its products and services, particularly in response to competitive offerings, and to be first to market with new products and services or enhancements to existing products and services. The success of new product introductions is dependent on several factors, including proper new product definition and differentiation, timely completion and introduction of new products, and market acceptance of the Company's new products and services. The Company may not be successful in developing and marketing new products and services that respond to competitive and technological developments and changing customer needs. The failure of the Company to develop and introduce new products and services successfully on a timely basis and to achieve market acceptance for such products and services could have a material adverse effect on the Company's business, financial condition and results of operations. Even if we develop new products and services, we may not be successful in the marketplace. In addition, the introduction of new technologies or advances in techniques for gaining unauthorized network access could render the Company's existing products obsolete or unmarketable. For example, any slowdown in the adoption of digital certificates, or the introduction of any alternative security infrastructures, because of the introduction of new technologies or otherwise, could have a material adverse effect on the Company's business, financial condition and long-term prospects. Advances in techniques by individuals and entities seeking to gain unauthorized access to networks could expose the Company's existing products to new and unexpected attacks and require accelerated development of new products or require the Company to invest resources in products that may not become profitable. The adoption of new formal standards, or the evolution of new de facto standards, could require the reconfiguration of the Company's products, reduce their technical competitiveness or impede their adoption and deployment. Failure to counter challenges to current products or introduce product offerings that keep pace with the technological changes introduced by competitors or persons seeking to breach information security could have a material adverse effect on the Company's business, financial condition or results of operations.

COMPETITION

Our markets are new, rapidly evolving, and highly competitive, and we expect this competition to persist and intensify in the future. Our failure to maintain and enhance our competitive position could reduce our market share and cause our revenues to grow more slowly than anticipated or not at all. The Company's products will be targeted at the new and rapidly evolving market for services related to commercial security and encryption solutions. Although the competitive environment in this market has yet to develop fully, the Company anticipates that it will be intensely competitive, subject to rapid change and significantly affected by new product and service introductions and other market activities of industry participants.

We encounter current or potential competition from a number of sources, including:

      o     Cisco Systems, Lucent Technologies, Network Associates, and Novell;.

      o providers of secure digital distribution technology like AT&T, IBM, Microsoft, Liquid Audio, Preview Systems, and Xerox;


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      o     providers of hardware-based content metering and copy protection systems, including Sony, Wave Systems, and the 4C Entity, comprised of IBM, Intel, Matsushita, and Toshiba; and

      o operating system manufacturers, including Microsoft or Sun Microsystems, that may develop or license digital rights management solutions for inclusion in their operating systems.

Potential competitors may bundle their products or incorporate a digital rights management component into existing products in a manner that discourages users from purchasing our products. For example, we expect that future releases of Microsoft's Windows operating system, which manages the programs on a computer, will include components addressing digital rights management functions. Furthermore, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we do.

Because of the broad functionality of its commercial security and encryption solutions, the Company competes with vendors offering a wide range of security products and services. The Company also competes with companies offering commercial certification authority products and services, such as VeriSign, GTE Cybertrust Solutions, Xcert, Entrust, Intertrust and IBM in the market for issuing and maintaining digital certificates for use on public and private networks. Certain of these companies are primarily service providers rather than software solution vendors. In addition, the Company expects to compete with established companies, such as RSA Security and Network Associates, which have each announced their intention to introduce PKI (public key infrastructure) products that would be integrated with their other security offerings, as well as Microsoft Corporation, which has announced its intention to offer a certificate server product building on its existing security framework in the near future. In addition, other major networking vendors could, in the future, bundle digital certificates with their product offerings. The Company also competes with most major networking device companies and firewall vendors in the emerging market for providing security across virtual private networks ("VPNs"), including Check Point Software Technologies, Axent Technologies and others. The Company expects that competition from established and emerging companies in the financial and telecommunications industries will also increase in the near term, and that certain of the Company's primary long-term competitors may not yet have entered the market. Increased competition could result in pricing pressures, reduced margins or the failure of the Company's products and services to achieve or maintain market acceptance, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Many of the Company's current and potential competitors have longer operating histories, greater name recognition, and significantly greater financial, technical and marketing resources than the Company. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. Many of these companies have more extensive customer bases and broader partner relationships that they could leverage, including relationships with many of our potential partners including third parties with whom the Company has strategic relationships. These companies also have significantly more established customer support and professional service organizations than we do. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. In addition, these companies may adopt aggressive pricing policies. If this were to occur, the Company's business, financial condition or results of operation could be materially adversely affected. The Company may also compete for sales of its


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products against potential original equipment manufacturer ("OEM") licensees, who resell products under their own brand names. The Company contemplates offering other OEMs licenses to sell products provided under the licensee's own brand name and therefore may face further competition for sales revenues. The Company's current and potential competitors may also develop network security products that are more effective than the Company's current or future products and the Company's technologies and products may be rendered obsolete by such developments.

DIGITAL RIGHTS MANAGEMENT

The market for digital rights management solutions is fragmented and marked by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, and changes in customer demands. To succeed, we must develop and introduce, in response to customer and market demands, new releases of our e-commerce solutions that offer features and functionality that we do not currently provide. Any delays in our ability to develop and release enhanced or new products could seriously harm our business and operating results.

DEPENDENCE ON LARGE CUSTOMERS

The Company anticipates that its results of operations in any given period will continue to depend to a significant extent upon revenues from a small number of customers. In addition, the Company anticipates that such customers will continue to vary over time, so that the achievement of the Company's long-term goals will require the Company to obtain additional significant customers on an ongoing basis. The failure of the Company to enter into a sufficient number of large licensing agreements during a particular period could have a material adverse effect on the Company's business, financial condition and results of operations.

MANAGEMENT OF GROWTH

The Company anticipates rapid growth that will place significant strain on its management and resources. The growth in the size and complexity of the Company's business as well as its customer base is expected to place a significant strain on the Company's management and operations. In addition, certain of the Company's senior management have had limited experience in managing pre-publicly traded companies. The Company anticipates that continued growth, if any, will require it to recruit and hire a substantial number of new developments, managerial, finance, sales and marketing and support personnel during 2000. The Company may not be successful at hiring or retaining such personnel. The Company's ability to compete effectively and to manage future growth, if any, will depend on its ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage its work force. The Company's personnel, systems, procedures and controls may not be adequate to support its operations.

INDUSTRY REGULATION


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Due to the increasing popularity of the Internet and other computer networks, it is possible that laws and regulations may be enacted covering issues such as user privacy, pricing, content and quality of products and services. For example, the Telecommunications Act of 1996 prohibits the transmission over the Internet of certain types of information and content. The increased attention focused upon these issues as a result of the adoption of other laws or regulations may reduce the rate of growth of the Internet and other computer networks, which in turn could result in decreased demand for the Company's products or could otherwise have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the imposition of governmental regulations requiring the escrow and governmental recovery of private encryption keys, as has been proposed from time to time by various law enforcement agencies within the United States government, could have a substantial chilling effect on the acceptance and use of encryption products and public networks for secure communications, which, in turn, could result in decreased demand for the Company's products or could otherwise have a material adverse effect on the Company's business, financial condition and results of operations.

Certain of the Company's products are subject to export controls under laws of the United States, Canada and other countries. There can be no assurance, however, that the list of products and countries for which exports are restricted, and the regulatory policies with respect thereto, will not be revised from time to time. The inability of the Company to obtain required government approvals under these regulations could materially adversely affect the ability of the Company to sell products abroad or make products available for sale via international computer networks such as the Internet. Furthermore, United States governmental controls on the exportation of encryption products and technology may in the future restrict the ability of the Company to freely export some of its products with the most powerful information security encryption technology. Furthermore, there can be no assurance that foreign customers will seek export versions of the Company's products. As a result, foreign competitors subject to less stringent export controls on their products may be able to compete more effectively than the Company in the global information security market. There can be no assurance that these factors will not have a material adverse effect on the Company's business, financial condition or results of operations. It is also possible that Congress or individual states could enact laws regulating or taxing Internet commerce. In addition, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Access fees, sales taxes or any other taxes or fees could increase the cost of transmitting data over the Internet and reduce the number or amount of transactions from which we can generate our transaction fees.

COMPETITIVE MARKET FOR TECHNICAL PERSONNEL

The Company's future performance depends, in significant part, upon the continued service of its key scientific, technical, sales and management personnel. The loss of the services of one or more of the Company's key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain key person life insurance policies on any of its employees. The Company's future success also depends on its continuing ability to attract and retain highly qualified scientific, technical, sales and managerial personnel. Competition for such personnel is intense, particularly in the field of cryptography, and there can be no assurance that the Company can retain its key scientific, technical, sales and


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managerial employees or that it can attract, motivate or retain other highly qualified scientific, technical, sales and managerial personnel in the future. If the Company cannot retain or is unable to hire such key personnel, the Company's business, financial condition and results of operations could be materially adversely affected.

RISKS REGARDING SALES STRATEGY; RELIANCE ON EVOLVING DISTRIBUTION CHANNELS

To sell to its targeted markets, the Company intends to establish a dedicated partnership program including technology partners, VARs, OEMs, service providers, development partners, distributors and other technology, marketing and sales partners. The Company's relationships with these partners have only been established recently. The Company therefore cannot yet evaluate the degree to which its partnership programs will facilitate the broad adoption of its solutions or provide alternate marketing and selling channels for the Company's products. In addition, the Company may not be able to manage potential conflicts among channel partners effectively, economic conditions or industry demand may adversely affect these or other indirect channels and one or more of its partners may devote greater resources to marketing and supporting the products of other companies.

If third parties do not deploy our technology and create a market for digital commerce, our business will be harmed. Relationships with leading content, technology, and commerce service providers are critical to our success. Our business and operating results would be harmed to the extent our licensees fail, in whole or in part, to:

      o     deploy our technology;

      o develop an infrastructure for the sale and delivery of digital goods and services;

      o generate transaction fees from the sale of digital content and services;

      o     develop and deploy new applications; and

      o     promote brand preferences

We need to significantly increase the number of companies that license our technology to sustain and grow our business.

We will not generate sufficient revenue to grow our business unless we maintain relationships with existing licensees and significantly increase the number of companies that license our technology and use it for the sale and management of digital information and services. We have not yet attracted, and may not in the future be able to attract, a sufficient number of these companies. Our ability to attract new licensees will depend on a variety of factors, including the following:

      o the performance, reliability and security of our products and services;

      o the scalability of our products and services, including the ability to rapidly increase deployment size from a limited number of end-users to a very large number of end-users;

      o     the cost-effectiveness of our products and services; and

      o     our ability to market our products and services effectively.


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Our ability to attract new licensees will also depend on the performance of our initial licensees and our overall success. Many potential licensees may resist working with us until our licensees', applications and services have been successfully introduced into the market and have achieved market acceptance. We may not be able to attract a critical mass of licensees that will develop products and establish clearinghouses and other commerce services, and our licensees may not achieve the widespread deployment of users we believe is necessary for us to become successful.

In addition, we may not be able to establish relationships with important potential customers if we have already established relationships with their competitors. Therefore, it is important that we are perceived as a neutral and trusted technology and service provider. In addition, we require that products and services operating within our operating utility comply with specifications administered by us. Potential licensees may be unwilling to be subject to the control of these specifications.

LICENSING

Digital rights management is an emerging field in which our competitors may obtain patents or other proprietary rights that would prevent, or limit or interfere with, our, or our licensees', ability to make, use, or sell products. Furthermore, companies in the software market are increasingly bringing suits alleging infringement of their proprietary rights, particularly patent rights. Our licensees and we could incur substantial costs to defend or settle any litigation, and intellectual property litigation could force us to do one or more of the following:

      o cease selling, incorporating, or using products or services that incorporate the infringed intellectual property;

      o obtain a license from the holder of the infringed intellectual property right; or

      o     redesign products or services to avoid infringement.

Our licensees' products and services may be subject to a claim of patent infringement independent of any infringement by our products. In the future, however, our licensees or we could be found to infringe upon the patent rights of E-Data, TAU Systems, TechSearch, or other companies.

The long and complex process of licensing our Commerce hardware and software solutions could delay the deployment of our technology and harm our business. Licensing our Commerce hardware and software is a long and complex process. If initial license fees are delayed or reduced as a result of this process, our future revenue and operating results could be impaired. Before committing to license our product, our licensees must generally consider a wide range of issues including product benefits, installation and infrastructure requirements, ability to work with existing computer systems, ability to support a large user base, functionality, security, and reliability. The process of entering into a licensing agreement with a company typically involves lengthy negotiations. As a result of our long sales cycle it is difficult for us to predict the quarter in which a particular prospect might sign a license agreement.

Because our technology must be integrated into the products and services of our licensees, there will be significant delay between our licensing the Fullcomm solution and our licensees'


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commercial deployment of their products and services. This will delay our receipt of transaction fee revenue.

Our success depends upon the deployment of our technology by a potential licensee in the use and sale of digital content. Our licensees undertake a lengthy process of integrating our technology into their existing systems or a new system. Until a licensee deploys our technology, we do not receive transaction fees from that licensee. We expect that the period between entering into a licensing arrangement and the time our licensee commercially deploys applications based on our Commerce solutions will be lengthy and will vary, which makes it difficult for us to predict when revenue will be recognized.

Fullcomm has only recently agreed to license our products to be used in pilot programs, making evaluation of our business and prospects difficult. Our licensees have not yet commercially deployed their applications or services. It is possible that we or our licensees may uncover serious technical and other problems resulting in the delay or failure of the commercial deployment of our licensees' implementation of our Commerce solutions, including problems relating to security, the ability to support a large user base, and interoperability of our solutions or the combination of our software and hardware with our licensees' software and hardware. We may not successfully address any of these problems and the failure to do so would seriously harm our business and operating results.

We will integrate third-party software with our software. We would be seriously harmed if the providers from which we license software ceased to deliver and support reliable products, enhance their current products, or respond to emerging industry standards. In addition, the third-party software may not continue to be available to us on commercially reasonable terms or at all. The loss of, or inability to maintain or obtain this software, could result in shipment delays or reductions, or could force us to limit the features available in our current or future product offerings. Either alternative could seriously harm our business and operating results.

RISKS ASSOCIATED WITH THE IF INFORMATION SECURITY MARKET

The market for the Company's solutions is at an early stage of development. A decline in demand for the Company's products, whether as a result of competition, technology change, the public's perception of the need for security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on the Company's business, financial condition or results of operations. Continued growth of this market will depend, in large part, upon the continued expansion of Internet usage and in the number of organizations adopting or expanding intranets and extranets, the ability of their respective infrastructures to support an increasing number of users and services, the public recognition of the potential threat posed by computer hackers and other unauthorized users and the continued development of new and improved services for implementation across private and public networks. If the network systems or complementary products and services are not developed in a timely manner and, consequently, the market for the Company's products fails to grow or grows more slowly than the Company currently anticipates, its business, operating results and financial condition would be materially and adversely affected.


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A well-publicized actual or perceived breach of network or computer security at one of the Company's customers, regardless of whether such breach is attributable to the Company's products, could adversely affect the market's perception of the Company and the Company's products, and could have an adverse effect on the Company's business, financial condition or results of operations. In addition, although the effectiveness of the Company's products is not dependent upon the secrecy of its proprietary technology or licensed technology, the public disclosure of its proprietary technology could result in a perception of breached security and reduced effectiveness of the Company's products, which could have a material adverse effect on the Company's business, financial condition or results of operations.

Any significant advance in techniques for decoding or "cracking" encrypted information could render some or all of the Company's existing products obsolete or unmarketable. The Company's solutions depend in part on the application of certain mathematical principles. The security afforded by the Company's encryption technology is predicated on the difficulty of "factoring" large numbers and other similarly difficult mathematical problems. If an "easy factoring" method is developed, the security afforded by the Company's encryption technology would be reduced or eliminated. There can be no assurance that such a development will not occur. Moreover, even if no breakthrough in factoring is discovered, factoring problems can theoretically be solved by computer systems having sufficient speed and power. If such improved techniques for decrypting encrypted information are developed or rendered possible by the increased availability of powerful computing resources, a material adverse effect on the Company's business, financial condition and results of operations could result.

DEPENDENCE ON THE INTERNET INFRASTRUCTURE

Our success will depend, in large part, upon the maintenance of the Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Internet access and services and improved content. We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable amounts to adapt our solutions accordingly. Furthermore, the Internet has experienced a variety of outages and other delays due to damage to portions of its infrastructure. Such outages and delays could impact the Internet sites of Internet distributors using our solutions and the level of user traffic on Internet sites.

RISKS OF ERROR OR FAILURES

Products as complex as those offered by the Company may contain undetected errors, failures or bugs when first introduced or when new versions are released; such errors and failures may be detected at any point during the product life cycle. Many companies offering software products have in the past discovered failures and bugs in certain of their product offerings and have experienced delays or lost revenues during the period required to correct these errors. The computer technology environment is characterized by a wide variety of standard and non-standard


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configurations that make pre-release testing for programming or compatibility errors very difficult and time-consuming, especially with the many configurations and variations of equipment and operating systems in computer networks. Furthermore, despite testing by the Company and by others, products may contain errors, failures or bugs that are discovered only after commencement of commercial shipments by the Company. Errors, failure or bugs in the Company's products could result in adverse publicity, product returns, loss of or delay in market acceptance of the Company's products or claims by the customer or others against the Company. Alleviating such problems could require the Company to make significant expenditures of capital and resources and could cause interruptions, delays or cessation of service to the Company's customers. The Company attempts to limit its liability to customers, including liability arising from a failure of the security features contained in the Company's products, through contractual limitations of warranties and remedies. However, some courts have held similar contractual limitations of liability, or the "shrink-wrap licenses" in which they sometimes are embodied, to be unenforceable. Accordingly, there can be no assurance that such limitations will be enforced. The Company does not currently carry product liability insurance. The processes and methodologies used by computer hackers to access or sabotage networks and intranets are rapidly evolving and are generally not recognized until launched against one or more systems. Therefore, the Company, in most cases, is unable to anticipate the methodologies or tactics of hackers prior to their implementation. Any compromise of the security offered by the Company's products, in a single incident or a series of incidents, could have a material adverse effect on its business, operating results and financial condition. The publicity surrounding any security breaches could adversely affect the public perception of the security offered by the Company's solutions, which in turn could also have a material adverse effect on its business, financial condition and results of operations.

INTERNATIONAL SALES RISKS

Although the Company has had no sales outside of the U.S., the Company expects to increase its sales in international markets. In order to expand international sales, the Company must establish additional foreign relationships with additional partners. This expansion will require significant management attention and financial resources and could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the Company will be able to maintain or increase international market demand for the Company's products and services. A change in the value of the U.S. dollar relative to foreign currencies could make the Company's products more expensive and, therefore, potentially less competitive in those markets and could otherwise adversely affect the Company's ability to meet its foreign-currency-denominated obligations. Currently, the Company does not employ currency-hedging strategies to reduce this risk. In addition, the Company's international business may be subject to a variety of risks, including difficulties in collecting international accounts receivable or obtaining U.S. export licenses, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and higher duty rates and difficulties in enforcement of contractual obligations and intellectual property rights. There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales and, consequently, on the Company's business, financial condition or results of operations.


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LIMITED PROTECTION OF PATENTS, PROPRIETARY RIGHTS AND DEPENDENCE ON LICENSED
RIGHTS

The Company relies on a combination of patent, trade secret, copyright and trademark laws, nondisclosure agreements and contractual provisions to establish and protect its proprietary rights. The Company attempts to protect its trade secrets and other proprietary information through agreements with suppliers, non-disclosure and non-competition agreements with employees and consultants and other security measures.

There can be no assurance that any such patents will be issued or that any such additional patents will be sufficiently broad to protect the Company's technology relating to its information security products. The status of computer-related patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, there can be no assurance that patent applications filed by the Company will result in patents being issued or that any patents that may be issued to it in the future, will afford protection against competitors with similar technology, nor can there be any assurance that patents issued to the Company will not be infringed upon or designed around by others or that others will not obtain patents that the Company would need to license or design around. If existing or future patents containing broad claims are upheld by the courts, the holders of such patents might be in a position to require the Company to obtain licenses to continue to use such technology. There can be no assurance that any such licenses that might be required for the Company's products would be available on reasonable terms, if at all.

Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. Some courts have held that shrink-wrap licenses, because the licensee does not sign them, are not enforceable. The Company's trade secrets or confidentiality agreements may not provide meaningful protection of the Company's proprietary information. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company or that the Company's technology will not infringe upon patents of other rights owned by others. The Company's inability to protect its proprietary rights could have a material adverse effect on the Company's business, financial condition or results of operations. Further, the Company may be subject to additional risk as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries, and technology developed in such countries may not be protectable in jurisdictions where protection is ordinarily available.

As the number of information security products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. There can be no assurance that third parties will not assert infringement or misappropriation claims against the Company in the future with respect to current or future products.


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Any claims or litigation, with or without merit, to defend or enforce the
Company's intellectual property could be costly and could result in a diversion of management's attention, which could have a material adverse effect on the Company's business, financial condition or results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, financial condition or results of operations.

INDUSTRY-RELATED RISKS

E-commerce

We depend on the widespread acceptance of commerce in digital information over the Internet. These methods for distribution of digital information may not be commercially accepted for a number of reasons, including:

      o failure to develop the necessary infrastructure for communication of digital information and for payment processing;

      o failure to develop or deploy enabling technologies, including compression or broadband technology necessary for distribution of particular digital content over the Internet;

      o reduced demand for paid digital content due to the widespread availability of free content online and the ability to use and distribute this content without restriction; and

      o insufficient speed, access, and server reliability, as well as lengthy download time for content.

If standards for digital rights management are not adopted or complied with, content providers may delay distributing content until they are confident that the technology by which the content is to be distributed will be commercially accepted. Standards for the distribution of various digital contents might not develop or might be found to violate antitrust laws or fair use of copyright policies. In addition, the failure to develop a standard among device manufacturers may affect the market for digital goods and services. As a result, consumers may delay purchasing products and services that include our technology if they are uncertain of commercial acceptance of the standards with which our technology complies. Consequently, if a standard format for the secure delivery of content on the Internet is not adopted, or if the standards are not compatible with our digital rights management technology, our business and operating results would likely be harmed.

Digital music commerce over the Internet:

Acceptance and use of the Internet for commercial distribution of digital content may not continue to develop at recent rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium for digital commerce. Because our transaction fees will be derived from digital commerce transactions, if digital commerce is not accepted for any reason, our revenues would not grow sufficiently and our business and operating results would be significantly harmed.

We currently devote a significant portion of our time, resources, and attention pursuing partnerships and business within the music industry. As a result, if digital music commerce over the Internet


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does not develop, our business and operating results could be significantly harmed. A number of factors could delay or prevent the development of digital music commerce. These factors include:

      o music content providers' inability to attract significant music artists, record labels, and recordings to be distributed in their format;

      o lack of development and adoption of compression technology to facilitate digital delivery of music or related information like music videos; and

      o lack of development and adoption of consumer devices that are able to play downloaded digital music.

Regulation regarding patient confidentiality in Healthcare

The confidentiality of patient records and the circumstances under which such information may be used or released are subject to substantial regulation by state and federal laws and regulations. Regulations governing electronic health data transmissions are evolving rapidly and are often unclear and difficult to apply. The Health Insurance Portability and Accountability Act of 1996 requires the Secretary of Health and Human Services to adopt national standards for certain types of electronic healthcare information transactions and the data elements used in such transactions, and to adopt standards to ensure the integrity and confidentiality of such information.

We could be subject to extensive regulation relating to the confidentiality and release of patient records and other health care industry issues. Additional legislation governing the distribution of medical records has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with any new legislation. Moreover, Fullcomm may be restricted or prevented from delivering patient records electronically.


                               ******************


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RISKS TO OFFERING

WE WILL HAVE DISCRETION AS TO THE USE OF THE PROCEEDS OF THIS OFFERING

We intend to use the net proceeds from this offering to:

      o     to expand our management and technologists teams;

      o     enhance our products and services;

      o     improve our network infrastructure; and

      o     fund our marketing activities; and

      o     expand our sales force;

      o     make strategic investments and acquisitions, if appropriate; and

      o     fund general corporate purposes.

We are not required to use the net proceeds for the purposes described above. Our management will therefore have significant flexibility in applying the net proceeds of this offering, including ways in which stockholders shareholders may disagree. In addition, because of the number and variability of factors that determine our use of the net proceeds, we may apply such net proceeds in ways that may vary substantially from our current intentions. The failure of management to apply such funds effectively could have a material adverse effect on our business, financial condition and results of operations.

NO PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to this Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after the Offering or that the market price of the Common Stock will not decline below the initial offering price. The initial offering price will be determined by negotiations among the Company and the Representatives of the Underwriters. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The trading value of the Common Stock is likely to be highly volatile and may be significantly and adversely affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products or new contracts by the Company or its competitors, developments with respect to patents, copyrights or propriety rights, conditions and trends in the software industry, changes in financial estimates by securities analysts, general market conditions and other factors. The public equity markets have from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the stock of technology companies as a group but have been unrelated to the performance of particular companies. These broad market fluctuations, as well as shortfalls in sales or earnings as compared with securities analysts' expectations, changes in such analysts' recommendations or projections and general economic and market conditions, may materially and adversely affect the market price of the Common Stock.


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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of shares of Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. All of the Company's directors, officers and stockholders, as well as all holders of options to purchase Common Stock, have agreed, pursuant to lock-up agreements with the Representatives of the Underwriters or, in the case of the option holders, pursuant to stock option agreements with the Company (collectively, the "Lock-Up Agreements"), not to offer, sell, contract to sell or otherwise dispose of their shares of Common Stock for three years after the date of the Memorandum. Promptly following the consummation of the Offering, the Company intends to register an aggregate of shares of Common Stock issuable under its stock plans. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Common Stock. Following the Offering, the holders of the advisors' shares of Common Stock are entitled to certain piggyback and demand registration rights with respect to such shares. By exercising their registration rights, such holders could cause a large number of shares to be registered and sold in the public market. Sales pursuant to Rule 144 or other exemptions from registration, or pursuant to registration rights, may have an adverse effect on the market price for the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.

NO PRIOR MARKET AND DETERMINATION OF OFFERING PRICE

There has not been a public market for our Common Stock. We cannot predict the extent to which investor interest in Fullcomm will lead to the development of a trading market or how liquid that market might become. The initial offering price for the shares will be determined by negotiations between us and the representatives of the Underwriters and may not be indicative of prices that will prevail in the trading market.

POSSIBLE VOLATILITY OF STOCK PRICE

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to resell their shares at or above the initial offering price. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources.

DILUTION AND ABSENCE OF DIVIDENDS

The offering price of our Common Stock is substantially higher than the net tangible book value per share of the Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering you will incur immediate dilution of approximately $2.45 in the net tangible book value per share of Common Stock from the price you pay for such Common Stock (based upon an assumed offering price of $2.50 per share). The exercise of outstanding options


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Fullcomm


and warrants may result in further dilution. We have never declared or paid any cash dividends on our capital stock. We do not currently anticipate paying cash dividends in the foreseeable future.

BROAD DISCRETION IN USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Common Stock offered hereby for brand promotion, expansion of sales and marketing, working capital and general corporate purposes, including channel expansion and content development, expansion and/or relocation of our offices and possible acquisitions. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on our business, results of operations and financial condition.

NO PUBLIC MARKET

The shares of the Company's Common Stock offered hereby are restricted securities under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and prospective investors should be prepared to hold such securities for an indefinite period. Such securities may not be resold unless they are subsequently registered under the Securities Act and applicable state securities laws, or through exemptions from such laws. Other than pursuant to certain registration rights and certain rights of participation in future offerings granted to certain holders of the Common Stock, the Company has no obligation to register any securities of the Company or include other parties in future offerings.

MERGER

The Company intends to consummate a merger (the "Contessa Merger") with Contessa Corporation, a Delaware corporation ("Contessa"). Contessa is a publicly held corporation whose stock is traded on the OTC Bulletin Board. The Merger is contingent upon a number of conditions, which both parties hope to have met in a reasonable timeframe.

CONCENTRATION OF OWNERSHIP BY MANAGEMENT AND EXISTING SHAREHOLDERS

Currently, the Company's executive officers, directors and affiliated entities together beneficially own approximately 98.2% of the outstanding shares of the Company's Common Stock. As a result, these shareholders, acting together, will be able to control matters requiring approval by the shareholders of the Company, including the election of directors. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

RISK OF LOSS


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In view of the risks involved in the Company's business venture, the securities offered hereunder should not be purchased by any person or entity that cannot afford to risk the chance of the entire investment becoming worthless.

THE OFFERING

Shares offered by Fullcomm
Minimum ..............................................   400,000 shares
Maximum .............................................. 1,200,000 shares

Shares outstanding prior to this offering ............ 4,600,000 shares

The net proceeds will be used for working capital and general corporate purposes, which will include meeting the Company's regulatory net capital requirements, capital expenditures, improve our network infrastructure, increasing capacity, international expansion, management, and technologists teams, the development and marketing of new products and services and funding potential acquisitions

                                                             Per Share
                                                             ---------
Initial offering price                                       $ 2.50
Underwriting discount                                        $ 0.25
Proceeds, before expenses, to Fullcomm                       $ 2.25

USE OF PROCEEDS

The net proceeds to Fullcomm from the sale of the shares of Common Stock offered hereby are estimated to be $ 2.57 million assuming an offering price of $ 2.50 per share, after deducting the estimated underwriting discount and offering expenses payable by Fullcomm.

Fullcomm presently intends to use a portion of the net proceeds from this offering to expand its research and development, promote its brand, and expand sales and marketing. The balance of the net proceeds of this offering will be used for working capital and general corporate purposes, including channel expansion and content development, expansion and/or relocation of its offices and possible acquisitions. Fullcomm believes opportunities may exist to expand its current business through acquisitions and may utilize a portion of the proceeds for such purpose. In addition, Fullcomm may consider acquisitions of complementary businesses. Fullcomm is not currently a party to any contracts or letters of intent with respect to any acquisitions, and there can be no assurance that any of Fullcomm's expansion plans will be realized or, if realized, will prove profitable for Fullcomm. Pending such uses, the net proceeds of this offering will be invested in short-term, interest-bearing, investment-grade securities.


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DIVIDEND POLICY

Fullcomm has never declared or paid any cash dividends on its capital stock. Fullcomm presently intends to retain future earnings, if any, to finance the expansion of its business and does not expect to pay any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth Fullcomm's capitalization as of December 31, 1999
(i) on an actual basis, (ii) on a pro forma basis to reflect (a) the sale of 1,200,000, shares of (iii) on a pro forma as adjusted basis to reflect the estimated net proceeds from the sale of the Common Stock offered by Fullcomm at an assumed offering price of $2.50 per share, after deducting the estimated underwriting discount and offering expenses payable by Fullcomm. Please see "Use of Proceeds". You should read this information together with Fullcomm's Consolidated Financial Statements and the Notes thereto appearing on pages 38 and 89.

                                                  December 31, 1999
                                      -----------------------------------------
                                                             Pro Forma
                                                            As Adjusted
                                         Actual              /Offering
                                                       Maximum        Minimum
                                      -----------    -----------    -----------
Stockholder's equity:

Common stock; no par value,
10,000,000 shares authorized and
4,600,000 issued. After offering,
5,800,000 issued ..................         4,600          5,800          5,000

Additional paid-in capital ........       245,615      2,814,412      1,055,215

Deficit Accumulated During
Development Stage .................      (314,769)      (314,769)      (314,769)

Total shareholder's equity ........       (64,533)     2,499,622        740,425
                                      -----------    -----------    -----------

Total capitalization ..............   $   (64,533)   $ 2,499,643    $   740,446
                                      -----------    -----------    -----------


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DILUTION

The pro forma net tangible book value of Fullcomm as of December 31, 1999 was $ 17,950 or approximately $ 0 per share of Common Stock. Pro forma net tangible book value per share represents the amount of Fullcomm's total tangible assets less total liabilities and minority interest, divided by the pro forma number of shares of Common Stock outstanding. After giving effect to the sale of the Common Stock offered by Fullcomm hereby at an assumed offering price of $ 2.50 per share, and after deducting the estimated underwriting discount and offering expenses payable by Fullcomm, the pro forma net tangible book value of Fullcomm, as adjusted, as of December 31, 1999 would have been approximately $ 2.5 million, or $0.43 per pro forma share of Common Stock. This represents an immediate increase in net tangible book value of $0.43 per share to Fullcomm's existing stockholders and an immediate dilution in net tangible book value of $2.06 per share to new investors of Common Stock in this offering. If the offering price is higher or lower, the dilution to the new investors will be greater or less, respectively. The following table illustrates this per share dilution:

Assumed offering price ................................................  $ 2.50
Pro forma net tangible book value per share prior to this offering ....  $(0.00)
Increase per share attributable to this offering ......................  $ 0.44
Adjusted pro forma net tangible book value per share after this offering $ 0.44
Dilution per share to new investors ...................................  $ 2.06

The following table summarizes, on a pro forma basis, as of December 31, 1999, the number of shares of Common Stock purchased from Fullcomm, the total consideration provided to Fullcomm and the average price per share provided by existing stockholders and by investors purchasing shares in this offering. The calculation below is based on an assumed offering price of $ 2.50 per share, before deducting the estimated underwriting discount and offering expenses payable by Fullcomm.


SHARES PURCHASED
                                                                  AVERAGE
                                                                  PRICE
                         NUMBER      PERCENT      AMOUNT          PER SHARE
                         ---------   -------     -----------      ------
Existing stockholders .  4,600,000*     79.3%    $   312,750      $ 0.07
New investors .........  1,200,000      20.7%    $ 3,000,000      $ 2.50
                         ---------      ----     -----------      ------
   Total ..............  5,800,000     100.0%    $ 3,312,750      $ 0.57


* A special dividend of 15,750 common shares will be paid to the various shareholders who participated in the Company's earlier private placement. This will increase this common share allotment category from 84,250 to 100,000 shares.


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DIRECTORS AND EXECUTIVE OFFICERS:

The following table sets forth the executive officers, directors and key employees of Fullcomm, their ages and the positions held by them:

NAME                            AGE         POSITION
--------------------------------------------------------------------------------

Richard T. Case .............   50         Chief Executive Officer and Director

Brendan G. Elliot ...........   23         President, Chief Technology Officer
                                           and Director

Wayne H. Lee ................   25         Executive Vice President

Patrick M. Leach ............   23         Vice President

Brad Tashenberg .............   53         Director


MANAGEMENT

Experienced and Innovative Management:

Richard T. Case, Chief Executive Officer and Director. Mr. Case, 50, has over 28 years of executive line management experience with Fortune 500 companies and as a management consultant. He has served as a consultant since 1981 to numerous industries in the area of raising capital, turnarounds, strategic planning, acquisitions and mergers, operational analysis, product development, strategic marketing, international market development, organizational behavior, and culture change. Prior to that, he was a senior executive with three Fortune 500 companies, Baxter Laboratories, Corning Glass Works and American Hospital Supply Corporation, where he served as Director of New Business Development, responsible for acquisition and mergers. Through his leadership, the company successfully made the transition through the government healthcare program enforcing DRG's (limiting reimbursement) and instituted an online computerized inventory management system called ASAP, which is the standard in the industry. Recently, Mr. Case located, negotiated, and completed Definitive Agreements with 12 acquisition targets for a roll-up in the Office Supply industry.

Mr. Case holds an MBA degree from the University of Southern California where he graduated with a 4.0 GPA, first in the class; and a BS degree in Management and Finance from Bradley University. Mr. Case is a published author, has hosted a weekly business radio program, has received The Wall Street Journal Achievement Award, and is listed in Who's Who in American Business.

Brendan G. Elliott, Co-founder, President, Chief Technology Officer and Director, has been involved with Fullcomm since his initial conception of the core technologies. Prior to founding


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Fullcomm, Mr. Elliott had worked at the Princeton University Civil Engineering and Operations Research Lab. His expertise in the computer science and encryption fields has helped him to lead research and development activities for the company. Mr. Elliott graduated from Princeton University with a degree in computer science.

Wayne H. Lee, Co-founder and Executive Vice President, has been involved with Fullcomm since initial product conception. His understanding of the product and the applicable markets has helped to shape the business and marketing strategies of the company to date. Prior to joining Fullcomm, Mr. Lee had worked for the Hyundai Corporation in Seoul, South Korea and interned at Merrill Lynch in New York. Mr. Lee graduated from Princeton University with a degree in economics.

Patrick M. Leach, Vice President, has made considerable, meaningful contributions to the design of the device. He has played a pivotal role in directing Fullcomm's research and development activities. Prior to joining Fullcomm, Mr. Leach worked for Arthur Andersen as an IT consultant. Mr. Leach graduated from Princeton University with a degree in electrical engineering.

Directors

C. Bradley Tashenberg, Director. C.E.O, President and C.O.B. of Bradmark. Since founding the Company in 1981, Mr. Tashenberg has been responsible for the development and marketing of several highly successful products in Hewlett-Packard's HP3000 mid-ranged computer market. These products include the original DBGeneral product, which is used as a support to HP's IMAGE database, an indexing technology product, and a disk space management product. Prior to Bradmark, Mr. Tashenberg was Corporate Director of MIS at Schlegal Corporation and Program Supervisor at Comptek Research where he developed the Barrister 300, which became the market leader in the legal industry from 1972 through 1980. In addition, Mr. Tashenberg is a recognized expert in the field of distributed data processing where he has authored two books on the subject, both of which were published by the AMACOM division of American Management Association. HP purchased 1,500 copies of his books entitled, "Distributed Processing Systems:
The End of the Mainframe?" for their internal management, sales, and large account executives. Mr. Tashenberg holds a B.S. in Mathematics and a M.S. in Economics from the State University of New York.


Scientific Advisory Board

The Company is currently in the process of selecting members for its Scientific Advisory Board. The first member is Dr. Edward W. Felten, an Assistant Professor of Computer Science at Princeton University. Dr. Felten is a nationally recognized expert on encryption and network security. His testimony in the Microsoft Trial as a consultant to the Department of Justice recently put him in the national spotlight. His academic endeavors and professional consulting experience place him in a unique position to help the Company develop its technology. Currently, Dr. Felten is providing consulting services to the company and Fullcomm looks forward to his continuing involvement in our product development process and his valuable input and understanding of relevant technologies.


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DIRECTOR COMPENSATION

Directors currently do not receive a stated salary from Fullcomm for their service as members of the board of directors, although by resolution of the board, they may receive a fixed sum and reimbursement for expenses in connection with the attendance at board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the board of directors. From time to time, some of our directors will receive grants of options to purchase shares of common stock.


EXECUTIVE COMPENSATION

The following table sets forth the total compensation to be paid or accrued for the year ended December 31, 1999 to our Chief Executive Officer and to each of our most highly compensated executive officers, other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE
                                     LONG-TERM COMPENSATION

NAME AND PRINCIPAL POSITION          SALARY ($)        BONUS ($)
---------------------------          ----------        ---------

Richard T. Case                      $ 120,000         $ 24,000
Chief Executive Officer

Brendan G. Elliot                    $  60,000         $ 10,000
President

Wayne H. Lee                         $  60,000         $ 10,000
Executive Vice President


EMPLOYMENT AGREEMENTS AND ANCILLARY AGREEMENTS

Case Employment Agreement the agreement between Fullcomm and Richard Case which shall provide, inter alia, the following: (i) $10,000 cash compensation per month, the payment of which shall be deferred to the satisfaction of the condition subsequent that not less than $1,000,000 in financing shall have been received by the post-merger entity, (ii) a term of two years, (iii) payment of 175,000 shares or an option therefore which will be vested immediately and shall be exercisable for upon the decision of the Board and nominal consideration, and
(iv) termination, with or without the giving of 30 days notice.

Fullcomm will enter into employment agreements with Brendan G. Elliott and Wayne. H. Lee for a term of not less than two (2) years. The Board of Directors will soon conclude these negotiations.


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Tashenberg Consulting Agreement an agreement to C. Bradley Tashenberg pursuant to which Bradley Tashenberg (i) acts as director for two (2) years, and (ii) provides consulting services to Fullcomm, Inc. and which entitles him to 50,000 shares.

Creekmoore Consulting Agreement is an agreement to Gregory Creekmoore pursuant to which Gregory Creekmoore (i) provides consulting services to Fullcomm, Inc. and which shall entitle him to 50,000 shares.

R.K. Grace Agreements the agreements entered into by Fullcomm and one or more affiliates of R.K. Grace and Company consisting of a (i) Memorandum of
Understanding: Placement Agent and Financial Advisory Engagement dated January 4, 2000 between Fullcomm and R.K. Grace and Company, and (ii) a Consulting Agreement between Grace Securities, Inc. and Fullcomm dated as of December 27, 1999, (iii) payment of 175,000 option shares to be exercised at $2.75 for seven years.


OPTION GRANTS IN CURRENT FISCAL YEAR

The following table sets forth grants of stock options for the year ending September 30, 2000 to our Chief Executive Officer and our most highly compensated executive officers, other than our Chief Executive Officer. We have never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

NAME AND PRINCIPAL POSITION             Option Shares
---------------------------             -------------

Richard T. Case                            175,000
Chief Executive Officer

Brendan G. Elliot                          100,000*
President

Wayne H. Lee                               100,000 *
Executive Vice President

* Fullcomm will enter into option agreements with Brendan G. Elliott and Wayne.
H. Lee for a term of not less than two (2) years. The Board of Directors will soon conclude these negotiations.

The Board of Directors will engage R.K. Grace & Company for the design and administration of an Employee Stock Option Program for the new employees as part of a comprehensive benefits program.


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CERTAIN TRANSACTIONS

In 1999, our directors, officers and 5% stockholders, and their affiliates purchased common stock as follows (prior to offering):


                                      NUMBER OF
                                      SHARES OF        PURCHASE
                                      COMMON           PRICE PER
NAME OF INVESTOR:                     STOCK             SHARE          %
-----------------                     -----             -----         ---

Brendan G. Elliot ...............   1,800,000           $ .013       39.1

Philip 0. Escaravage ............   1,575,000           $ .013       34.2

Wayne H. Lee ....................   1,125,000           $ .013       24.5

Various other shareholders ......     100,000           $ 2.50        2.2
                                    -------------------------------------

Total: ..........................   4,600,000           $ 0.07      100.0


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IDENTITY AND COMPENSATION OF PLACEMENT AGENT AND LEGAL COUNSEL


The placement agent for the Stock and financial advisor to the Company is R. K. Grace & Company, 1101 Brickell Ave. South 5th Floor, Miami, Florida 33131 (the "Agent/Advisor"). The Agent/Advisor will receive, as a result of the sale of the Stock described herein: (a) a fee equal to 10% of the gross proceeds of the sale of the Stock; (b) warrants for the purchase of shares of Stock equal to 10% of the number of shares placed (such warrants are exercisable at a price of $2.75 per share for a period of seven years); and (c) a non-accountable expense allowance of 2% of the gross proceeds of the sale of the Stock (plus additional reimbursement for printing, travel and related expenses). The Agent/Advisor and legal counsel have the right to register their shares if the Company registers shares (so-called "piggyback" registration rights). The Agent/Advisor also has demand registration rights.

Legal counsel for the Company is Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey 08540.

The Company's financial reports are maintained by: Thomas P. Monahan, C.P.A., 208 Lexington Avenue, Paterson, New Jersey 07502


DOMICILE

Fullcomm, Inc. is located at 11 Chambers Street, Princeton, NJ 08542. Phone:
(609) 252-0657, Fax (609) 252-0655. Fullcomm's web address is www.fullcomm.com, which is hosted by TAGE Multimedia Productions. TAGE can be located at www.tage.com.


LEGAL PROCEEDINGS

We are not involved in any pending or, to our knowledge, threatened legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of business.


                               ****************************


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SUMMARY FINANCIAL DATA

The following tables summarize the financial data for our business. You should read this information with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes to those statements included elsewhere in this memorandum.


SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS:

Period from January 15, 1999 (INCEPTION) to December 31, 1999
(audited)


   Revenue                                                                  $-0-

    Costs of goods sold                                                      -0-
                                                                             ---

    Gross profit                                                             -0-

   Operations:
    General and administrative                                          295,163
    Research and development                                             18,000
    Depreciation and amortization                                         1,622
                                                                          -----
    Total expense                                                       314,785

   Loss from operations                                                (314,785)


   Other income and expenses
    Interest income                                                         562
    Interest expenses                                                      (546)
                                                                           -----
   Total other Income                                                        16
   Net income (loss)                                                  $(314,769)
                                                                      =========
   Net income (loss) per share-basic                                     $(0.07)
   Number of shares outstanding-basic                                 4,600,000


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          BALANCE SHEET
          DECEMBER 31, 1999
                                          Assets
          Current assets
           Cash and cash equivalents                                      1,439
                                                                          -----
           Total current assets                                           1,439

          Property and equipment-net                                     14,594

          Other assets
           Patent costs                                                   1,917
                                                                          -----
          Total other assets                                              1,917
                                                                          -----
          Total assets                                                  $17,950
                                                                        =======


                           Liabilities and Stockholders' Equity

          Current liabilities
           Accounts payable and accrued expenses                        $57,168
           Loan payable                                                  25,315
                                                                         ------
           Total current liabilities                                     82,483


          Stockholders' equity
           Common Stock authorized 10,000,000 shares, no par value      250,236
           each.
           At December 31, 1999, there are 4,600,000 shares outstanding
          Retained earnings deficit                                    (314,769)
                                                                       ---------
          Total stockholders' equity                                    (64,533)
                                                                        --------
          Total liabilities and stockholders' equity                     $17,950
                                                                         =======


                              *****************************


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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS FOR THE PERIOD FROM INCEPTION, January 15, 1999 TO DECEMBER 31, 1999


The following discussion relates to the results of our operations to date, and our financial condition. This memorandum contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

Development Stage Activities

The Company has been a development stage enterprise from its inception January 15, 1999 to December 31, 1999. The Company is a development stage company that was organized as a successor to Fullcomm, LLC ("Fullcomm") to commercially exploit technology developed in connection with the secure transmission of digital media and other data on the Internet.

During this period, management devoted the majority of its efforts to initiating the research and development, prototype development, production scheduling, sourcing inventory and its marketing program, acquire additional equipment, management talent, inventory and working capital to engage in any profitable business activity. Since its organization, the Company's activities have been limited to the preliminary development of its new products, preparation for filing of a patent application, hiring personnel and acquiring equipment and office space, conducting research and development of its technology and preparation of documentation and the sale of a private placement offering. These activities were funded by the Company's management and investments from stockholders. The Company has not yet generated sufficient revenues during its limited operating history to fund its ongoing operating expenses, repay outstanding indebtedness, or entirely fund its research and product development activities. There can be no assurance that development of the Company's products will be completed and fully tested in a timely manner and within the budget constraints of management and that the Company's marketing research will provide a profitable path to utilize the Company's marketing plans. Further investments into the Company's technology, marketing research as defined in the Company's operating plan will significantly reduce the cost of development, preparation, and processing of purchases and orders by enabling the Company to effectively compete in the electronic market place.

During this developmental period, the Company has been financed through officer's loans with a balance of $25,315 from Philip O. Escaravage and an entity that is controlled by him, The Umbrella Project, Inc. The Company also financed its activities through the sale of shares of common stock aggregating of $60,000 to certain officer's and directors and the sale of shares of common stock through a private placement with net proceeds of $190,236.


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Results of Operations for the period from inception to December 31, 1999

For the period from inception to December 31, 1999, the Company has not generated any sales. The Company's general and administrative costs aggregated approximately $295,163 for the period from inception to December 31, 1999. These expenditures represent: salaries and payroll taxes of $93,675, telephone expense of $4,633, professional fees of $123,865, rent of $13,080 and office and computer expense of $59,910.


Liquidity and Capital Resources

As of December 31, 1999, the Company's cash balance was $1,439, and the Company's working capital was a negative $81,044. As of December 31, 1999, the Company had a tax loss carry-forward of $314,769 to offset future taxable income. There can be no assurance, however, that the Company will be able to take advantage of any or all of such tax loss carry-forward, if at all, in future fiscal years.


Financing Needs

To date, the Company has not generated any revenues. The Company has not been profitable since inception, may incur additional operating losses in the future, and may require additional financing to continue the development and commercialization of its technology. While the Company does not expect to generate significant revenues from the sale of products in the near future, the Company may enter into licensing or other agreements with marketing and distribution partners that may result in license fees, revenues from contract research, or other related revenue.

The Company expects its capital requirements to increase significantly over the next several years as it commences new research and development efforts, undertakes new product developments, increases sales and administration infrastructure and embarks on developing in-house business capabilities and facilities. The Company's future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs Of the Company's research and development initiatives and the cost and timing of the expansion of the Company's sales and marketing efforts.

The Company anticipates that it will be able to fund operations over the next twelve- (12) months. To enable the Company to fund its research and development and commercialization efforts, including the hiring of additional employees, the Company in the process of offering additional shares of its common stock.


REVENUE RECOGNITION

Fullcomm believes that it will generate revenue from licensed technology products, transaction fees and information services delivered over the Internet, private Intranets or other networks. Which include fees from:


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      o  licensing solutions;
      o  network and user transaction fees; and
      o  performing development and consulting services


We believes it will generate network-based services revenue from fixed fee subscription arrangements, which is recognized ratably over the term of the applicable agreement, and from arrangements that are priced on a per-transaction or per-user basis, which is recognized as the services are performed. Revenue from development projects is recognized on a percentage-of-completion basis or as such services are performed, depending on the terms of the contract. Revenue from development and consulting services is recognized as the services are performed.

Hardware and software systems are licensed under the terms of substantially standard nonexclusive and nontransferable agreements, which generally have a noncancelable minimum term of six years and provide for an initial license charge and a monthly license charge. The initial license charge grants a right to use the software system available at the time the license is signed. The monthly license charge, which covers the right to use during the term of the agreement. Customers wishing to acquire perpetual rights to use the Company's software may enter into additional agreements to acquire such rights.

Licensing Agreements

We are targeting relationships that could establish our solutions in several large markets, including entertainment, business information, and publishing. A significant part of our licensing efforts will be focused on adoption of our technology by the music industry, as we believe it will be an early implementer of DRM technology. We believe that, if our general purpose solutions are adopted in the music market, we will be positioned to have our platform adopted in additional entertainment markets, including games, audio books, and video, and other markets, including business information and publications.

We have four basic types of license agreements: commerce service licenses, business licenses, applications licenses and alliance agreements. These agreements provide different rights and technology depending on the commercial plans of our partners. Initial license fees received from these agreements may vary in amount depending on factors such as partner commitments, scope of the license as it relates to commercial markets, territory, and term of agreement. Examples of partner commitments may include deploying licensed products within a specified time frame, exclusively using portions of our software, and using and publicly promoting us as the partner's preferred digital rights management technology.

We will license our technology to our partners to build digital commerce services and applications. In addition, we intend to leverage our partners' activities as they bring in their own partners and customers. While we may receive initial license fees from our partners, over time we anticipate that our revenues will be derived primarily from transaction fees from our partners' and their customers' commercial deployment of applications and services.

Our license fees will be negotiated based on the terms and conditions of each individual agreement and take into account the scope of the license, the term, and the other commitments made by our


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partners that provide strategic value to us. In connection with our strategy to promote widespread deployment of our solutions, we anticipate receiving an initial license fee for our Commerce solutions in the form of a minority equity position in the licensee. The value of the license fee will be determined based on the estimated fair value of the underlying equity securities received. In the future, we may enter into other equity payment arrangements.

Our success depends on significantly increasing the number of companies that license our technology and use it for the sale and management of digital content and services.


OPERATING EXPENSES

In view of the rapidly changing nature of our industry and our new and unproven business model, we believe that period-to-period comparisons of revenues and operating results are not necessarily meaningful and should not be relied upon as indications of future performance. In addition, our business model is new and unproven and has not succeeded in generating sufficient revenue to sustain or grow our business. We also operate in an intensely competitive market for highly qualified technical, sales and marketing, and management personnel and periodically make salary and other compensation adjustments to retain and hire employees. We anticipate that our operating expenses will increase in future quarters. We expect to incur additional losses for at least the next several years. As a result, we will need to generate significant additional revenue to achieve and maintain profitability. In addition, we have limited and delayed insight on consumer trends and sales, which makes prediction of our future revenues difficult.

We anticipate that research and development, sales and marketing, and general and administrative expenses will increase in absolute dollars as a result of new hires and related personnel costs. Sales and marketing spending is expected to increase as a result of our spending on branding, trade shows, advertising, and promotion.

Research and Development

Research and development expenses consist principally of salaries and related personnel expenses, consultant fees, and the cost of software used in product development. Research and development expenses are expensed to operations as incurred. We believe that continued investment in research and development is critical to attaining our strategic product objective and we expect these expenses to increase significantly in absolute dollars in future periods.

Sales and Marketing

Sales and marketing expenses consist of salaries and related expenses for personnel engaged in direct sales, partner development, marketing, field service support, consultant fees and advertising, promotional material, and trade show exhibit expenses. We expect sales and marketing expenses to increase in absolute dollars due to planned growth of our sales and partner development organizations, including the establishment of additional offices in domestic and international locales, and aggressive implementation of advertising and promotional programs.


                      **********************************


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INDUSTRY BACKGROUND

The Internet has emerged not only as the fastest growing communications medium in history, but also as one of the most efficient distribution channels for commerce. According to International Data Corporation, total worldwide Internet commerce spending was $50.4 billion in 1998 and is estimated to grow to $1.3 trillion in 2003. International Data Corporation further estimates that worldwide Internet commerce spending per online buyer will grow from $1,635 in 1998 to $7,216 per year in 2003 representing a compound annual growth rate of 70%. E-business (business-to-business transactions), estimated at $40 billion, is 5 times as large as personal users. By 2003, that figure will balloon to over $1 trillion, or approximately 10% of all U.S. business. By 2006, this might grow to 40% of all U.S. business. By 2003, over 400,000 US based e-merchants will have a presence on the Internet.

For the past three years, the Internet has enabled consumers to quickly find the lowest prices for goods such as books, CDs, toys and electronics, and order them instantly. Now old-line manufacturers, including Boeing and GM and Ford, are exploring ways to use the Internet the same way.

Online marketplaces are gaining popularity because they enable companies to better monitor prices and product availability, thereby cutting costs. Corporations are now beginning to rush headlong into the market for automating their purchases of supplies and drive costs down. Business-management software makers like Oracle, SAP of Germany, Ariba and Commerce One sell software that links companies to their suppliers on a computer network that it manages instead of allowing customers to build their own trading communities that they monitor and control. Oracle, in particular, thinks it can win more customers by selling software that organizes both direct and indirect procurement, or purchasing for materials necessary for the manufacture of their products as well as unrelated supplies for the office or factory floor.

The Internet has become a dominant force. It is a source of information and entertainment that offers over 3 billion websites. Estimates of on-line computer users range from 150-million to 200-million. Based on current trends and industry growth patterns, that figure could reach more than 300-million users in less than five years. (Source: U.S. Department of Commerce).

While most Internet commerce to date has involved the delivery of physical goods like books and compact discs ordered online, the Internet is poised to become a leading distribution channel for digital goods as well. Today, most content is in, or can be easily put into, digital form. This content includes music, videos, games, software, publications, business information including patient recordkeeping, and images. The Internet can be used to disseminate this digital information efficiently to broad audiences without geographic boundaries, and can eliminate many of the traditional costs associated with manufacturing, packaging, and distribution. The use of the Internet for digital goods is being supported both by the growing number of households and businesses connected to the Internet, and by electronic devices other than the personal computer, such as set-top boxes, portable music players, mobile phones, and other hand-held devices, all of which are becoming connected to the Internet. In addition, downloading digital content is becoming significantly easier with the emergence and adoption of broadband technologies including digital subscriber lines and cable modems, and enhanced compression technologies including MP3 for


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music and MPEG-2 for video. The Internet will add to the existing channels for distributing digital goods on physical media like compact discs and DVDs.

The characteristics that make the Internet ideal for distributing digital goods also make it ideal for pirating and misusing them. Digital goods, if not protected and managed, can be easily copied without any degradation in quality, altered and defaced, and distributed with the touch of a button to a large number of recipients. These threats are increased by advances in broadband and compression technologies, wider uses of portable devices, and wider availability of re-writeable compact disc and DVD devices. As the number of users connected to the Internet and the amount of digital information transmitted over the Internet increases, these users and this information become more vulnerable to parties who wish to interfere with the integrity of digital information and digital transactions.


E-INFORMATION SECURITY

      o secures sensitive corporate data - allows satellite offices to securely access home office databases. Only parties with Fullcomm hardware and software can access sensitive information
      o     secures EDI transactions in the healthcare/insurance industries
      o the security architecture allows enhanced control and utilization of credit card verification services and other E-business security concerns
      o Fullcomm technology drastically improves upon the security currently available for online stock trading, bank account information and related applications
      o Internet Publishing - The ability to distribute books, periodicals, and newspapers online and retain distribution rights(no piracy)
      o Software Distribution - The Company's technology facilitates and substantially enhances sales and distribution capabilities for vendors and software manufacturers
      o Fullcomm technology allows small software companies to compete with large software companies because access to shelf space and distribution channels are no longer barriers to entry or market share
      o the technology enables the direct download and/or rental of software via the Internet with appropriate security


HEALTHCARE INDUSTRY OVERVIEW

Healthcare costs in the United States have risen dramatically over the past two decades and now represent approximately $1.0 trillion or 14% of the annual gross domestic product. Federal and state governments, insurance carriers and other third-party payors have moved aggressively to control these rising costs. One of the ways in which these entities have managed rising costs has been to employ alternative reimbursement models to replace the fee-for-service reimbursement model, which has been the traditional basis for payment for healthcare services. Such alternative reimbursement models include managed care, fixed-fee and capitated models of reimbursement. The result of these generally more restrictive reimbursement practices has been a dramatic increase in the complexity of accounting, billing and collecting payment for healthcare services. To address


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these challenges, healthcare providers are increasingly utilizing information technology, including practice management systems. While spending for information technology within the healthcare industry has historically been below that of other industries, healthcare information technology expenditures are expected to grow from $13.6 billion in 1997 to $21.0 billion by 2000. Although the practice management segment of the healthcare industry has historically lagged behind the healthcare industry as a whole in spending for information technology, expenditures on practice management systems have grown at a compound annual rate of approximately 26% from 1993 through 1997 and are projected to grow at a comparable rate through 2000. Practice management systems include a range of software products and services for physicians and other healthcare providers. Most practice management systems provide several common functions, including practice administration functions, such as patient scheduling; financial functions, such as patient billing and receivables management; and may include clinical functions, such as preventative care notification. Beyond these common three functions, the continued evolution of information and telecommunication technologies has led to the development of electronic commerce tools for integration with practice management systems. These tools can help to improve a healthcare practice's cash flow by facilitating EDI, thereby enabling more accurate and rapid submission of claims to third-party payors and more rapid receipt of corresponding reimbursements. Currently, nearly half of the total health claims submitted in the United States annually are processed manually. Paper claims require more time and are significantly more expensive to prepare, file and process than electronically submitted claims. Recent industry statistics suggest that the combined cost to payors and providers of processing a manual claim total approximately 15% of the average claim amount. EDI transactions, on the other hand, can be processed directly with third-party payors or channeled through processing clearinghouses at significantly lower costs to the provider and the payor. Because of these significant cost savings, some payors are beginning to require practitioners to submit reimbursement claims electronically. Providers have also recognized a growing need for decision support tools that access and analyze the increasing volume of financial and clinical information generated by their practices. As the continued evolution of managed care requires physicians to be "at risk" for the costs associated with providing healthcare services, individual physicians will need advanced information technology to aggregate and evaluate financial and clinical information in an effort to manage their practices more efficiently and profitably. The practice management systems industry in the United States is highly fragmented, with a large number of relatively small, regionally focused companies and few national vendors. Most of these smaller competitors lack the financial and technical resources to develop, effectively market and support the advanced software products demanded by the marketplace. Many of these vendors are increasingly willing to combine with larger practice management systems vendors that have substantially greater financial, technical and managerial resources.


Regulation regarding patient confidentiality

The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operation of healthcare organizations. Changes in current healthcare financing and reimbursement systems could cause us to make unplanned modifications of applications or services, or result in delays or cancellations of orders or in the revocation of endorsement of Fullcomm's solutions and applications by healthcare participants. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain


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proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions.

The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take In years to resolve. Demand for Fullcomm solutions and applications may be affected by additional regulation of the Internet. For example, until recently Health Care Financing Administration guidelines prohibited transmission of Medicare eligibility information over the Internet.

The confidentiality of patient records and the circumstances under which such information may be in used or released are subject to substantial regulation by state and federal laws and regulations. Regulations governing electronic health data transmissions are evolving rapidly and are often unclear and difficult to apply. The Health Insurance Portability and Accountability Act of 1996 ("HIPAA), requires the Secretary of Health and Human Services to adopt national standards for certain types of electronic healthcare information transactions and the data elements used in such transactions, and to adopt standards to ensure the integrity and confidentiality of such information.

We will be subject to extensive regulation relating to the confidentiality and release of patient records and other health care industry issues. Additional legislation governing the distribution of medical records has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with any new legislation. Moreover, Fullcomm may be restricted or prevented from delivering patient records electronically.

E-HealthCare from HealthCare Service Providers (HCSP)

The adoption of Internet solutions by healthcare participants will require the acceptance of a new way of conducting business and exchanging information. The healthcare industry, in particular, relies on legacy systems that may be unable to benefit from Fullcomm's Internet-based platform. To maximize the benefits of HCSP platforms', healthcare participants must be willing to allow sensitive information to be stored in HCSPs databases. Providers can process transactions for healthcare participants that maintain information on their own proprietary databases. However, the benefits of HCSP connectivity and sophisticated information management solution are limited under these circumstances. Customers using legacy and client-server systems may refuse to adopt new systems when they have made extensive investment in hardware, software and training for older systems.

E-commerce transaction platforms and industry relationships will enable a key strategic goal of offering a comprehensive, integrated Web-based solution for the administrative, communications and information needs of the healthcare industry;

      o providers of end-to-end Internet solutions to the healthcare industry will be in a better position to achieve increased subscriber penetration among physicians. payors, providers and other healthcare industry participants
      o     expanding connected network of customers and strategic partners;
      o     increasing transaction volume;


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      o     broadening offerings of Internet-based healthcare-related
            transactions services, and creating enhanced cross-selling opportunities;
      o increasing the speed at which Internet transaction processing streamlines inefficient manual and paper-based processes; and
      o     enhancing the quality and depth of patient-doctor communications

Information Services - core software products enable transaction-based EDI functions, including patient billing and insurance claims submission and remittance. The use of EDI can improve a healthcare practice's cash flow by enabling more accurate and rapid submission of claims to third-party payors and more rapid receipt of corresponding reimbursements. EDI services currently include the following:

      o Electronic Patient Billing--electronically submits patient billing information from practices by dial-up modem or via the Internet to independent national clearinghouses which process, print and mail invoices and provide billing reports to the practice;
      o Electronic Claims Submission--electronically submits insurance claims from practices to payors, either directly or through independent national clearinghouses; and
      o Electronic Claims Remittance--electronically remits insurance payment and automatically posts explanation of benefits into the practice management system.

Competition includes:

      o healthcare information software vendors, including McKessonHBOC and Shared Medical Systems;
      o healthcare electronic data interchange companies, including ENVOY a subsidiary of Quintiles Transnational Corp., and National Data; and
      o large information technology consulting service providers, including Andersen Consulting, IBM and EDS.


DIGITAL RIGHTS MANAGEMENT (DRM)

DRM is needed across all content industries, including music, video, games, software, publications, business information, and images, and by all of the constituencies in these industries. These constituencies, including artists, authors, producers, publishers, and distributors, are all concerned about protecting and managing their rights in digital content. All parties want to receive royalties for copyrighted materials. Artists and authors want to protect the integrity of their works. Consumers want easy transparent access to good content but are concerned about protecting their privacy. Producers, publishers, and distributors want to structure and optimally manage their business models.

DRM applies too more than content industries. The Internet is becoming a principal means for digital interaction among organizations and individuals. A vast amount of data about organizations and individuals is digitized on computers, sent over networks, and stored in electronic form. Much of this information is confidential and proprietary, including trade secrets, supply chain and product information. Some of this information is also personal in nature, including financial and medical


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records. This information is gathered, stored, and exchanged among many entities, including corporations, governments, schools, hospitals, and individuals. These organizations and individuals need to manage their digital rights in the flow of proprietary and personal information, so that only the appropriate people can use the information. DRM is also useful for protecting rights, as these information flows become more automated, in trading, brokering, regulatory compliance and other industries.

Current computing environments and security techniques are not designed to provide sufficient protection and management of digital rights. Historically, computers, networks, and operating systems were designed primarily for creating, processing, and distributing information. Similarly, security technologies evolved to protect computers and networks from the outside environment and to protect information during a point-to-point transmission, not to protect information and rights once information has been received and properly accessed by a user. In commercial transactions in current computing environments, information is generally stored and transactions are processed at remote mainframes or servers, even when it is less efficient, because the client and other parts of the environment do not provide adequate protection and security. As a result, these security technologies either do not consider an authorized user as a potential threat, or fail to provide sufficient mechanisms to prevent the improper use of information. With digital commerce, the threat comes not only from the outside--a hacker trying to break into the protected computer or decrypt an encrypted transmission. The threat comes also from the inside--a user may be authorized initially to access digital information but performs an unauthorized act, such as making or distributing copies. Moreover, the requirement for centralized transaction processing and information storage is less efficient, harder to scale, and more constrained in use than systems that distribute secure processing.

Current techniques for DRM that are built on these centralized securities approaches generally only provide secure digital distribution. For example, these techniques generally lack the ability to persistently manage digital information, especially when offline, and essentially allow only a limited number of inflexible business relationships that are predetermined by the technology provider. These techniques usually require online interaction, which increases costs, limits consumer convenience, and makes some business models uneconomical.

A new computing technology is required to address all of these concerns--one that, when distributed over a vast array of computers and devices, consistently protects and manages rights related to digital information and processes, online and offline, wherever this information and these processes may occur. Creators, publishers, distributors, service providers, governments and other institutions, and users must have the ability both to create and associate rights and rules that persistently apply to digital information and processes, and to modify the rights and rules, if permitted, even after the information is distributed. These rights and rules might represent information regarding ownership, access, payment, promotion, warranty, privacy, and other elements of commerce in information. When these rights and rules are based on a common foundation, they can form a basis for an interoperable global system for digital commerce.


Need for secure transactions


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The very openness and accessibility that have stimulated the adoption and growth of public and private networks create threats to the privacy and integrity of information that is transmitted across or stored on them. According to a 1997 industry survey, 70% of consumers and businesses surveyed cited security concerns as the principal impediments to a broader use of the Internet for commercial applications. Key consumer security concerns include merchant impersonation, fraud and the risk that third parties may intercept and use personal information such as credit card numbers, all of which may inhibit the broader adoption of electronic commerce. Businesses relying on public and private networks for internal communications risk the theft, loss, alteration or dissemination of confidential data, loss of reputation and economic loss through fraud. Threats to corporate data security arise both from external sources such as competitors and computer hackers, as well as internal sources, such as curious or disgruntled employees and contractors. According to a recent FBI report, among U.S. enterprises reporting that they had experienced computer security breaches, the average financial losses from internal breaches were significantly higher than the losses sustained from external breaches. These business risks have driven the demand for effective and robust network and information security products.

The security risks associated with communications and commerce over public and private networks have accentuated the need for information security solutions that address the five critical network security needs:

      o Access control--only authorized users should access, view or modify certain data;
      o Confidentiality--data in transit over the network or in storage should not be disclosed to unauthorized persons;
      o Integrity--data should not be altered or compromised by unauthorized manipulation;
      o     Authentication--the identity of the data sender should be verified;
      o Non-repudiation--the sender of a transmission should not be able to deny or repudiate the transmission

A wide range of products and services have been introduced to address one or more of these five critical network security needs. For example, access control is provided by products such as firewalls and password tokens, which limit network access only to users having recognized addresses or entering recognized passwords, but are limited in their flexibility and do not address such requirements as confidentiality, integrity, authentication and non-repudiation. Encryption devices and programs provide confidentiality, but are device-dependent and do not address issues of access control, integrity, authentication and non-repudiation. The lack of flexibility and scalability inherent in these solutions has led to the development of public key encryption and digital certification systems combined in a public key infrastructure, which can address all five critical network security needs.


PUBLIC KEY SECURITY

A public key infrastructure uses encryption algorithms in combination with authentication and verification technology offered by digital certificates to provide the user with a secure and reliable means of communicating and effecting transactions over public and private networks.

Public key encryption


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Digital messages are encrypted and decrypted using a cipher or key. Public key encryption systems assign each user a pair of linked keys: a "public" key, which the user provides to others, and a "private" key, which the user keeps secret. A user wishing to send a secure transmission encrypts the transmission using the recipient's public key. To decode the transmission, the recipient uses a private key that is uniquely able to decode messages encoded with his or her corresponding public key. Thus, the successful exchange of encrypted messages using a public key system requires that message senders have the public keys for all recipients to whom they desire to send messages, and that the recipients decode messages with their own private keys. Public key encryption provides a high level of data security, and thus addresses an enterprise's need for confidentiality of electronic transmissions. However, because encryption alone does not give the recipient of a message any information about the sender or ensure that a message is not altered en route, the requirements for access control, integrity, authentication and non-repudiation are not satisfied.

Digital certification
The ability to ensure access control, authentication and non-repudiation of digital transmissions can be achieved with digital certification systems, which enable a recipient to verify that a message originates from the expected sender. These systems use public and private keys to create a special file called a digital signature. This signature is encoded using the sender's private key. Upon receipt of the message, the recipient obtains a copy of the sender's public key from a directory established by a trusted administrator (a "Certification Authority" or "CA"), which verifies that the message originated from the expected sender. Digital certificates thus function as electronic passports that not only authenticate their owners' identities and verify their owners' membership in certain organizations, but also establish their owners' authority to engage in a given transaction. Digital signature and certification technology can also be used to ensure the integrity of a message by enclosing an encrypted summary or "hash" of the message with the sender's digital signature. When the signature and hash are decrypted using the sender's public key supplied by the CA, the system can automatically detect whether the message was altered since it was signed.

Market acceptance
Because of its security benefits, digital certification has gained significant market acceptance, particularly in sectors in which information security is critical, such as government, finance, health care and telecommunications. Industry sources believe that by 2000 digital certificates will be nearly as widely adopted by the general public as e-mail is today. At least 40 U.S. states, as well as the U.S. and Canadian governments and the European Union have adopted or are considering digital signature statutes that recognize the legal validity of digitally signed documents. In addition, the banking industry's Secure Electronic Transaction (SET) standard for Internet credit card purchases, as well as the Internet secure packet transmission standard (IPsec) adopted by most firewall, routing and access vendors, depend on digital certification.

Need for a public key infrastructure
The increasing acceptance of digital certificates has given rise to numerous products and services that issue digital certificates or that are digital certificate-ready. However, the mere issuance of digital certificates does not ensure that a user's access is properly monitored, that privileges associated with access are accurately and currently defined, or that the certificates in question have not been withdrawn or replaced. Indeed, the proliferation of users and certificates greatly complicates management of these issues, which are critical to maintaining an effective security environment across and between enterprises. To address these needs, enterprises must have a


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robust public key infrastructure that supplements certificate issuance functions with full life cycle management of public keys, including issuance, authentication, storage, retrieval, backup, recovery, updating and revocation, in an easy-to-use, cost-effective manner.

Moreover, unless digital certificates can be easily utilized on a consistent and reliable basis across multiple applications (such as e-mail, browser, electronic commerce, electronic forms and remote access), organizations will face the challenge and cost of maintaining a separate security infrastructure for each application, requiring separate keys and certificates, multiple passwords and inconsistent or incomplete security implementations. Furthermore, any PKI must be able to support an enterprise's security requirements as the enterprise grows, business functions are altered and underlying IT technologies evolve. To be effective, a public key infrastructure must be able to accommodate a large number of users and integrate diverse computing resources into a consolidated, reliable and secure computing environment that meets the five critical network security needs of access control, confidentiality, authentication, integrity and non-repudiation. Achievement of these goals requires a highly functional and flexible public key infrastructure for the management of network security features across an enterprise and between organizations.

Promote widespread deployment

We have designed our client technology and our licensing structure to achieve efficient and rapid deployment. Our technology is designed so those consumers can conveniently activate it. It is also designed so that it can be flexibly deployed by our partners through a variety of means, including digital download, optical disk distribution, and pre-installation. We will also work with our partners to develop business models that promote rapid deployment, for example, superdistribution, which allows users to drive deployment through redistribution of content.


VIRTUAL PRIVATE NETWORKS

Using Managed IP Security (IPSec) with Virtual Private Networking (VPN) service will enable users to efficiently provide branch offices, traveling executives and telecommuters with secure, high-speed access to mission-critical applications on their Intranet. VPNs will enable Fullcomm to extend globally secure connectivity to corporate partners and suppliers.

Virtual Private Networks is the logical next step as companies expand the reach of their private networks to remote workers, distributors, and suppliers. Leading industry analysts say that over the next five years, businesses will spend more than $14 billion on managed VPN services for both IP-centric customers as well as private data networking customers migrating to VPNs.

VPN features are available today and include IPSec and Managed Tunneling Services that support both Layers 2 Tunneling Protocol (L2TP) or Point-to-Point Tunneling Protocol (PPTP). Professional services delivered through AT&T Solutions Network Professional Services and AT&T's Alliance Channel Program also are available to help implement and support these VPN features.

Internet Protocol Security (IPSec) provides businesses with a highly secure, scalable, and interoperable means to globally connect end users across multiple networks and service providers. IPSec is a set of protocols defined by the Internet Engineering Task Force (IETF) that helps ensure


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the confidentiality, integrity, and authenticity of data communications across a public network. They use digital certificates, which are needed to prevent data from being tampered with or viewed by unauthorized users. This fully IPSec compliant offer provides global end-to-end encryption and simultaneous access during the same dial session to both the public Internet, as well as secured private networks.

Layer 2 Tunneling Protocol (L2TP) is an IETF standard that enables users to connect to private networks over the public Internet using "tunneling." A tunnel works by "wrapping" one data packet inside another so it can be routed over the Internet to a private network. Once it reaches its destination, the packet is "unwrapped" and handed off to the private network. L2TP for VPN service is network-based and will allow customers around the world to use the public Internet to make their private network applications available to remote users and trusted third parties. This service will ease customer network management by supporting privately administered IP addresses, by securely authenticating the source and destination of each tunnel, and by providing quality of service routing for tunneled traffic.

Point-to-Point Tunneling Protocol (PPTP) service is client-based and provides businesses with additional tunneling options. Similar to L2TP service, it allows customers to use the public Internet to access private network resources using multiple transport protocols, such as Novell's Internetwork Packet Exchange
(IPX) and NETBIOS. It also helps increase network security with optional data encryption technology and by limiting access too only authorized users.

A recent report from the Phillips Group-InfoTech projects the U.S. wholesale network services market could grow at an average annual growth rate of 24 percent to reach $ 116 billion in revenue by 2003 up from $39 billion in 1998. The surge, according to the Parsippany, NJ-based research and consulting firm, will be driven primarily by Internet Protocol (IP) related wholesale volume. Three key sectors account for increases in IP related wholesale volumes, according to the study. The rapid growth of wireless wholesale services, driven by Internet access, will jump from $500 million in 1998 to $5,500 million in 2003, expanding by a factor of eleven. The second biggest IP Wholesale growth rate will be among new entrants to the industry, known as competitive local exchange carriers (CLECs). These firms posted total wholesale revenues of $250 million in 1998 but in five years, CLEC revenues are anticipated to multiply ten-fold, to $2.62 billion in 2003. The third biggest IP Wholesale rate of growth originates from Packet/Cell-based network service provider services
(NSPs), which includes the delivery of IP Telephony. NSP revenues will jump from $2.0 billion in 1999, to $20.4 billion in 2003.

Five emerging business models are empowering new players who are both creating and taking advantage of the transformation of bandwidth usage. These include the following models and leading companies who have adopted these models:

Network service providers (NSPs) furnish network services and applications hosting centers. Examples of prominent NSPs include AT&T), MCI/WorldCom QUEST, Williams Communication and Level 3.

Content delivery providers (CDPs) deliver broadband Internet content in innovative approaches that overcome some of the throughput capabilities of the current Internet. Some of the leading CDPs include Adero, Akamai Tech Inc., iBEAM, Intervu and Sandpiper.


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Applications service providers (ASPs) offer applications over the network to businesses and end-users as networking costs have plummeted and acquiring and retaining trained IT staff has become more difficult. Examples of ASPs include Digex, Oracle Corp and SAP Ag.

Headquarters Providers (HQPs) consist of large enterprise businesses that have adopted wholesale like characteristics to serve their internal constituents as well as their external suppliers and customers.

Broadband content providers (BCPs) create and deliver broadband content including event broadcasting and depend upon the network service providers and the content delivery providers to insure effective delivery of their content. Examples of BCPs include Excite@Home, MSNBC, Broadcast.com, and Intertainer.com. These new business models are helping to accelerate an already explosive growth in wholesale telecom services.


AUDIO

      o Audio - allows for the distribution of music over the Internet without concern for pirated copies
      o The major music labels have been looking for a secure way to digitally distribute music via the Internet. Fullcomm technology allows record labels to tap the broad reaching distribution capabilities of the Internet
      o Independent music labels can realize substantial savings from decreased advertising and distribution costs. With the ability to distribute over the Internet, these smaller labels can gain access to broader markets and compete with larger labels for market share based on content and service rather than name recognition through advertising


Digital Recordings

With the many recent advancements in technology, such as the personal CD burner attached to PCs, depriving Media owners of royalties is a simple proposition. Billions of dollars are lost annually in the music industry alone. The illegal use and distribution of copyrighted information is a major concern on the Internet.

Pirating of audio and video is not a new concept to recording labels and movie studios that had previously written off those losses as inconsequential in the long term. In the past, pirated copies were less of a concern because analog copies (e.g. audiocassette tapes and VHS tapes) have a limited use life - each use degrades the quality of the tape. Also, the quality of copies degrade very quickly when "generations" separate the original/master from the copy - essentially, a copy of an original has noticeably degraded quality versus the original and each "generation" away is much more degraded. Using VHS as an example, the second generation of copies is practically incapable of being viewed. This general premise holds true for all analog formats of media.

Digital copies of information are inherently different. Each digital copy is a perfect copy of the original. Due to error checking technology and the use of standard systems and protocols, each digital copy is a master copy. Technological advances, such as the incredible growth in personal


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computing power and the all time low cost and high availability of data storage methods, have now made duplicating digital information very simple and inexpensive. Media owners must now wrestle with a dilemma. To utilize the fundamental strengths of the Internet as a distribution method, they put their media at risk of piracy. This is a huge concern because One pirated digital copy is the entire world needs to make an unlimited number of copies.

These security concerns were initially unforeseeable. To plan for this security issue, companies would have had to know the future of technology years before the technology even existed, and furthermore, that the Internet was going to grow into what it is today.

Only recently have companies begun to capitalize on this sensitive security issue concerning the Internet. Our competitors' ideas consist of using limited technology to provide a short-term solution to a long-term problem. These "solutions," primarily software-based, have arisen due to concern for current business, but that does not change the fact that all static software-based security measures are vulnerable and can be compromised.

Fullcomm has a vision of how to provide an integrated solution that removes the limitations that are inherent in software-based programs. By offering a dynamic hardware interface, Fullcomm can grant the desired security in a range of applications, from complete security for c-commerce activity and on-line banking to digital media over the Internet that cannot be illegallyi distributed. Instead of several solutions for one problem, Fullcomm offers one complete solution for a host of problems. Given our product's flexibility and the host of functions it can perform, virtually every corporation that uses the Internet as an interface to their consumers would benefit from the integration of Fullcomm's technology. In addition to complete security, the use of our delivery system offers benefits of greatly reduced distribution, packaging, and inventory costs versus current methods of media and software delivery. These savings could be passed directly to the consumers, making our system the preferred method for consumers to purchase goods and services.

The current trends in the markets that Fullcomm intends to focus on are unprecedented exponential growth models. Fullcomm proposes to profit from the existing markets of c-commerce, wireless data transmission, on-line banking and Voice over Internet Protocol by providing unparalleled security measures. With the planned emergence of multimedia data (video-on-demand, music distribution, etc.) over the Internet net, Fullcomm has already anticipated its involvement and has configurations of our device which can be easily adapted to provide security for these new and emerging services.

These ideas are not five to ten years away, but are currently becoming reality. Every high tech company is continually creating and changing their own vision of the Internet and taking steps to bring their vision to fruition. Integration of Fullcomm's proprietary technology will ensure the security of all future Internet transactions and preserve the rights of media owners, proprietary content providers, and private individuals.

Recent events in the music industry provide the most visible example of an industry facing the problem of protecting and managing its rights related to digital information. A technology called MP3 that compresses music with near-compact disc quality has rapidly become recognized as a major threat to the industry. With readily available MP3-enabled software, music can be copied from compact discs into computers, compressed to under 10% of its former size, redistributed,


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played, and even copied back onto a blank compact disc for private use or pirated resale. Songs in the MP3 format can be moved from personal computers to new portable consumer devices and can then be played through headphones or stereo speakers. Every compact disc published and distributed is at risk of being copied. Already, many popular titles have been digitized in MP3 form multiple times across the Internet and a new channel of direct MP3 distribution is emerging.


THE RECORDED MUSIC INDUSTRY

The recorded music industry represents one of the largest opportunities for online digital delivery and commerce. According to the International Federation of the Phonographic Industry (IFPI), worldwide-recorded music sales represented a $38.7 billion market in 1998. The United States music industry, which represents nearly one-third of worldwide-recorded music sales, encompasses more than 200,000 professional musicians, 7,500 record labels, 100 distributors, 4,000 independent retailers and millions of consumers. The recorded music industry has operated under the same basic business model for many years. Typically, record companies sign artists to exclusive contracts under which the record companies develop and promote artists' music. The companies then sell this recorded music through wholesale and retail distribution channels to consumers. In addition, there are millions of amateur musicians who do not have access to distribution through traditional channels.

Net music

The growing popularity of music on the Internet, combined with recent technology advances, has made the Internet a compelling medium for digital music delivery. Forrester Research has estimated that sales of recorded music through digital transmission will grow from less than l% of all recorded music sales in the United States in 1999 to 7% of these sales in 2003.

The Internet presents a significant opportunity for the rapid and cost-effective distribution, promotion and sale of recorded music. Music is one of the most popular topics on the Internet as reflected by the increasing number of music-related websites and the growth of online sales of compact discs. To date, online-recorded music sales have occurred primarily through the purchase of compact discs through online retailers. Forrester Research expects online vendors such as Amazon.com Inc. and CDnow Inc. to drive total online sales of compact discs in the United States from an estimated $890 million in 1999 to an estimated $6.7 billion in 2003. These online retailers generally do not take physical custody of recordings, but rather refer their orders to fulfillment houses that are responsible for shipping the compact discs to customers. The popularity of online buying is also forcing traditional retailers to sell recorded music using the Internet, either through their own websites or in the future through in-store kiosks.

Advances in digital compression technologies now allow the transmission of near-compact disc quality audio over the Internet. Due to the size of the transmitted files, most digital music transmitted to date has been song samples used by online retailers to allow shoppers to preview music. More recently, new websites such as Liquid Audio.com have begun to offer "full length," three to four minute, single music recordings for transmission and storage in compressed formats.

Liquid Audio also has business-to-business aspirations, as an Internet
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protection middleman for musicians and their labels, including Atlantic, Arista,
Bad Boy, Beyond, BMG, Capitol, Dreamworks, Elektra, EMI, Hollywood, MCA,
Polydor, RCA, Reprise, Universal, Virgin, Wind-Up, Windham Hill and Warner Bros. Tower Records also uses Liquid Audio for its digital download system. In addition, Liquid Audio runs the syndicated Liquid Music Network, a site with links to music-related Web sites and retailers that also includes a music catalog where consumers can download songs for $1.99 each. (Liquid Audio skims a 25-cent distribution fee off the transaction; the artist or record company gets $1; and the Web site gets the rest.)

Several audio compression standards are currently used, including AAC, AC-3 and mp3. To date, most digital music downloads have been promotional in nature. Recorded music sales delivered through digital transmission have been minimal, but are expected to reach 7% of all United States recorded music sales by 2003, according to Forrester Research. Several manufacturers have introduced or announced plans to introduce portable devices, such as the Rio from Diamond Multimedia and the Lyra from Thomson Consumer Electronics, that will play downloaded digital music.

The Major Labels

Five major global record companies--BMG Entertainment, EMI Music, Sony Corporation, Universal Music Group and Warner Communications Inc.-- and their numerous affiliated labels account for more than 80% of all recorded music sales worldwide. Each of these companies is organized worldwide on a geographic basis, with each local subsidiary having control over distribution within its territory. These companies invest significant resources in infrastructure to support their operations. They are vertically integrated and operate recording, manufacturing, distribution warehousing, and sales and marketing organizations.

In order to grow our business, we need to see an increase in the number of websites, including websites operated by music retailers, that use our technology to digitally deliver recorded music. To increase the number of websites, we must encourage the following:

      o offer competitive products and services that meet industry standards;
      o     attract more music content;
      o make it easy and cost-effective for music-related websites to sell digital music;
      o develop relationships with online retailers, music websites, online communities, broadband providers and Internet broadcasters; and
      o develop relationships with international music websites, retailers and broadband providers.
      o competition for consumers from traditional retailers as well as providers of online music services;
      o the announcement and introduction of new products and services by us and our competitors;

      o our ability to increase the number of websites that will use our platform for digital music delivery; and
      o the timing of our partners' introduction of new products and services for digital music sales.

In addition, other factors may also affect us. Some of these factors are within our control and others are outside of our control including:


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      o     market adoption and growth of sales of digitally downloaded recorded music over the Internet;
      o our ability to attract significant numbers of music recordings to be syndicated in our format;
      o market acceptance of new and enhanced versions of our products and services;
      o our ability to provide reliable and scalable service, including our ability to avoid potential system failures; and
      o     the price and mix of products and services we offer.


We believe record companies will remain reluctant to distribute their recorded music digitally unless they are satisfied that the digital delivery of their music over the Internet will not result in the unauthorized copying and distribution of that music. If record companies do not believe that recorded music can be securely delivered over the Internet, they will not allow the digital distribution of their recorded music and they might not have sufficient content to attract consumers.

Our success will depend on growth in consumer acceptance of new a platform as a method for digital delivery of recorded music over the Internet. Factors that might influence market acceptance of our solution include the following, over which we have little or no control:

      o the availability of sufficient bandwidth on the Internet to enable consumers to download digital recorded music rapidly and easily;
      o the willingness of consumers to invest in computer technology that facilitates the downloading of digital music;
      o     the cost of time-based Internet access;
      o the number and variety of digital recordings available for purchase through other online digital delivery companies, digital music websites or through traditional physical delivery of recordings;
      o the availability of portable devices to which digital recorded music can be transferred;
      o     the fidelity and quality of the sound of the digital recorded music;
            and
      o the level of consumer comfort with the process of downloading and paying for digital music over the Internet, including ease of use and lack of concern about transaction security.

If standards for the secure digital delivery of recorded music are not adopted, the piracy concerns of record companies and artists might not be satisfied, and they might not use our platform for digital delivery of their music because other digital recorded music formats, such as mp3, do not contain mechanisms for tracking the source or ownership of digital recordings. Users are able to download and distribute unauthorized or "pirated" copies of copyrighted recorded music over the Internet. This piracy is a significant concern to record companies and artists, and is the reason many record companies and artists are reluctant to digitally deliver their recorded music over the Internet. The Secure Digital Music Initiative (SDMI) is a committee formed by the Recording Industry Association of America (RIAA) to propose a standard format for the secure digital delivery and use of recorded music. If a standard format is not adopted, however, pirated copies of recorded music will continue to be available on the Internet, and record companies and artists might not permit the digital delivery of their music. Additionally, as long as pirated recordings are available, many


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consumers will choose free pirated recordings rather than paying for legitimate recordings. Accordingly, if a standard format for the secure digital delivery of music is not adopted, our business might be harmed.

New digital playback devices

We believe that the market for digital recorded music delivered over the Internet will not develop significantly until consumers are able to enjoy this music other than solely through the use of a personal computer. Several consumer electronics companies have introduced or announced plans to introduce devices that will allow digital music delivered over the Internet to be played away from the personal computer. If companies fail to introduce additional devices, consumers do not adopt these devices or our products and services are incompatible with these devices, our business would be harmed. In addition, digital music can be transferred to a compact disc, but that transfer requires a compact disc recorder (CD-R). Many desktop computer manufacturers offer CD-Rs in their computers. If companies do not continue to offer CD-Rs in their computers, consumers do not adopt CD-Rs or our products and services are incompatible with CD-Rs, our business might be harmed.

Our solution is based on an open technical architecture, which means that it is designed to support multiple leading digital music formats, including mp3 (an audio compression format developed by the Fraunhofer Institut) and Dolbyi AC-3 (an audio compression format developed by Dolby Laboratories, Inc.). These formats use compression technology to reduce the size of audio files, facilitating the digital delivery of music over the Internet.

Challenges of Digital Music Delivery and Commerce over the Internet

Music consumers increasingly want both to hear recorded music in real time on their computers and to store these recordings for later playback on portable devices as well as computers. But, as downloading music from the Internet has become increasingly popular, music content copyright owners, including the major record companies, have expressed concerns about unauthorized copying, or "pirating," of copyrighted sound recordings. Many compression technologies, including the basic MP3 standard specification, lack copy protection. This can result in the unauthorized downloading and replication of digital music. The major recording industry association, the Recording Industry Association of America (RIAA), has formed a committee, the Secure Digital Music Initiative
(SDMI), to propose a standard for the secure digital distribution and use of recorded music.

The e-commerce market for downloadable-recorded music is just emerging and there is limited availability of digital music on the Internet. The major record companies to date have engaged only in limited efforts to sell recorded music through digital transmission. The Internet as a commerce medium presents several challenges to the record companies, including the ability to comply with geographical territorial restrictions and copyright and trading concerns. Most artists, restricted by their existing contracts with record companies, have not been able to take advantage of selling their music over the Internet directly to consumers. Retailers have had success selling compact discs online, but have not had a way to integrate the sale of digital recorded music into existing online stores.

Standards


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We believe that a successful solution for digital music commerce must incorporate technical and industry standards. Secure Digital Music Initiative
(SDMI) is sponsored by the RIAA to develop an open standard for the secure digital delivery and use of recorded music. Over 200 companies are participating in this effort. To date, this effort has focused on requirements for consumer portable music devices, such as the Diamond Rio hand-held player.

There is an industry initiative to develop a standard for an open form of the mp3 format that supports authentication functions. These functions will protect consumers by providing visual confirmation that downloaded MP3 or other digital recorded music files are authentic. Digital recorded music formatted in this manner will play on all standard MP3 players and will additionally contain information identifying the copyright owner and the encoder. The copyright owner can also provide Internet links for additional promotions. These features are not found in standard MP3 files. This initiative has received support from 48 other companies, including MP3.com, Diamond Multimedia, MediaOne Group, Inc. and Fraunhofer Institut.

Secure Portable Player Protocol (SP3). The SP3 initiative is intended to provide an open technical architecture and reference specification for portable digital music playback devices that satisfy music industry and technology industry requirements. Any SP3-compatible digital music would be able to be played on any compliant device while unauthorized copies would not be able to be played.

Fraunhofer is the developer of the leading digital audio encoder and encoding technology, on the specifications for the SP3 standard. Texas Instruments is developing a reference design for a consumer playback device based on this specification.

Component Technologies. The architecture begins with component technologies, which include watermarking, audio compression and a multi-format distribution container.

Watermarking embeds indelible and inaudible digital information into the audio waveform. The embedded information is useful for identifying and tracking audio usage and cannot be removed without destroying the recorded music.

Audio compression reduces the bandwidth required to stream and download music over network connections. New Dolby Digital technology (AC-3) have been optimized for online music distribution.

Multi-format distribution containers. This container structure is designed to permit extension to other media types such as video. The container is optimized for music distribution and includes multiple images that can be used to preview and purchase media content in multiple formats and at multiple resolutions.

Secure Protocols. The industry has created secure protocols for communication between all parts of the system. Secure communications are necessary to prevent theft of content as it moves through the system. Secure links exist between the Server and content creation tools for publishing, for consumer downloading, and for transaction reporting.


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Device Interfaces. The industry has developed the Secure Portable Player
Protocol (SP3), which provides a set of security interfaces and techniques for next generation portable devices. SP3 has been developed as an open specification for use by many device manufacturers. SP3 is consistent with the goals of the SDMI and is intended to be compatible with the specification that results from the SDMI.

Passports. A digital identification system that permits consumers to move their music to multiple machines while still providing anti-piracy protections.

We believe that our technology architecture and our advanced stage of development and deployment provide distinct competitive advantages. We are currently developing new digital music delivery products. The advantages of our technology are summarized below:

      o Superior Audio Quality. We believe consumers will pay for quality music, and we believe that we can consistently provide superior audio quality for digital music. We will employ specific techniques and optimize industry algorithms to improve sound quality. We believe that our use of standardized compression algorithms such as MPEG, AAC and MP3 provides greater compatibility than proprietary audio compression solutions.

      o Effective Copyright Management. Artists and labels have been reluctant to embrace digital distribution of music given the current lack of copyright management technologies. The industry is developing technology to address the copyright management issue for online music distribution. Our security technologies protect content from the time it is created to the time it is consumed. These technologies include secure communication protocols that allow content creators to publish and manage their content in the distribution system. They have also developed specific anti-piracy technology such as watermarking that embeds unique identification information in the recorded music.

      o Automated Production and Publication. The industry is creating technologies that improve the efficiency of online music distribution and reduce operating costs. Content encoding systems allows for formatting large amounts of quality audio content for online use in a timely and cost effective manner.


VIDEO

      o The rapid growth of high bandwidth Internet users and the ever-increasing demand for greater bandwidth opens a door to a market for video distribution in a similar fashion to that of audio distribution. The telecommunications and cable industries are attacking the problem of limited bandwidth. As they update the data delivery infrastructure, this market can be targeted
      o As with Audio, smaller independent studios can cut costs and increase market share via the far-reaching distribution capabilities of the Internet
      o Fullcomm's technology allows for the creation of a new market for secure on-demand rebroadcast of television programming


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INTERACTIVE TELEVISION

Technological advances, coupled with demand for advanced information services, will continue to push television and PC convergence. Frost & Sullivan reports that said set-top type devices already make up a $2 billion market. In another report, Jupiter Communications said the sector would generate revenue of $l0 billion by 2004.

Computing can enhance the video, not replace the video, and to bring to consumers either convenience or better entertainment value. Driving the transformation of television are the same big trends that have hit the personal computer industry -- smaller and faster computer chips, the growth of the Internet and higher-speed, bigger-bandwidth communications services.

Microsoft jumped into TV-based technology when it bought WebTV Networks in 1997 for $425 million. It has since invested in companies like AT&T Corp., which is now the No. I cable operator in the United States. The software giant has spent an estimated $15 billion on a variety of investments in cable systems and satellite. Microsoft has pushed Windows CE, its operating system for smaller devices, into set-top boxes, the hardware that sits on a TV and connects it the cable network. Such boxes are at the heart of the convergence of television and the Internet. Microsoft is also creating turnkey packages of hardware and software to sell to cable operators who want to set up their own branded versions of the service.

Microsoft archrival Oracle Inc., is a direct competitor with a company set up as Network Computer, conceived as a maker of dumbed-down Internet-linked PCs, but which has morphed into an $8 billion company aimed at all non-PC computing -- with television systems playing a prominent role. AOL, Sun Microsystems Inc. and Lucent Technologies Inc. are also investors.

AT&T Corp. now the largest operator of TV cable operations, has invested in a range of technologies aimed at pushing digital television and a television version of its partially owned AtHome Inc. cable modem service for PCs. Satellite and cable television companies in general are building and buying services that let customers interact with programs and commercials.

The biggest high-tech impact on TV has come from the DVD technology. Manufacturers have sold an estimated 5 million units and personal television player products like Tivo Inc.'s Tivo device and Replay Networks Inc.'s ReplayTV. Tivo and ReplayTV take advantage of leaps in computer disk storage power to offer add-on services like program pausing, on-screen television listings and stored data linked to recorded programs. The next wave of electronic appliances will link televisions more closely to the Internet. This will allow for direct orders to the Internet during television commercials, or music and video downloads by the same route. Wink Communications Inc., newly launched FutureTV and OpenTV Corp. are among those introducing tools to tighten the Internet/television convergence. They will provide services that give users a personalized smart-card-enabled television service with video and audio on demand, along with complete Internet services. That allows simultaneous television viewing and Internet surfing to expand Blockbuster's traditional video rental business to an entertainment service delivered through TiVo. The companies will work together to develop and deploy a video on demand like service that will enable TiVo subscribers to obtain a selection of movies for viewing through their TiVo receivers.


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The cable industry has united around a single approach to delivering packet voice services over its networks, driving forward Internet protocol (IP) telephony on a uniform platform as early as mid-2000.

In early fall, the Packet Cable group at Cable Television Laboratories Inc. issued a final set of phase one draft specifications for IP telephony that uses a cable-adapted form of multimedia gateway control protocol (MGCP) as the linchpin to its distributed intelligence architecture, postponing for a second phase the endorsement of the call control architecture that had been heavily promoted by AT&T Corp. In all, there are 13 protocol specifications tied to creating a first-line IP voice capability over cable's hybrid fiber/cable networks, including several that are part of the second-generation cable modem standard known as data over cable service interface specification.

The achievement of consensus on a broadband packet communications architecture is closely linked to technology that is winning wide support outside cable should boost vendors' ability to deliver cable-specific products quickly and cost effectively. NCS (network-based call signaling) is the best approach to early deployment of packet telephony technology for the cable-adapted MGCP architecture. A uniform, interoperable platform with multivendor support will soon take shape. As companies begin the refinements to the technology that are needed for cable to market a standards-compliant system. Cable companies are moving aggressively to deploy VoIP voice services in the near term. This has implications for the ability of the cable system to deliver voice-enhanced services over standard-compliant devices in the future. A set-top box that uses NCS, will be able to make the adjustments without having to upgrade the whole system.

This will enable AT&T to offer IP voice as a toll-quality, first-line option to the mass residential market. Cable operators recognize they must finally leverage their infrastructure. Interactive TV is now being deployed, not trialed and tested. AT&T will be rolling out interactive content, services, and applications, through AT&T-BIS (Broadband and Internet Services).


DIGITAL CABLE - NEW PRODUCTS AND SERVICES

By upgrading existing cable systems, operators will be able to expand the array of services and advanced products they can offer to their customers. Using digital technology, they plan to offer additional channels on their existing service tiers, create new service tiers, introduce multiplexing of premium services and increase the number of pay-per-view channels. Operators also plan to add digital music services and interactive program guides. In addition to these expanded cable services, they also plan to provide advanced services including high-speed Internet access and interactive services. Many cable operators have entered into agreements with several providers of high-speed Internet and other interactive services, including EarthLink Network, Inc., High Speed Access Corp., WorldGate Communications, Inc., Wink Communications, Inc. and At Home Corporation.

They have adopted the hybrid fiber optic/coaxial architecture, referred to as the HFC architecture, as the standard for many ongoing systems upgrades. The HFC architecture combines the use of fiber optic cable, which can carry hundreds of video, data and voice channels over extended distances, with coaxial cable, which requires a more extensive signal amplification in order to obtain the desired transmission levels for delivering channels. In most systems, they connect fiber optic cable to individual nodes serving an average of 800 homes or commercial buildings. A node


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is a single connection to a cable system's main, high-capacity fiber optic cable that is shared by a number of customers. Coaxial cable is then connected from each node to the individual homes or buildings. We believe that this network design provides high capacity and superior signal quality, and will enable them to provide the newest forms of telecommunications services to their customers.

The primary advantages of HFC architecture over traditional coaxial cable networks include: increased channel capacity of cable systems; reduced number of amplifiers in cascade, which are needed to increase signal capacity, from the headend to the home, resulting in improved signal quality and reliability; reduced number of homes that need to be connected to an individual node, improving the capacity of the network to provide high-speed Internet service and reducing the number of households affected by disruptions in the network; and sufficient dedicated bandwidth for two-way services, which avoids reverse signal interference problems that can otherwise occur when you have two-way communication capability. The HFC architecture will enable them to offer new and enhanced services including additional channels and tiers, expanded pay-per-view options, high-speed Internet access, wide area network, which permits a network of computers to be connected together beyond an area, point-to-point data services, which can switch data links from one point to another, and digital advertising insertion.

The upgrades will facilitate their new services in two primary ways: Greater bandwidth allows them to send more information through their systems. This provides cable networks with the "space" to provide new services in addition to current services. As a result, operators will be able to roll out digital cable programming in addition to existing analog channels offered to customers who do not wish to subscribe to a package of digital services. Enhanced design configured for two-way communication with the customer allows them to provide cable Internet services without telephone support and other interactive services, such as an interactive program guide, impulse pay-per-view, and video-on-demand, that cannot be offered without upgrading the bandwidth capacity of their systems. This HFC architecture will also position them to offer cable telephony services in the future, using either Internet protocol technology or switch-based technology, another method of linking communications.


System Configuration

Cable and telecommunications companies have existing hybrid fiber optic-coaxial cable lines connected to subscribers' homes. The integrated digital cable unit would be supported on this private network, utilizing the high bandwidth of the hybrid fiber-coax. Both the encryption content servers and the authentication servers would sit in the central office of the cable company and perform the necessary protocols prior to streaming data transmission.

Both the internet-ready PC compatible unit and the stand-alone unit would work in the context of the public Internet or in a private network (LAN/WAN) using Internet Protocols. Individual servers or groups of servers would function in the same configuration as the servers in the basic device configuration. Various methods of connection to these networks would be possible, allowing great flexibility and expansion capability for these systems.


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INTERNET TELEPHONY (VoIP)

Internet telephony is a relatively new technology that allows people to communicate using the Internet as the carrier rather than traditional telephone lines. The Internet can now carry telephone like communications. The technology allows calls made over traditional long-distance lines to be rerouted through the Internet, thereby making long distance calls free except for the cost of Internet access. Internet access is charged on a flat fee basis typically as a monthly subscription fee. There are no per minute toll charges. Competition in the Internet Service Provider (ISP) market is driving down the subscription rates and keeping the flat rate structure in place. It is estimated that there will be as many as 15 million Internet telephony users by the year 2001. Revenues for the Internet Telephony business market are expected to grow to over $2 billion by the end of 2001. It is also estimated that the total traffic for Internet telephony will reach 250 billion conversation minutes by 2005.

Voice over Internet Protocol (VoIP) Technology for Internet appliances.

The market for information appliances, devices that process information without a computer, is going to be phenomenal, as is the sub $1,000 computer. It is estimated that over 15 million households will be accessing the Internet from non-computer devices. These new products offer corporations increased productivity and cost savings and enable traditional and new generation telcos a more affordable and powerful communications services to customers. Revenue growth is triggered by factors such as toll-bypass or toll reduction capabilities, rapid product quality improvement, spreading interoperability, the need for multimedia communications and the integration of voice and data networks into a single network.


WIRELESS DATA

Accessing the Internet via cellular networks is becoming ever more common. The introduction of a host of cellular telephones and personal digital assistants with Internet accessibility clearly indicates the future of the cellular data market. Fullcomm's technology enables secure voice communication and information exchange over wireless networks. The functionality of our hardware device will be reduced to an ASIC as the development process continues, and this chip can be installed in Internet appliances


                       ***********************************


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DILUTION

The pro forma net tangible book value of Fullcomm as of December 31, 1999 was $ 17,950 or approximately $ 0 per share of Common Stock. Pro forma net tangible book value per share represents the amount of Fullcomm's total tangible assets less total liabilities and minority interest, divided by the pro forma number of shares of Common Stock outstanding. After giving effect to the sale of the Common Stock offered by Fullcomm hereby at an assumed offering price of $ 2.50 per share, and after deducting the estimated underwriting discount and offering expenses payable by Fullcomm, the pro forma net tangible book value of Fullcomm, as adjusted, as of December 31, 1999 would have been approximately $ 2.5 million, or $0.43 per pro forma share of Common Stock. This represents an immediate increase in net tangible book value of $0.43 per share to Fullcomm's existing stockholders and an immediate dilution in net tangible book value of $2.06 per share to new investors of Common Stock in this offering. If the offering price is higher or lower, the dilution to the new investors will be greater or less, respectively. The following table illustrates this per share dilution:

Assumed offering price ................................................  $ 2.50
Pro forma net tangible book value per share prior to this offering ....  $(0.00)
Increase per share attributable to this offering ......................  $ 0.44
Adjusted pro forma net tangible book value per share after this offering $ 0.44
Dilution per share to new investors ...................................  $ 2.06

The following table summarizes, on a pro forma basis, as of December 31, 1999, the number of shares of Common Stock purchased from Fullcomm, the total consideration provided to Fullcomm and the average price per share provided by existing stockholders and by investors purchasing shares in this offering. The calculation below is based on an assumed offering price of $ 2.50 per share, before deducting the estimated underwriting discount and offering expenses payable by Fullcomm.


SHARES PURCHASED
                                                                  AVERAGE
                                                                  PRICE
                         NUMBER      PERCENT      AMOUNT          PER SHARE
                         ---------   -------     -----------      ------
Existing stockholders .  4,600,000*     79.3%    $   312,750      $ 0.07
New investors .........  1,200,000      20.7%    $ 3,000,000      $ 2.50
                         ---------      ----     -----------      ------
   Total ..............  5,800,000     100.0%    $ 3,312,750      $ 0.57


* A special dividend of 15,750 common shares will be paid to the various shareholders who participated in the Company's earlier private placement. This will increase this common share allotment category from 84,250 to 100,000 shares.


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DIRECTORS AND EXECUTIVE OFFICERS:

The following table sets forth the executive officers, directors and key employees of Fullcomm, their ages and the positions held by them:

NAME                            AGE         POSITION
--------------------------------------------------------------------------------

Richard T. Case .............   50         Chief Executive Officer and Director

Brendan G. Elliot ...........   23         President, Chief Technology Officer
                                           and Director

Wayne H. Lee ................   25         Executive Vice President

Patrick M. Leach ............   23         Vice President

Brad Tashenberg .............   53         Director


MANAGEMENT

Experienced and Innovative Management:

Richard T. Case, Chief Executive Officer and Director. Mr. Case, 50, has over 28 years of executive line management experience with Fortune 500 companies and as a management consultant. He has served as a consultant since 1981 to numerous industries in the area of raising capital, turnarounds, strategic planning, acquisitions and mergers, operational analysis, product development, strategic marketing, international market development, organizational behavior, and culture change. Prior to that, he was a senior executive with three Fortune 500 companies, Baxter Laboratories, Corning Glass Works and American Hospital Supply Corporation, where he served as Director of New Business Development, responsible for acquisition and mergers. Through his leadership, the company successfully made the transition through the government healthcare program enforcing DRG's (limiting reimbursement) and instituted an online computerized inventory management system called ASAP, which is the standard in the industry. Recently, Mr. Case located, negotiated, and completed Definitive Agreements with 12 acquisition targets for a roll-up in the Office Supply industry.

Mr. Case holds an MBA degree from the University of Southern California where he graduated with a 4.0 GPA, first in the class; and a BS degree in Management and Finance from Bradley University. Mr. Case is a published author, has hosted a weekly business radio program, has received The Wall Street Journal Achievement Award, and is listed in Who's Who in American Business.

Brendan G. Elliott, Co-founder, President, Chief Technology Officer and Director, has been involved with Fullcomm since his initial conception of the core technologies. Prior to founding


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Fullcomm, Mr. Elliott had worked at the Princeton University Civil Engineering and Operations Research Lab. His expertise in the computer science and encryption fields has helped him to lead research and development activities for the company. Mr. Elliott graduated from Princeton University with a degree in computer science.

Wayne H. Lee, Co-founder and Executive Vice President, has been involved with Fullcomm since initial product conception. His understanding of the product and the applicable markets has helped to shape the business and marketing strategies of the company to date. Prior to joining Fullcomm, Mr. Lee had worked for the Hyundai Corporation in Seoul, South Korea and interned at Merrill Lynch in New York. Mr. Lee graduated from Princeton University with a degree in economics.

Patrick M. Leach, Vice President, has made considerable, meaningful contributions to the design of the device. He has played a pivotal role in directing Fullcomm's research and development activities. Prior to joining Fullcomm, Mr. Leach worked for Arthur Andersen as an IT consultant. Mr. Leach graduated from Princeton University with a degree in electrical engineering.

Directors

C. Bradley Tashenberg, Director. C.E.O, President and C.O.B. of Bradmark. Since founding the Company in 1981, Mr. Tashenberg has been responsible for the development and marketing of several highly successful products in Hewlett-Packard's HP3000 mid-ranged computer market. These products include the original DBGeneral product, which is used as a support to HP's IMAGE database, an indexing technology product, and a disk space management product. Prior to Bradmark, Mr. Tashenberg was Corporate Director of MIS at Schlegal Corporation and Program Supervisor at Comptek Research where he developed the Barrister 300, which became the market leader in the legal industry from 1972 through 1980. In addition, Mr. Tashenberg is a recognized expert in the field of distributed data processing where he has authored two books on the subject, both of which were published by the AMACOM division of American Management Association. HP purchased 1,500 copies of his books entitled, "Distributed Processing Systems:
The End of the Mainframe?" for their internal management, sales, and large account executives. Mr. Tashenberg holds a B.S. in Mathematics and a M.S. in Economics from the State University of New York.


Scientific Advisory Board

The Company is currently in the process of selecting members for its Scientific Advisory Board. The first member is Dr. Edward W. Felten, an Assistant Professor of Computer Science at Princeton University. Dr. Felten is a nationally recognized expert on encryption and network security. His testimony in the Microsoft Trial as a consultant to the Department of Justice recently put him in the national spotlight. His academic endeavors and professional consulting experience place him in a unique position to help the Company develop its technology. Currently, Dr. Felten is providing consulting services to the company and Fullcomm looks forward to his continuing involvement in our product development process and his valuable input and understanding of relevant technologies.


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DIRECTOR COMPENSATION

Directors currently do not receive a stated salary from Fullcomm for their service as members of the board of directors, although by resolution of the board, they may receive a fixed sum and reimbursement for expenses in connection with the attendance at board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the board of directors. From time to time, some of our directors will receive grants of options to purchase shares of common stock.


EXECUTIVE COMPENSATION

The following table sets forth the total compensation to be paid or accrued for the year ended December 31, 1999 to our Chief Executive Officer and to each of our most highly compensated executive officers, other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE
                                     LONG-TERM COMPENSATION

NAME AND PRINCIPAL POSITION          SALARY ($)        BONUS ($)
---------------------------          ----------        ---------

Richard T. Case                      $ 120,000         $ 24,000
Chief Executive Officer

Brendan G. Elliot                    $  60,000         $ 10,000
President

Wayne H. Lee                         $  60,000         $ 10,000
Executive Vice President


EMPLOYMENT AGREEMENTS AND ANCILLARY AGREEMENTS

Case Employment Agreement the agreement between Fullcomm and Richard Case which shall provide, inter alia, the following: (i) $10,000 cash compensation per month, the payment of which shall be deferred to the satisfaction of the condition subsequent that not less than $1,000,000 in financing shall have been received by the post-merger entity, (ii) a term of two years, (iii) payment of 175,000 shares or an option therefore which will be vested immediately and shall be exercisable for upon the decision of the Board and nominal consideration, and
(iv) termination, with or without the giving of 30 days notice.

Fullcomm will enter into employment agreements with Brendan G. Elliott and Wayne. H. Lee for a term of not less than two (2) years. The Board of Directors will soon conclude these negotiations.


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Tashenberg Consulting Agreement an agreement to C. Bradley Tashenberg pursuant to which Bradley Tashenberg (i) acts as director for two (2) years, and (ii) provides consulting services to Fullcomm, Inc. and which entitles him to 50,000 shares.

Creekmoore Consulting Agreement is an agreement to Gregory Creekmoore pursuant to which Gregory Creekmoore (i) provides consulting services to Fullcomm, Inc. and which shall entitle him to 50,000 shares.

R.K. Grace Agreements the agreements entered into by Fullcomm and one or more affiliates of R.K. Grace and Company consisting of a (i) Memorandum of
Understanding: Placement Agent and Financial Advisory Engagement dated January 4, 2000 between Fullcomm and R.K. Grace and Company, and (ii) a Consulting Agreement between Grace Securities, Inc. and Fullcomm dated as of December 27, 1999, (iii) payment of 175,000 option shares to be exercised at $2.75 for seven years.


OPTION GRANTS IN CURRENT FISCAL YEAR

The following table sets forth grants of stock options for the year ending September 30, 2000 to our Chief Executive Officer and our most highly compensated executive officers, other than our Chief Executive Officer. We have never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

NAME AND PRINCIPAL POSITION             Option Shares
---------------------------             -------------

Richard T. Case                            175,000
Chief Executive Officer

Brendan G. Elliot                          100,000*
President

Wayne H. Lee                               100,000 *
Executive Vice President

* Fullcomm will enter into option agreements with Brendan G. Elliott and Wayne.
H. Lee for a term of not less than two (2) years. The Board of Directors will soon conclude these negotiations.

The Board of Directors will engage R.K. Grace & Company for the design and administration of an Employee Stock Option Program for the new employees as part of a comprehensive benefits program.


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CERTAIN TRANSACTIONS

In 1999, our directors, officers and 5% stockholders, and their affiliates purchased common stock as follows (prior to offering):


                                      NUMBER OF
                                      SHARES OF        PURCHASE
                                      COMMON           PRICE PER
NAME OF INVESTOR:                     STOCK             SHARE          %
-----------------                     -----             -----         ---

Brendan G. Elliot ...............   1,800,000           $ .013       39.1

Philip 0. Escaravage ............   1,575,000           $ .013       34.2

Wayne H. Lee ....................   1,125,000           $ .013       24.5

Various other shareholders ......     100,000           $ 2.50        2.2
                                    -------------------------------------

Total: ..........................   4,600,000           $ 0.07      100.0


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IDENTITY AND COMPENSATION OF PLACEMENT AGENT AND LEGAL COUNSEL


The placement agent for the Stock and financial advisor to the Company is R. K. Grace & Company, 1101 Brickell Ave. South 5th Floor, Miami, Florida 33131 (the "Agent/Advisor"). The Agent/Advisor will receive, as a result of the sale of the Stock described herein: (a) a fee equal to 10% of the gross proceeds of the sale of the Stock; (b) warrants for the purchase of shares of Stock equal to 10% of the number of shares placed (such warrants are exercisable at a price of $2.75 per share for a period of seven years); and (c) a non-accountable expense allowance of 2% of the gross proceeds of the sale of the Stock (plus additional reimbursement for printing, travel and related expenses). The Agent/Advisor and legal counsel have the right to register their shares if the Company registers shares (so-called "piggyback" registration rights). The Agent/Advisor also has demand registration rights.

Legal counsel for the Company is Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey 08540.

The Company's financial reports are maintained by: Thomas P. Monahan, C.P.A., 208 Lexington Avenue, Paterson, New Jersey 07502


DOMICILE

Fullcomm, Inc. is located at 11 Chambers Street, Princeton, NJ 08542. Phone:
(609) 252-0657, Fax (609) 252-0655. Fullcomm's web address is www.fullcomm.com, which is hosted by TAGE Multimedia Productions. TAGE can be located at www.tage.com.


LEGAL PROCEEDINGS

We are not involved in any pending or, to our knowledge, threatened legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of business.


                               ****************************


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SUMMARY FINANCIAL DATA

The following tables summarize the financial data for our business. You should read this information with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes to those statements included elsewhere in this memorandum.


SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS:

Period from January 15, 1999 (INCEPTION) to December 31, 1999
(audited)


   Revenue                                                                  $-0-

    Costs of goods sold                                                      -0-
                                                                             ---

    Gross profit                                                             -0-

   Operations:
    General and administrative                                          295,163
    Research and development                                             18,000
    Depreciation and amortization                                         1,622
                                                                          -----
    Total expense                                                       314,785

   Loss from operations                                                (314,785)


   Other income and expenses
    Interest income                                                         562
    Interest expenses                                                      (546)
                                                                           -----
   Total other Income                                                        16
   Net income (loss)                                                  $(314,769)
                                                                      =========
   Net income (loss) per share-basic                                     $(0.07)
   Number of shares outstanding-basic                                 4,600,000


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          BALANCE SHEET
          DECEMBER 31, 1999
                                          Assets
          Current assets
           Cash and cash equivalents                                      1,439
                                                                          -----
           Total current assets                                           1,439

          Property and equipment-net                                     14,594

          Other assets
           Patent costs                                                   1,917
                                                                          -----
          Total other assets                                              1,917
                                                                          -----
          Total assets                                                  $17,950
                                                                        =======


                           Liabilities and Stockholders' Equity

          Current liabilities
           Accounts payable and accrued expenses                        $57,168
           Loan payable                                                  25,315
                                                                         ------
           Total current liabilities                                     82,483


          Stockholders' equity
           Common Stock authorized 10,000,000 shares, no par value      250,236
           each.
           At December 31, 1999, there are 4,600,000 shares outstanding
          Retained earnings deficit                                    (314,769)
                                                                       ---------
          Total stockholders' equity                                    (64,533)
                                                                        --------
          Total liabilities and stockholders' equity                     $17,950
                                                                         =======


                              *****************************


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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS FOR THE PERIOD FROM INCEPTION, January 15, 1999 TO DECEMBER 31, 1999


The following discussion relates to the results of our operations to date, and our financial condition. This memorandum contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

Development Stage Activities

The Company has been a development stage enterprise from its inception January 15, 1999 to December 31, 1999. The Company is a development stage company that was organized as a successor to Fullcomm, LLC ("Fullcomm") to commercially exploit technology developed in connection with the secure transmission of digital media and other data on the Internet.

During this period, management devoted the majority of its efforts to initiating the research and development, prototype development, production scheduling, sourcing inventory and its marketing program, acquire additional equipment, management talent, inventory and working capital to engage in any profitable business activity. Since its organization, the Company's activities have been limited to the preliminary development of its new products, preparation for filing of a patent application, hiring personnel and acquiring equipment and office space, conducting research and development of its technology and preparation of documentation and the sale of a private placement offering. These activities were funded by the Company's management and investments from stockholders. The Company has not yet generated sufficient revenues during its limited operating history to fund its ongoing operating expenses, repay outstanding indebtedness, or entirely fund its research and product development activities. There can be no assurance that development of the Company's products will be completed and fully tested in a timely manner and within the budget constraints of management and that the Company's marketing research will provide a profitable path to utilize the Company's marketing plans. Further investments into the Company's technology, marketing research as defined in the Company's operating plan will significantly reduce the cost of development, preparation, and processing of purchases and orders by enabling the Company to effectively compete in the electronic market place.

During this developmental period, the Company has been financed through officer's loans with a balance of $25,315 from Philip O. Escaravage and an entity that is controlled by him, The Umbrella Project, Inc. The Company also financed its activities through the sale of shares of common stock aggregating of $60,000 to certain officer's and directors and the sale of shares of common stock through a private placement with net proceeds of $190,236.


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Results of Operations for the period from inception to December 31, 1999

For the period from inception to December 31, 1999, the Company has not generated any sales. The Company's general and administrative costs aggregated approximately $295,163 for the period from inception to December 31, 1999. These expenditures represent: salaries and payroll taxes of $93,675, telephone expense of $4,633, professional fees of $123,865, rent of $13,080 and office and computer expense of $59,910.


Liquidity and Capital Resources

As of December 31, 1999, the Company's cash balance was $1,439, and the Company's working capital was a negative $81,044. As of December 31, 1999, the Company had a tax loss carry-forward of $314,769 to offset future taxable income. There can be no assurance, however, that the Company will be able to take advantage of any or all of such tax loss carry-forward, if at all, in future fiscal years.


Financing Needs

To date, the Company has not generated any revenues. The Company has not been profitable since inception, may incur additional operating losses in the future, and may require additional financing to continue the development and commercialization of its technology. While the Company does not expect to generate significant revenues from the sale of products in the near future, the Company may enter into licensing or other agreements with marketing and distribution partners that may result in license fees, revenues from contract research, or other related revenue.

The Company expects its capital requirements to increase significantly over the next several years as it commences new research and development efforts, undertakes new product developments, increases sales and administration infrastructure and embarks on developing in-house business capabilities and facilities. The Company's future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs Of the Company's research and development initiatives and the cost and timing of the expansion of the Company's sales and marketing efforts.

The Company anticipates that it will be able to fund operations over the next twelve- (12) months. To enable the Company to fund its research and development and commercialization efforts, including the hiring of additional employees, the Company in the process of offering additional shares of its common stock.


REVENUE RECOGNITION

Fullcomm believes that it will generate revenue from licensed technology products, transaction fees and information services delivered over the Internet, private Intranets or other networks. Which include fees from:


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      o  licensing solutions;
      o  network and user transaction fees; and
      o  performing development and consulting services


We believes it will generate network-based services revenue from fixed fee subscription arrangements, which is recognized ratably over the term of the applicable agreement, and from arrangements that are priced on a per-transaction or per-user basis, which is recognized as the services are performed. Revenue from development projects is recognized on a percentage-of-completion basis or as such services are performed, depending on the terms of the contract. Revenue from development and consulting services is recognized as the services are performed.

Hardware and software systems are licensed under the terms of substantially standard nonexclusive and nontransferable agreements, which generally have a noncancelable minimum term of six years and provide for an initial license charge and a monthly license charge. The initial license charge grants a right to use the software system available at the time the license is signed. The monthly license charge, which covers the right to use during the term of the agreement. Customers wishing to acquire perpetual rights to use the Company's software may enter into additional agreements to acquire such rights.

Licensing Agreements

We are targeting relationships that could establish our solutions in several large markets, including entertainment, business information, and publishing. A significant part of our licensing efforts will be focused on adoption of our technology by the music industry, as we believe it will be an early implementer of DRM technology. We believe that, if our general purpose solutions are adopted in the music market, we will be positioned to have our platform adopted in additional entertainment markets, including games, audio books, and video, and other markets, including business information and publications.

We have four basic types of license agreements: commerce service licenses, business licenses, applications licenses and alliance agreements. These agreements provide different rights and technology depending on the commercial plans of our partners. Initial license fees received from these agreements may vary in amount depending on factors such as partner commitments, scope of the license as it relates to commercial markets, territory, and term of agreement. Examples of partner commitments may include deploying licensed products within a specified time frame, exclusively using portions of our software, and using and publicly promoting us as the partner's preferred digital rights management technology.

We will license our technology to our partners to build digital commerce services and applications. In addition, we intend to leverage our partners' activities as they bring in their own partners and customers. While we may receive initial license fees from our partners, over time we anticipate that our revenues will be derived primarily from transaction fees from our partners' and their customers' commercial deployment of applications and services.

Our license fees will be negotiated based on the terms and conditions of each individual agreement and take into account the scope of the license, the term, and the other commitments made by our


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partners that provide strategic value to us. In connection with our strategy to promote widespread deployment of our solutions, we anticipate receiving an initial license fee for our Commerce solutions in the form of a minority equity position in the licensee. The value of the license fee will be determined based on the estimated fair value of the underlying equity securities received. In the future, we may enter into other equity payment arrangements.

Our success depends on significantly increasing the number of companies that license our technology and use it for the sale and management of digital content and services.


OPERATING EXPENSES

In view of the rapidly changing nature of our industry and our new and unproven business model, we believe that period-to-period comparisons of revenues and operating results are not necessarily meaningful and should not be relied upon as indications of future performance. In addition, our business model is new and unproven and has not succeeded in generating sufficient revenue to sustain or grow our business. We also operate in an intensely competitive market for highly qualified technical, sales and marketing, and management personnel and periodically make salary and other compensation adjustments to retain and hire employees. We anticipate that our operating expenses will increase in future quarters. We expect to incur additional losses for at least the next several years. As a result, we will need to generate significant additional revenue to achieve and maintain profitability. In addition, we have limited and delayed insight on consumer trends and sales, which makes prediction of our future revenues difficult.

We anticipate that research and development, sales and marketing, and general and administrative expenses will increase in absolute dollars as a result of new hires and related personnel costs. Sales and marketing spending is expected to increase as a result of our spending on branding, trade shows, advertising, and promotion.

Research and Development

Research and development expenses consist principally of salaries and related personnel expenses, consultant fees, and the cost of software used in product development. Research and development expenses are expensed to operations as incurred. We believe that continued investment in research and development is critical to attaining our strategic product objective and we expect these expenses to increase significantly in absolute dollars in future periods.

Sales and Marketing

Sales and marketing expenses consist of salaries and related expenses for personnel engaged in direct sales, partner development, marketing, field service support, consultant fees and advertising, promotional material, and trade show exhibit expenses. We expect sales and marketing expenses to increase in absolute dollars due to planned growth of our sales and partner development organizations, including the establishment of additional offices in domestic and international locales, and aggressive implementation of advertising and promotional programs.


                      **********************************


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INDUSTRY BACKGROUND

The Internet has emerged not only as the fastest growing communications medium in history, but also as one of the most efficient distribution channels for commerce. According to International Data Corporation, total worldwide Internet commerce spending was $50.4 billion in 1998 and is estimated to grow to $1.3 trillion in 2003. International Data Corporation further estimates that worldwide Internet commerce spending per online buyer will grow from $1,635 in 1998 to $7,216 per year in 2003 representing a compound annual growth rate of 70%. E-business (business-to-business transactions), estimated at $40 billion, is 5 times as large as personal users. By 2003, that figure will balloon to over $1 trillion, or approximately 10% of all U.S. business. By 2006, this might grow to 40% of all U.S. business. By 2003, over 400,000 US based e-merchants will have a presence on the Internet.

For the past three years, the Internet has enabled consumers to quickly find the lowest prices for goods such as books, CDs, toys and electronics, and order them instantly. Now old-line manufacturers, including Boeing and GM and Ford, are exploring ways to use the Internet the same way.

Online marketplaces are gaining popularity because they enable companies to better monitor prices and product availability, thereby cutting costs. Corporations are now beginning to rush headlong into the market for automating their purchases of supplies and drive costs down. Business-management software makers like Oracle, SAP of Germany, Ariba and Commerce One sell software that links companies to their suppliers on a computer network that it manages instead of allowing customers to build their own trading communities that they monitor and control. Oracle, in particular, thinks it can win more customers by selling software that organizes both direct and indirect procurement, or purchasing for materials necessary for the manufacture of their products as well as unrelated supplies for the office or factory floor.

The Internet has become a dominant force. It is a source of information and entertainment that offers over 3 billion websites. Estimates of on-line computer users range from 150-million to 200-million. Based on current trends and industry growth patterns, that figure could reach more than 300-million users in less than five years. (Source: U.S. Department of Commerce).

While most Internet commerce to date has involved the delivery of physical goods like books and compact discs ordered online, the Internet is poised to become a leading distribution channel for digital goods as well. Today, most content is in, or can be easily put into, digital form. This content includes music, videos, games, software, publications, business information including patient recordkeeping, and images. The Internet can be used to disseminate this digital information efficiently to broad audiences without geographic boundaries, and can eliminate many of the traditional costs associated with manufacturing, packaging, and distribution. The use of the Internet for digital goods is being supported both by the growing number of households and businesses connected to the Internet, and by electronic devices other than the personal computer, such as set-top boxes, portable music players, mobile phones, and other hand-held devices, all of which are becoming connected to the Internet. In addition, downloading digital content is becoming significantly easier with the emergence and adoption of broadband technologies including digital subscriber lines and cable modems, and enhanced compression technologies including MP3 for


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music and MPEG-2 for video. The Internet will add to the existing channels for distributing digital goods on physical media like compact discs and DVDs.

The characteristics that make the Internet ideal for distributing digital goods also make it ideal for pirating and misusing them. Digital goods, if not protected and managed, can be easily copied without any degradation in quality, altered and defaced, and distributed with the touch of a button to a large number of recipients. These threats are increased by advances in broadband and compression technologies, wider uses of portable devices, and wider availability of re-writeable compact disc and DVD devices. As the number of users connected to the Internet and the amount of digital information transmitted over the Internet increases, these users and this information become more vulnerable to parties who wish to interfere with the integrity of digital information and digital transactions.


E-INFORMATION SECURITY

      o secures sensitive corporate data - allows satellite offices to securely access home office databases. Only parties with Fullcomm hardware and software can access sensitive information
      o     secures EDI transactions in the healthcare/insurance industries
      o the security architecture allows enhanced control and utilization of credit card verification services and other E-business security concerns
      o Fullcomm technology drastically improves upon the security currently available for online stock trading, bank account information and related applications
      o Internet Publishing - The ability to distribute books, periodicals, and newspapers online and retain distribution rights(no piracy)
      o Software Distribution - The Company's technology facilitates and substantially enhances sales and distribution capabilities for vendors and software manufacturers
      o Fullcomm technology allows small software companies to compete with large software companies because access to shelf space and distribution channels are no longer barriers to entry or market share
      o the technology enables the direct download and/or rental of software via the Internet with appropriate security


HEALTHCARE INDUSTRY OVERVIEW

Healthcare costs in the United States have risen dramatically over the past two decades and now represent approximately $1.0 trillion or 14% of the annual gross domestic product. Federal and state governments, insurance carriers and other third-party payors have moved aggressively to control these rising costs. One of the ways in which these entities have managed rising costs has been to employ alternative reimbursement models to replace the fee-for-service reimbursement model, which has been the traditional basis for payment for healthcare services. Such alternative reimbursement models include managed care, fixed-fee and capitated models of reimbursement. The result of these generally more restrictive reimbursement practices has been a dramatic increase in the complexity of accounting, billing and collecting payment for healthcare services. To address


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these challenges, healthcare providers are increasingly utilizing information technology, including practice management systems. While spending for information technology within the healthcare industry has historically been below that of other industries, healthcare information technology expenditures are expected to grow from $13.6 billion in 1997 to $21.0 billion by 2000. Although the practice management segment of the healthcare industry has historically lagged behind the healthcare industry as a whole in spending for information technology, expenditures on practice management systems have grown at a compound annual rate of approximately 26% from 1993 through 1997 and are projected to grow at a comparable rate through 2000. Practice management systems include a range of software products and services for physicians and other healthcare providers. Most practice management systems provide several common functions, including practice administration functions, such as patient scheduling; financial functions, such as patient billing and receivables management; and may include clinical functions, such as preventative care notification. Beyond these common three functions, the continued evolution of information and telecommunication technologies has led to the development of electronic commerce tools for integration with practice management systems. These tools can help to improve a healthcare practice's cash flow by facilitating EDI, thereby enabling more accurate and rapid submission of claims to third-party payors and more rapid receipt of corresponding reimbursements. Currently, nearly half of the total health claims submitted in the United States annually are processed manually. Paper claims require more time and are significantly more expensive to prepare, file and process than electronically submitted claims. Recent industry statistics suggest that the combined cost to payors and providers of processing a manual claim total approximately 15% of the average claim amount. EDI transactions, on the other hand, can be processed directly with third-party payors or channeled through processing clearinghouses at significantly lower costs to the provider and the payor. Because of these significant cost savings, some payors are beginning to require practitioners to submit reimbursement claims electronically. Providers have also recognized a growing need for decision support tools that access and analyze the increasing volume of financial and clinical information generated by their practices. As the continued evolution of managed care requires physicians to be "at risk" for the costs associated with providing healthcare services, individual physicians will need advanced information technology to aggregate and evaluate financial and clinical information in an effort to manage their practices more efficiently and profitably. The practice management systems industry in the United States is highly fragmented, with a large number of relatively small, regionally focused companies and few national vendors. Most of these smaller competitors lack the financial and technical resources to develop, effectively market and support the advanced software products demanded by the marketplace. Many of these vendors are increasingly willing to combine with larger practice management systems vendors that have substantially greater financial, technical and managerial resources.


Regulation regarding patient confidentiality

The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operation of healthcare organizations. Changes in current healthcare financing and reimbursement systems could cause us to make unplanned modifications of applications or services, or result in delays or cancellations of orders or in the revocation of endorsement of Fullcomm's solutions and applications by healthcare participants. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain


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proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions.

The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take In years to resolve. Demand for Fullcomm solutions and applications may be affected by additional regulation of the Internet. For example, until recently Health Care Financing Administration guidelines prohibited transmission of Medicare eligibility information over the Internet.

The confidentiality of patient records and the circumstances under which such information may be in used or released are subject to substantial regulation by state and federal laws and regulations. Regulations governing electronic health data transmissions are evolving rapidly and are often unclear and difficult to apply. The Health Insurance Portability and Accountability Act of 1996 ("HIPAA), requires the Secretary of Health and Human Services to adopt national standards for certain types of electronic healthcare information transactions and the data elements used in such transactions, and to adopt standards to ensure the integrity and confidentiality of such information.

We will be subject to extensive regulation relating to the confidentiality and release of patient records and other health care industry issues. Additional legislation governing the distribution of medical records has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with any new legislation. Moreover, Fullcomm may be restricted or prevented from delivering patient records electronically.

E-HealthCare from HealthCare Service Providers (HCSP)

The adoption of Internet solutions by healthcare participants will require the acceptance of a new way of conducting business and exchanging information. The healthcare industry, in particular, relies on legacy systems that may be unable to benefit from Fullcomm's Internet-based platform. To maximize the benefits of HCSP platforms', healthcare participants must be willing to allow sensitive information to be stored in HCSPs databases. Providers can process transactions for healthcare participants that maintain information on their own proprietary databases. However, the benefits of HCSP connectivity and sophisticated information management solution are limited under these circumstances. Customers using legacy and client-server systems may refuse to adopt new systems when they have made extensive investment in hardware, software and training for older systems.

E-commerce transaction platforms and industry relationships will enable a key strategic goal of offering a comprehensive, integrated Web-based solution for the administrative, communications and information needs of the healthcare industry;

      o providers of end-to-end Internet solutions to the healthcare industry will be in a better position to achieve increased subscriber penetration among physicians. payors, providers and other healthcare industry participants
      o     expanding connected network of customers and strategic partners;
      o     increasing transaction volume;


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      o     broadening offerings of Internet-based healthcare-related
            transactions services, and creating enhanced cross-selling opportunities;
      o increasing the speed at which Internet transaction processing streamlines inefficient manual and paper-based processes; and
      o     enhancing the quality and depth of patient-doctor communications

Information Services - core software products enable transaction-based EDI functions, including patient billing and insurance claims submission and remittance. The use of EDI can improve a healthcare practice's cash flow by enabling more accurate and rapid submission of claims to third-party payors and more rapid receipt of corresponding reimbursements. EDI services currently include the following:

      o Electronic Patient Billing--electronically submits patient billing information from practices by dial-up modem or via the Internet to independent national clearinghouses which process, print and mail invoices and provide billing reports to the practice;
      o Electronic Claims Submission--electronically submits insurance claims from practices to payors, either directly or through independent national clearinghouses; and
      o Electronic Claims Remittance--electronically remits insurance payment and automatically posts explanation of benefits into the practice management system.

Competition includes:

      o healthcare information software vendors, including McKessonHBOC and Shared Medical Systems;
      o healthcare electronic data interchange companies, including ENVOY a subsidiary of Quintiles Transnational Corp., and National Data; and
      o large information technology consulting service providers, including Andersen Consulting, IBM and EDS.


DIGITAL RIGHTS MANAGEMENT (DRM)

DRM is needed across all content industries, including music, video, games, software, publications, business information, and images, and by all of the constituencies in these industries. These constituencies, including artists, authors, producers, publishers, and distributors, are all concerned about protecting and managing their rights in digital content. All parties want to receive royalties for copyrighted materials. Artists and authors want to protect the integrity of their works. Consumers want easy transparent access to good content but are concerned about protecting their privacy. Producers, publishers, and distributors want to structure and optimally manage their business models.

DRM applies too more than content industries. The Internet is becoming a principal means for digital interaction among organizations and individuals. A vast amount of data about organizations and individuals is digitized on computers, sent over networks, and stored in electronic form. Much of this information is confidential and proprietary, including trade secrets, supply chain and product information. Some of this information is also personal in nature, including financial and medical


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records. This information is gathered, stored, and exchanged among many entities, including corporations, governments, schools, hospitals, and individuals. These organizations and individuals need to manage their digital rights in the flow of proprietary and personal information, so that only the appropriate people can use the information. DRM is also useful for protecting rights, as these information flows become more automated, in trading, brokering, regulatory compliance and other industries.

Current computing environments and security techniques are not designed to provide sufficient protection and management of digital rights. Historically, computers, networks, and operating systems were designed primarily for creating, processing, and distributing information. Similarly, security technologies evolved to protect computers and networks from the outside environment and to protect information during a point-to-point transmission, not to protect information and rights once information has been received and properly accessed by a user. In commercial transactions in current computing environments, information is generally stored and transactions are processed at remote mainframes or servers, even when it is less efficient, because the client and other parts of the environment do not provide adequate protection and security. As a result, these security technologies either do not consider an authorized user as a potential threat, or fail to provide sufficient mechanisms to prevent the improper use of information. With digital commerce, the threat comes not only from the outside--a hacker trying to break into the protected computer or decrypt an encrypted transmission. The threat comes also from the inside--a user may be authorized initially to access digital information but performs an unauthorized act, such as making or distributing copies. Moreover, the requirement for centralized transaction processing and information storage is less efficient, harder to scale, and more constrained in use than systems that distribute secure processing.

Current techniques for DRM that are built on these centralized securities approaches generally only provide secure digital distribution. For example, these techniques generally lack the ability to persistently manage digital information, especially when offline, and essentially allow only a limited number of inflexible business relationships that are predetermined by the technology provider. These techniques usually require online interaction, which increases costs, limits consumer convenience, and makes some business models uneconomical.

A new computing technology is required to address all of these concerns--one that, when distributed over a vast array of computers and devices, consistently protects and manages rights related to digital information and processes, online and offline, wherever this information and these processes may occur. Creators, publishers, distributors, service providers, governments and other institutions, and users must have the ability both to create and associate rights and rules that persistently apply to digital information and processes, and to modify the rights and rules, if permitted, even after the information is distributed. These rights and rules might represent information regarding ownership, access, payment, promotion, warranty, privacy, and other elements of commerce in information. When these rights and rules are based on a common foundation, they can form a basis for an interoperable global system for digital commerce.


Need for secure transactions


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The very openness and accessibility that have stimulated the adoption and growth of public and private networks create threats to the privacy and integrity of information that is transmitted across or stored on them. According to a 1997 industry survey, 70% of consumers and businesses surveyed cited security concerns as the principal impediments to a broader use of the Internet for commercial applications. Key consumer security concerns include merchant impersonation, fraud and the risk that third parties may intercept and use personal information such as credit card numbers, all of which may inhibit the broader adoption of electronic commerce. Businesses relying on public and private networks for internal communications risk the theft, loss, alteration or dissemination of confidential data, loss of reputation and economic loss through fraud. Threats to corporate data security arise both from external sources such as competitors and computer hackers, as well as internal sources, such as curious or disgruntled employees and contractors. According to a recent FBI report, among U.S. enterprises reporting that they had experienced computer security breaches, the average financial losses from internal breaches were significantly higher than the losses sustained from external breaches. These business risks have driven the demand for effective and robust network and information security products.

The security risks associated with communications and commerce over public and private networks have accentuated the need for information security solutions that address the five critical network security needs:

      o Access control--only authorized users should access, view or modify certain data;
      o Confidentiality--data in transit over the network or in storage should not be disclosed to unauthorized persons;
      o Integrity--data should not be altered or compromised by unauthorized manipulation;
      o     Authentication--the identity of the data sender should be verified;
      o Non-repudiation--the sender of a transmission should not be able to deny or repudiate the transmission

A wide range of products and services have been introduced to address one or more of these five critical network security needs. For example, access control is provided by products such as firewalls and password tokens, which limit network access only to users having recognized addresses or entering recognized passwords, but are limited in their flexibility and do not address such requirements as confidentiality, integrity, authentication and non-repudiation. Encryption devices and programs provide confidentiality, but are device-dependent and do not address issues of access control, integrity, authentication and non-repudiation. The lack of flexibility and scalability inherent in these solutions has led to the development of public key encryption and digital certification systems combined in a public key infrastructure, which can address all five critical network security needs.


PUBLIC KEY SECURITY

A public key infrastructure uses encryption algorithms in combination with authentication and verification technology offered by digital certificates to provide the user with a secure and reliable means of communicating and effecting transactions over public and private networks.

Public key encryption


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Digital messages are encrypted and decrypted using a cipher or key. Public key encryption systems assign each user a pair of linked keys: a "public" key, which the user provides to others, and a "private" key, which the user keeps secret. A user wishing to send a secure transmission encrypts the transmission using the recipient's public key. To decode the transmission, the recipient uses a private key that is uniquely able to decode messages encoded with his or her corresponding public key. Thus, the successful exchange of encrypted messages using a public key system requires that message senders have the public keys for all recipients to whom they desire to send messages, and that the recipients decode messages with their own private keys. Public key encryption provides a high level of data security, and thus addresses an enterprise's need for confidentiality of electronic transmissions. However, because encryption alone does not give the recipient of a message any information about the sender or ensure that a message is not altered en route, the requirements for access control, integrity, authentication and non-repudiation are not satisfied.

Digital certification
The ability to ensure access control, authentication and non-repudiation of digital transmissions can be achieved with digital certification systems, which enable a recipient to verify that a message originates from the expected sender. These systems use public and private keys to create a special file called a digital signature. This signature is encoded using the sender's private key. Upon receipt of the message, the recipient obtains a copy of the sender's public key from a directory established by a trusted administrator (a "Certification Authority" or "CA"), which verifies that the message originated from the expected sender. Digital certificates thus function as electronic passports that not only authenticate their owners' identities and verify their owners' membership in certain organizations, but also establish their owners' authority to engage in a given transaction. Digital signature and certification technology can also be used to ensure the integrity of a message by enclosing an encrypted summary or "hash" of the message with the sender's digital signature. When the signature and hash are decrypted using the sender's public key supplied by the CA, the system can automatically detect whether the message was altered since it was signed.

Market acceptance
Because of its security benefits, digital certification has gained significant market acceptance, particularly in sectors in which information security is critical, such as government, finance, health care and telecommunications. Industry sources believe that by 2000 digital certificates will be nearly as widely adopted by the general public as e-mail is today. At least 40 U.S. states, as well as the U.S. and Canadian governments and the European Union have adopted or are considering digital signature statutes that recognize the legal validity of digitally signed documents. In addition, the banking industry's Secure Electronic Transaction (SET) standard for Internet credit card purchases, as well as the Internet secure packet transmission standard (IPsec) adopted by most firewall, routing and access vendors, depend on digital certification.

Need for a public key infrastructure
The increasing acceptance of digital certificates has given rise to numerous products and services that issue digital certificates or that are digital certificate-ready. However, the mere issuance of digital certificates does not ensure that a user's access is properly monitored, that privileges associated with access are accurately and currently defined, or that the certificates in question have not been withdrawn or replaced. Indeed, the proliferation of users and certificates greatly complicates management of these issues, which are critical to maintaining an effective security environment across and between enterprises. To address these needs, enterprises must have a


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robust public key infrastructure that supplements certificate issuance functions with full life cycle management of public keys, including issuance, authentication, storage, retrieval, backup, recovery, updating and revocation, in an easy-to-use, cost-effective manner.

Moreover, unless digital certificates can be easily utilized on a consistent and reliable basis across multiple applications (such as e-mail, browser, electronic commerce, electronic forms and remote access), organizations will face the challenge and cost of maintaining a separate security infrastructure for each application, requiring separate keys and certificates, multiple passwords and inconsistent or incomplete security implementations. Furthermore, any PKI must be able to support an enterprise's security requirements as the enterprise grows, business functions are altered and underlying IT technologies evolve. To be effective, a public key infrastructure must be able to accommodate a large number of users and integrate diverse computing resources into a consolidated, reliable and secure computing environment that meets the five critical network security needs of access control, confidentiality, authentication, integrity and non-repudiation. Achievement of these goals requires a highly functional and flexible public key infrastructure for the management of network security features across an enterprise and between organizations.

Promote widespread deployment

We have designed our client technology and our licensing structure to achieve efficient and rapid deployment. Our technology is designed so those consumers can conveniently activate it. It is also designed so that it can be flexibly deployed by our partners through a variety of means, including digital download, optical disk distribution, and pre-installation. We will also work with our partners to develop business models that promote rapid deployment, for example, superdistribution, which allows users to drive deployment through redistribution of content.


VIRTUAL PRIVATE NETWORKS

Using Managed IP Security (IPSec) with Virtual Private Networking (VPN) service will enable users to efficiently provide branch offices, traveling executives and telecommuters with secure, high-speed access to mission-critical applications on their Intranet. VPNs will enable Fullcomm to extend globally secure connectivity to corporate partners and suppliers.

Virtual Private Networks is the logical next step as companies expand the reach of their private networks to remote workers, distributors, and suppliers. Leading industry analysts say that over the next five years, businesses will spend more than $14 billion on managed VPN services for both IP-centric customers as well as private data networking customers migrating to VPNs.

VPN features are available today and include IPSec and Managed Tunneling Services that support both Layers 2 Tunneling Protocol (L2TP) or Point-to-Point Tunneling Protocol (PPTP). Professional services delivered through AT&T Solutions Network Professional Services and AT&T's Alliance Channel Program also are available to help implement and support these VPN features.

Internet Protocol Security (IPSec) provides businesses with a highly secure, scalable, and interoperable means to globally connect end users across multiple networks and service providers. IPSec is a set of protocols defined by the Internet Engineering Task Force (IETF) that helps ensure


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the confidentiality, integrity, and authenticity of data communications across a public network. They use digital certificates, which are needed to prevent data from being tampered with or viewed by unauthorized users. This fully IPSec compliant offer provides global end-to-end encryption and simultaneous access during the same dial session to both the public Internet, as well as secured private networks.

Layer 2 Tunneling Protocol (L2TP) is an IETF standard that enables users to connect to private networks over the public Internet using "tunneling." A tunnel works by "wrapping" one data packet inside another so it can be routed over the Internet to a private network. Once it reaches its destination, the packet is "unwrapped" and handed off to the private network. L2TP for VPN service is network-based and will allow customers around the world to use the public Internet to make their private network applications available to remote users and trusted third parties. This service will ease customer network management by supporting privately administered IP addresses, by securely authenticating the source and destination of each tunnel, and by providing quality of service routing for tunneled traffic.

Point-to-Point Tunneling Protocol (PPTP) service is client-based and provides businesses with additional tunneling options. Similar to L2TP service, it allows customers to use the public Internet to access private network resources using multiple transport protocols, such as Novell's Internetwork Packet Exchange
(IPX) and NETBIOS. It also helps increase network security with optional data encryption technology and by limiting access too only authorized users.

A recent report from the Phillips Group-InfoTech projects the U.S. wholesale network services market could grow at an average annual growth rate of 24 percent to reach $ 116 billion in revenue by 2003 up from $39 billion in 1998. The surge, according to the Parsippany, NJ-based research and consulting firm, will be driven primarily by Internet Protocol (IP) related wholesale volume. Three key sectors account for increases in IP related wholesale volumes, according to the study. The rapid growth of wireless wholesale services, driven by Internet access, will jump from $500 million in 1998 to $5,500 million in 2003, expanding by a factor of eleven. The second biggest IP Wholesale growth rate will be among new entrants to the industry, known as competitive local exchange carriers (CLECs). These firms posted total wholesale revenues of $250 million in 1998 but in five years, CLEC revenues are anticipated to multiply ten-fold, to $2.62 billion in 2003. The third biggest IP Wholesale rate of growth originates from Packet/Cell-based network service provider services
(NSPs), which includes the delivery of IP Telephony. NSP revenues will jump from $2.0 billion in 1999, to $20.4 billion in 2003.

Five emerging business models are empowering new players who are both creating and taking advantage of the transformation of bandwidth usage. These include the following models and leading companies who have adopted these models:

Network service providers (NSPs) furnish network services and applications hosting centers. Examples of prominent NSPs include AT&T), MCI/WorldCom QUEST, Williams Communication and Level 3.

Content delivery providers (CDPs) deliver broadband Internet content in innovative approaches that overcome some of the throughput capabilities of the current Internet. Some of the leading CDPs include Adero, Akamai Tech Inc., iBEAM, Intervu and Sandpiper.


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Applications service providers (ASPs) offer applications over the network to businesses and end-users as networking costs have plummeted and acquiring and retaining trained IT staff has become more difficult. Examples of ASPs include Digex, Oracle Corp and SAP Ag.

Headquarters Providers (HQPs) consist of large enterprise businesses that have adopted wholesale like characteristics to serve their internal constituents as well as their external suppliers and customers.

Broadband content providers (BCPs) create and deliver broadband content including event broadcasting and depend upon the network service providers and the content delivery providers to insure effective delivery of their content. Examples of BCPs include Excite@Home, MSNBC, Broadcast.com, and Intertainer.com. These new business models are helping to accelerate an already explosive growth in wholesale telecom services.


AUDIO

      o Audio - allows for the distribution of music over the Internet without concern for pirated copies
      o The major music labels have been looking for a secure way to digitally distribute music via the Internet. Fullcomm technology allows record labels to tap the broad reaching distribution capabilities of the Internet
      o Independent music labels can realize substantial savings from decreased advertising and distribution costs. With the ability to distribute over the Internet, these smaller labels can gain access to broader markets and compete with larger labels for market share based on content and service rather than name recognition through advertising


Digital Recordings

With the many recent advancements in technology, such as the personal CD burner attached to PCs, depriving Media owners of royalties is a simple proposition. Billions of dollars are lost annually in the music industry alone. The illegal use and distribution of copyrighted information is a major concern on the Internet.

Pirating of audio and video is not a new concept to recording labels and movie studios that had previously written off those losses as inconsequential in the long term. In the past, pirated copies were less of a concern because analog copies (e.g. audiocassette tapes and VHS tapes) have a limited use life - each use degrades the quality of the tape. Also, the quality of copies degrade very quickly when "generations" separate the original/master from the copy - essentially, a copy of an original has noticeably degraded quality versus the original and each "generation" away is much more degraded. Using VHS as an example, the second generation of copies is practically incapable of being viewed. This general premise holds true for all analog formats of media.

Digital copies of information are inherently different. Each digital copy is a perfect copy of the original. Due to error checking technology and the use of standard systems and protocols, each digital copy is a master copy. Technological advances, such as the incredible growth in personal


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computing power and the all time low cost and high availability of data storage methods, have now made duplicating digital information very simple and inexpensive. Media owners must now wrestle with a dilemma. To utilize the fundamental strengths of the Internet as a distribution method, they put their media at risk of piracy. This is a huge concern because One pirated digital copy is the entire world needs to make an unlimited number of copies.

These security concerns were initially unforeseeable. To plan for this security issue, companies would have had to know the future of technology years before the technology even existed, and furthermore, that the Internet was going to grow into what it is today.

Only recently have companies begun to capitalize on this sensitive security issue concerning the Internet. Our competitors' ideas consist of using limited technology to provide a short-term solution to a long-term problem. These "solutions," primarily software-based, have arisen due to concern for current business, but that does not change the fact that all static software-based security measures are vulnerable and can be compromised.

Fullcomm has a vision of how to provide an integrated solution that removes the limitations that are inherent in software-based programs. By offering a dynamic hardware interface, Fullcomm can grant the desired security in a range of applications, from complete security for c-commerce activity and on-line banking to digital media over the Internet that cannot be illegallyi distributed. Instead of several solutions for one problem, Fullcomm offers one complete solution for a host of problems. Given our product's flexibility and the host of functions it can perform, virtually every corporation that uses the Internet as an interface to their consumers would benefit from the integration of Fullcomm's technology. In addition to complete security, the use of our delivery system offers benefits of greatly reduced distribution, packaging, and inventory costs versus current methods of media and software delivery. These savings could be passed directly to the consumers, making our system the preferred method for consumers to purchase goods and services.

The current trends in the markets that Fullcomm intends to focus on are unprecedented exponential growth models. Fullcomm proposes to profit from the existing markets of c-commerce, wireless data transmission, on-line banking and Voice over Internet Protocol by providing unparalleled security measures. With the planned emergence of multimedia data (video-on-demand, music distribution, etc.) over the Internet net, Fullcomm has already anticipated its involvement and has configurations of our device which can be easily adapted to provide security for these new and emerging services.

These ideas are not five to ten years away, but are currently becoming reality. Every high tech company is continually creating and changing their own vision of the Internet and taking steps to bring their vision to fruition. Integration of Fullcomm's proprietary technology will ensure the security of all future Internet transactions and preserve the rights of media owners, proprietary content providers, and private individuals.

Recent events in the music industry provide the most visible example of an industry facing the problem of protecting and managing its rights related to digital information. A technology called MP3 that compresses music with near-compact disc quality has rapidly become recognized as a major threat to the industry. With readily available MP3-enabled software, music can be copied from compact discs into computers, compressed to under 10% of its former size, redistributed,


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played, and even copied back onto a blank compact disc for private use or pirated resale. Songs in the MP3 format can be moved from personal computers to new portable consumer devices and can then be played through headphones or stereo speakers. Every compact disc published and distributed is at risk of being copied. Already, many popular titles have been digitized in MP3 form multiple times across the Internet and a new channel of direct MP3 distribution is emerging.


THE RECORDED MUSIC INDUSTRY

The recorded music industry represents one of the largest opportunities for online digital delivery and commerce. According to the International Federation of the Phonographic Industry (IFPI), worldwide-recorded music sales represented a $38.7 billion market in 1998. The United States music industry, which represents nearly one-third of worldwide-recorded music sales, encompasses more than 200,000 professional musicians, 7,500 record labels, 100 distributors, 4,000 independent retailers and millions of consumers. The recorded music industry has operated under the same basic business model for many years. Typically, record companies sign artists to exclusive contracts under which the record companies develop and promote artists' music. The companies then sell this recorded music through wholesale and retail distribution channels to consumers. In addition, there are millions of amateur musicians who do not have access to distribution through traditional channels.

Net music

The growing popularity of music on the Internet, combined with recent technology advances, has made the Internet a compelling medium for digital music delivery. Forrester Research has estimated that sales of recorded music through digital transmission will grow from less than l% of all recorded music sales in the United States in 1999 to 7% of these sales in 2003.

The Internet presents a significant opportunity for the rapid and cost-effective distribution, promotion and sale of recorded music. Music is one of the most popular topics on the Internet as reflected by the increasing number of music-related websites and the growth of online sales of compact discs. To date, online-recorded music sales have occurred primarily through the purchase of compact discs through online retailers. Forrester Research expects online vendors such as Amazon.com Inc. and CDnow Inc. to drive total online sales of compact discs in the United States from an estimated $890 million in 1999 to an estimated $6.7 billion in 2003. These online retailers generally do not take physical custody of recordings, but rather refer their orders to fulfillment houses that are responsible for shipping the compact discs to customers. The popularity of online buying is also forcing traditional retailers to sell recorded music using the Internet, either through their own websites or in the future through in-store kiosks.

Advances in digital compression technologies now allow the transmission of near-compact disc quality audio over the Internet. Due to the size of the transmitted files, most digital music transmitted to date has been song samples used by online retailers to allow shoppers to preview music. More recently, new websites such as Liquid Audio.com have begun to offer "full length," three to four minute, single music recordings for transmission and storage in compressed formats.

Liquid Audio also has business-to-business aspirations, as an Internet distribution and copyright-


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protection middleman for musicians and their labels, including Atlantic, Arista,
Bad Boy, Beyond, BMG, Capitol, Dreamworks, Elektra, EMI, Hollywood, MCA,
Polydor, RCA, Reprise, Universal, Virgin, Wind-Up, Windham Hill and Warner Bros. Tower Records also uses Liquid Audio for its digital download system. In addition, Liquid Audio runs the syndicated Liquid Music Network, a site with links to music-related Web sites and retailers that also includes a music catalog where consumers can download songs for $1.99 each. (Liquid Audio skims a 25-cent distribution fee off the transaction; the artist or record company gets $1; and the Web site gets the rest.)

Several audio compression standards are currently used, including AAC, AC-3 and mp3. To date, most digital music downloads have been promotional in nature. Recorded music sales delivered through digital transmission have been minimal, but are expected to reach 7% of all United States recorded music sales by 2003, according to Forrester Research. Several manufacturers have introduced or announced plans to introduce portable devices, such as the Rio from Diamond Multimedia and the Lyra from Thomson Consumer Electronics, that will play downloaded digital music.

The Major Labels

Five major global record companies--BMG Entertainment, EMI Music, Sony Corporation, Universal Music Group and Warner Communications Inc.-- and their numerous affiliated labels account for more than 80% of all recorded music sales worldwide. Each of these companies is organized worldwide on a geographic basis, with each local subsidiary having control over distribution within its territory. These companies invest significant resources in infrastructure to support their operations. They are vertically integrated and operate recording, manufacturing, distribution warehousing, and sales and marketing organizations.

In order to grow our business, we need to see an increase in the number of websites, including websites operated by music retailers, that use our technology to digitally deliver recorded music. To increase the number of websites, we must encourage the following:

      o offer competitive products and services that meet industry standards;
      o     attract more music content;
      o make it easy and cost-effective for music-related websites to sell digital music;
      o develop relationships with online retailers, music websites, online communities, broadband providers and Internet broadcasters; and
      o develop relationships with international music websites, retailers and broadband providers.
      o competition for consumers from traditional retailers as well as providers of online music services;
      o the announcement and introduction of new products and services by us and our competitors;

      o our ability to increase the number of websites that will use our platform for digital music delivery; and
      o the timing of our partners' introduction of new products and services for digital music sales.

In addition, other factors may also affect us. Some of these factors are within our control and others are outside of our control including:


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      o     market adoption and growth of sales of digitally downloaded recorded music over the Internet;
      o our ability to attract significant numbers of music recordings to be syndicated in our format;
      o market acceptance of new and enhanced versions of our products and services;
      o our ability to provide reliable and scalable service, including our ability to avoid potential system failures; and
      o     the price and mix of products and services we offer.


We believe record companies will remain reluctant to distribute their recorded music digitally unless they are satisfied that the digital delivery of their music over the Internet will not result in the unauthorized copying and distribution of that music. If record companies do not believe that recorded music can be securely delivered over the Internet, they will not allow the digital distribution of their recorded music and they might not have sufficient content to attract consumers.

Our success will depend on growth in consumer acceptance of new a platform as a method for digital delivery of recorded music over the Internet. Factors that might influence market acceptance of our solution include the following, over which we have little or no control:

      o the availability of sufficient bandwidth on the Internet to enable consumers to download digital recorded music rapidly and easily;
      o the willingness of consumers to invest in computer technology that facilitates the downloading of digital music;
      o     the cost of time-based Internet access;
      o the number and variety of digital recordings available for purchase through other online digital delivery companies, digital music websites or through traditional physical delivery of recordings;
      o the availability of portable devices to which digital recorded music can be transferred;
      o     the fidelity and quality of the sound of the digital recorded music;
            and
      o the level of consumer comfort with the process of downloading and paying for digital music over the Internet, including ease of use and lack of concern about transaction security.

If standards for the secure digital delivery of recorded music are not adopted, the piracy concerns of record companies and artists might not be satisfied, and they might not use our platform for digital delivery of their music because other digital recorded music formats, such as mp3, do not contain mechanisms for tracking the source or ownership of digital recordings. Users are able to download and distribute unauthorized or "pirated" copies of copyrighted recorded music over the Internet. This piracy is a significant concern to record companies and artists, and is the reason many record companies and artists are reluctant to digitally deliver their recorded music over the Internet. The Secure Digital Music Initiative (SDMI) is a committee formed by the Recording Industry Association of America (RIAA) to propose a standard format for the secure digital delivery and use of recorded music. If a standard format is not adopted, however, pirated copies of recorded music will continue to be available on the Internet, and record companies and artists might not permit the digital delivery of their music. Additionally, as long as pirated recordings are available, many


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consumers will choose free pirated recordings rather than paying for legitimate recordings. Accordingly, if a standard format for the secure digital delivery of music is not adopted, our business might be harmed.

New digital playback devices

We believe that the market for digital recorded music delivered over the Internet will not develop significantly until consumers are able to enjoy this music other than solely through the use of a personal computer. Several consumer electronics companies have introduced or announced plans to introduce devices that will allow digital music delivered over the Internet to be played away from the personal computer. If companies fail to introduce additional devices, consumers do not adopt these devices or our products and services are incompatible with these devices, our business would be harmed. In addition, digital music can be transferred to a compact disc, but that transfer requires a compact disc recorder (CD-R). Many desktop computer manufacturers offer CD-Rs in their computers. If companies do not continue to offer CD-Rs in their computers, consumers do not adopt CD-Rs or our products and services are incompatible with CD-Rs, our business might be harmed.

Our solution is based on an open technical architecture, which means that it is designed to support multiple leading digital music formats, including mp3 (an audio compression format developed by the Fraunhofer Institut) and Dolbyi AC-3 (an audio compression format developed by Dolby Laboratories, Inc.). These formats use compression technology to reduce the size of audio files, facilitating the digital delivery of music over the Internet.

Challenges of Digital Music Delivery and Commerce over the Internet

Music consumers increasingly want both to hear recorded music in real time on their computers and to store these recordings for later playback on portable devices as well as computers. But, as downloading music from the Internet has become increasingly popular, music content copyright owners, including the major record companies, have expressed concerns about unauthorized copying, or "pirating," of copyrighted sound recordings. Many compression technologies, including the basic MP3 standard specification, lack copy protection. This can result in the unauthorized downloading and replication of digital music. The major recording industry association, the Recording Industry Association of America (RIAA), has formed a committee, the Secure Digital Music Initiative
(SDMI), to propose a standard for the secure digital distribution and use of recorded music.

The e-commerce market for downloadable-recorded music is just emerging and there is limited availability of digital music on the Internet. The major record companies to date have engaged only in limited efforts to sell recorded music through digital transmission. The Internet as a commerce medium presents several challenges to the record companies, including the ability to comply with geographical territorial restrictions and copyright and trading concerns. Most artists, restricted by their existing contracts with record companies, have not been able to take advantage of selling their music over the Internet directly to consumers. Retailers have had success selling compact discs online, but have not had a way to integrate the sale of digital recorded music into existing online stores.

Standards


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We believe that a successful solution for digital music commerce must incorporate technical and industry standards. Secure Digital Music Initiative
(SDMI) is sponsored by the RIAA to develop an open standard for the secure digital delivery and use of recorded music. Over 200 companies are participating in this effort. To date, this effort has focused on requirements for consumer portable music devices, such as the Diamond Rio hand-held player.

There is an industry initiative to develop a standard for an open form of the mp3 format that supports authentication functions. These functions will protect consumers by providing visual confirmation that downloaded MP3 or other digital recorded music files are authentic. Digital recorded music formatted in this manner will play on all standard MP3 players and will additionally contain information identifying the copyright owner and the encoder. The copyright owner can also provide Internet links for additional promotions. These features are not found in standard MP3 files. This initiative has received support from 48 other companies, including MP3.com, Diamond Multimedia, MediaOne Group, Inc. and Fraunhofer Institut.

Secure Portable Player Protocol (SP3). The SP3 initiative is intended to provide an open technical architecture and reference specification for portable digital music playback devices that satisfy music industry and technology industry requirements. Any SP3-compatible digital music would be able to be played on any compliant device while unauthorized copies would not be able to be played.

Fraunhofer is the developer of the leading digital audio encoder and encoding technology, on the specifications for the SP3 standard. Texas Instruments is developing a reference design for a consumer playback device based on this specification.

Component Technologies. The architecture begins with component technologies, which include watermarking, audio compression and a multi-format distribution container.

Watermarking embeds indelible and inaudible digital information into the audio waveform. The embedded information is useful for identifying and tracking audio usage and cannot be removed without destroying the recorded music.

Audio compression reduces the bandwidth required to stream and download music over network connections. New Dolby Digital technology (AC-3) have been optimized for online music distribution.

Multi-format distribution containers. This container structure is designed to permit extension to other media types such as video. The container is optimized for music distribution and includes multiple images that can be used to preview and purchase media content in multiple formats and at multiple resolutions.

Secure Protocols. The industry has created secure protocols for communication between all parts of the system. Secure communications are necessary to prevent theft of content as it moves through the system. Secure links exist between the Server and content creation tools for publishing, for consumer downloading, and for transaction reporting.


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Device Interfaces. The industry has developed the Secure Portable Player
Protocol (SP3), which provides a set of security interfaces and techniques for next generation portable devices. SP3 has been developed as an open specification for use by many device manufacturers. SP3 is consistent with the goals of the SDMI and is intended to be compatible with the specification that results from the SDMI.

Passports. A digital identification system that permits consumers to move their music to multiple machines while still providing anti-piracy protections.

We believe that our technology architecture and our advanced stage of development and deployment provide distinct competitive advantages. We are currently developing new digital music delivery products. The advantages of our technology are summarized below:

      o Superior Audio Quality. We believe consumers will pay for quality music, and we believe that we can consistently provide superior audio quality for digital music. We will employ specific techniques and optimize industry algorithms to improve sound quality. We believe that our use of standardized compression algorithms such as MPEG, AAC and MP3 provides greater compatibility than proprietary audio compression solutions.

      o Effective Copyright Management. Artists and labels have been reluctant to embrace digital distribution of music given the current lack of copyright management technologies. The industry is developing technology to address the copyright management issue for online music distribution. Our security technologies protect content from the time it is created to the time it is consumed. These technologies include secure communication protocols that allow content creators to publish and manage their content in the distribution system. They have also developed specific anti-piracy technology such as watermarking that embeds unique identification information in the recorded music.

      o Automated Production and Publication. The industry is creating technologies that improve the efficiency of online music distribution and reduce operating costs. Content encoding systems allows for formatting large amounts of quality audio content for online use in a timely and cost effective manner.


VIDEO

      o The rapid growth of high bandwidth Internet users and the ever-increasing demand for greater bandwidth opens a door to a market for video distribution in a similar fashion to that of audio distribution. The telecommunications and cable industries are attacking the problem of limited bandwidth. As they update the data delivery infrastructure, this market can be targeted
      o As with Audio, smaller independent studios can cut costs and increase market share via the far-reaching distribution capabilities of the Internet
      o Fullcomm's technology allows for the creation of a new market for secure on-demand rebroadcast of television programming


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INTERACTIVE TELEVISION

Technological advances, coupled with demand for advanced information services, will continue to push television and PC convergence. Frost & Sullivan reports that said set-top type devices already make up a $2 billion market. In another report, Jupiter Communications said the sector would generate revenue of $l0 billion by 2004.

Computing can enhance the video, not replace the video, and to bring to consumers either convenience or better entertainment value. Driving the transformation of television are the same big trends that have hit the personal computer industry -- smaller and faster computer chips, the growth of the Internet and higher-speed, bigger-bandwidth communications services.

Microsoft jumped into TV-based technology when it bought WebTV Networks in 1997 for $425 million. It has since invested in companies like AT&T Corp., which is now the No. I cable operator in the United States. The software giant has spent an estimated $15 billion on a variety of investments in cable systems and satellite. Microsoft has pushed Windows CE, its operating system for smaller devices, into set-top boxes, the hardware that sits on a TV and connects it the cable network. Such boxes are at the heart of the convergence of television and the Internet. Microsoft is also creating turnkey packages of hardware and software to sell to cable operators who want to set up their own branded versions of the service.

Microsoft archrival Oracle Inc., is a direct competitor with a company set up as Network Computer, conceived as a maker of dumbed-down Internet-linked PCs, but which has morphed into an $8 billion company aimed at all non-PC computing -- with television systems playing a prominent role. AOL, Sun Microsystems Inc. and Lucent Technologies Inc. are also investors.

AT&T Corp. now the largest operator of TV cable operations, has invested in a range of technologies aimed at pushing digital television and a television version of its partially owned AtHome Inc. cable modem service for PCs. Satellite and cable television companies in general are building and buying services that let customers interact with programs and commercials.

The biggest high-tech impact on TV has come from the DVD technology. Manufacturers have sold an estimated 5 million units and personal television player products like Tivo Inc.'s Tivo device and Replay Networks Inc.'s ReplayTV. Tivo and ReplayTV take advantage of leaps in computer disk storage power to offer add-on services like program pausing, on-screen television listings and stored data linked to recorded programs. The next wave of electronic appliances will link televisions more closely to the Internet. This will allow for direct orders to the Internet during television commercials, or music and video downloads by the same route. Wink Communications Inc., newly launched FutureTV and OpenTV Corp. are among those introducing tools to tighten the Internet/television convergence. They will provide services that give users a personalized smart-card-enabled television service with video and audio on demand, along with complete Internet services. That allows simultaneous television viewing and Internet surfing to expand Blockbuster's traditional video rental business to an entertainment service delivered through TiVo. The companies will work together to develop and deploy a video on demand like service that will enable TiVo subscribers to obtain a selection of movies for viewing through their TiVo receivers.


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The cable industry has united around a single approach to delivering packet voice services over its networks, driving forward Internet protocol (IP) telephony on a uniform platform as early as mid-2000.

In early fall, the Packet Cable group at Cable Television Laboratories Inc. issued a final set of phase one draft specifications for IP telephony that uses a cable-adapted form of multimedia gateway control protocol (MGCP) as the linchpin to its distributed intelligence architecture, postponing for a second phase the endorsement of the call control architecture that had been heavily promoted by AT&T Corp. In all, there are 13 protocol specifications tied to creating a first-line IP voice capability over cable's hybrid fiber/cable networks, including several that are part of the second-generation cable modem standard known as data over cable service interface specification.

The achievement of consensus on a broadband packet communications architecture is closely linked to technology that is winning wide support outside cable should boost vendors' ability to deliver cable-specific products quickly and cost effectively. NCS (network-based call signaling) is the best approach to early deployment of packet telephony technology for the cable-adapted MGCP architecture. A uniform, interoperable platform with multivendor support will soon take shape. As companies begin the refinements to the technology that are needed for cable to market a standards-compliant system. Cable companies are moving aggressively to deploy VoIP voice services in the near term. This has implications for the ability of the cable system to deliver voice-enhanced services over standard-compliant devices in the future. A set-top box that uses NCS, will be able to make the adjustments without having to upgrade the whole system.

This will enable AT&T to offer IP voice as a toll-quality, first-line option to the mass residential market. Cable operators recognize they must finally leverage their infrastructure. Interactive TV is now being deployed, not trialed and tested. AT&T will be rolling out interactive content, services, and applications, through AT&T-BIS (Broadband and Internet Services).


DIGITAL CABLE - NEW PRODUCTS AND SERVICES

By upgrading existing cable systems, operators will be able to expand the array of services and advanced products they can offer to their customers. Using digital technology, they plan to offer additional channels on their existing service tiers, create new service tiers, introduce multiplexing of premium services and increase the number of pay-per-view channels. Operators also plan to add digital music services and interactive program guides. In addition to these expanded cable services, they also plan to provide advanced services including high-speed Internet access and interactive services. Many cable operators have entered into agreements with several providers of high-speed Internet and other interactive services, including EarthLink Network, Inc., High Speed Access Corp., WorldGate Communications, Inc., Wink Communications, Inc. and At Home Corporation.

They have adopted the hybrid fiber optic/coaxial architecture, referred to as the HFC architecture, as the standard for many ongoing systems upgrades. The HFC architecture combines the use of fiber optic cable, which can carry hundreds of video, data and voice channels over extended distances, with coaxial cable, which requires a more extensive signal amplification in order to obtain the desired transmission levels for delivering channels. In most systems, they connect fiber optic cable to individual nodes serving an average of 800 homes or commercial buildings. A node


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is a single connection to a cable system's main, high-capacity fiber optic cable that is shared by a number of customers. Coaxial cable is then connected from each node to the individual homes or buildings. We believe that this network design provides high capacity and superior signal quality, and will enable them to provide the newest forms of telecommunications services to their customers.

The primary advantages of HFC architecture over traditional coaxial cable networks include: increased channel capacity of cable systems; reduced number of amplifiers in cascade, which are needed to increase signal capacity, from the headend to the home, resulting in improved signal quality and reliability; reduced number of homes that need to be connected to an individual node, improving the capacity of the network to provide high-speed Internet service and reducing the number of households affected by disruptions in the network; and sufficient dedicated bandwidth for two-way services, which avoids reverse signal interference problems that can otherwise occur when you have two-way communication capability. The HFC architecture will enable them to offer new and enhanced services including additional channels and tiers, expanded pay-per-view options, high-speed Internet access, wide area network, which permits a network of computers to be connected together beyond an area, point-to-point data services, which can switch data links from one point to another, and digital advertising insertion.

The upgrades will facilitate their new services in two primary ways: Greater bandwidth allows them to send more information through their systems. This provides cable networks with the "space" to provide new services in addition to current services. As a result, operators will be able to roll out digital cable programming in addition to existing analog channels offered to customers who do not wish to subscribe to a package of digital services. Enhanced design configured for two-way communication with the customer allows them to provide cable Internet services without telephone support and other interactive services, such as an interactive program guide, impulse pay-per-view, and video-on-demand, that cannot be offered without upgrading the bandwidth capacity of their systems. This HFC architecture will also position them to offer cable telephony services in the future, using either Internet protocol technology or switch-based technology, another method of linking communications.


System Configuration

Cable and telecommunications companies have existing hybrid fiber optic-coaxial cable lines connected to subscribers' homes. The integrated digital cable unit would be supported on this private network, utilizing the high bandwidth of the hybrid fiber-coax. Both the encryption content servers and the authentication servers would sit in the central office of the cable company and perform the necessary protocols prior to streaming data transmission.

Both the internet-ready PC compatible unit and the stand-alone unit would work in the context of the public Internet or in a private network (LAN/WAN) using Internet Protocols. Individual servers or groups of servers would function in the same configuration as the servers in the basic device configuration. Various methods of connection to these networks would be possible, allowing great flexibility and expansion capability for these systems.


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INTERNET TELEPHONY (VoIP)

Internet telephony is a relatively new technology that allows people to communicate using the Internet as the carrier rather than traditional telephone lines. The Internet can now carry telephone like communications. The technology allows calls made over traditional long-distance lines to be rerouted through the Internet, thereby making long distance calls free except for the cost of Internet access. Internet access is charged on a flat fee basis typically as a monthly subscription fee. There are no per minute toll charges. Competition in the Internet Service Provider (ISP) market is driving down the subscription rates and keeping the flat rate structure in place. It is estimated that there will be as many as 15 million Internet telephony users by the year 2001. Revenues for the Internet Telephony business market are expected to grow to over $2 billion by the end of 2001. It is also estimated that the total traffic for Internet telephony will reach 250 billion conversation minutes by 2005.

Voice over Internet Protocol (VoIP) Technology for Internet appliances.

The market for information appliances, devices that process information without a computer, is going to be phenomenal, as is the sub $1,000 computer. It is estimated that over 15 million households will be accessing the Internet from non-computer devices. These new products offer corporations increased productivity and cost savings and enable traditional and new generation telcos a more affordable and powerful communications services to customers. Revenue growth is triggered by factors such as toll-bypass or toll reduction capabilities, rapid product quality improvement, spreading interoperability, the need for multimedia communications and the integration of voice and data networks into a single network.


WIRELESS DATA

Accessing the Internet via cellular networks is becoming ever more common. The introduction of a host of cellular telephones and personal digital assistants with Internet accessibility clearly indicates the future of the cellular data market. Fullcomm's technology enables secure voice communication and information exchange over wireless networks. The functionality of our hardware device will be reduced to an ASIC as the development process continues, and this chip can be installed in Internet appliances


                       ***********************************


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THE FULLCOMM SOLUTION

The Fullcomm device has two distinct modes of operational security. The first mode features security in which copyright protection is the major concern. Here, a user would have viewing rights, but should, in the interest of preserving copyrights, be barred from duplicating the data. Users have access to media (movies, music, books and magazines) over the Internet, but the PC never handles any unencrypted data.

The benefits of Strong Encryption are enhanced by the external nature of the hardware device. When supporting media transactions, no unencrypted digital data is ever presented to the PC or its I/0 devices for duplication. Digital data is streamed from the PC's Internet connection to the Fullcomm device via the USB port. The PC is simply a transfer point for the encrypted data that the PC is unable to decipher. The only outputs from the Fullcomm device are analog signals, which degrade rapidly upon duplication.

The second security mode of operation allows authorized users to access and manipulate decrypted data files. This includes access from email applications, word processing and other user applications. In non-media data transfer mode, the encrypted data is passed through the PC in a similar fashion. This mode supports corporate information sharing over public and private networks, in which the unencrypted data is to be accessed on the user's PC. When the user is validated by the system through authentication certificates at the hardware device, the device then decrypts the data and allows said user to access the data from his PC.

The following points represent Fullcomm's advantages over current practices:

      o Hardware solution for encrypting and decrypting data is more robust than software solutions due to limitations of the operating systems;
      o External nature of the device on the USB port completely prevents PC from accessing any unencrypted digital data;
      o     Authentication servers add security by providing certificates of identity for all parties engaged in the digital transaction;
      o     System utilizes Strong Encryption of 128 bits or greater in hardware to prevent cracking of digital data for trillions of years;
      o Security keys are completely concealed in hardware from external scrutiny; and
      o Threefold system of hardware device, content server, and authentication server working in conjunction provides greater security than any stand-alone solution.

Discussion of Proprietary Encryption Technology-Products under Development

Fullcomm's first product is a hardware security device for the high bandwidth (amount of data transmitted per unit time) Internet-accessible PC user. This device, in conjunction with Fullcomm's proprietary software, will facilitate a greater degree of security on the Internet. With our first product, Fullcomm proposes to:

      o     Provide content security for multiple media types and formats; and


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      o     Authenticate transactions through Trusted Third Party software

Most online security is currently achieved through software-based encryption. The effectiveness of this software-based protection is diminished daily as its potential for compromise grows. "Internet anarchists" (those who would abuse the infrastructure for their own gain) increase their capacity for destructive behavior as the PC grows in computational power. From both a practical and technical point of view, the conclusion is clear: for the Internet to remain an effective tool and resource, it must not only become broader and faster, but more secure as well. Furthermore, it is becoming clear that the solution to this security dilemma lies not in software, but in hardware protection.

The solution that Fullcomm has developed is comprised of three parts: first, the "server-side" protection (protection for the computer that runs a website); second, the "client-side" protection (protection for the home Internet user connecting to a website); and third, the "authentication party" (whose job it is to sanction the secure interaction). Both client-side and server-side protection is absolutely necessary to achieve proper security conditions. The approach for each is inherently different.

The difference between server-side and client-side protection is based on the following premise. A website proprietor, distributing his own copyrighted or licensed material from his website in a legal fashion is free to make as many duplicates of his digital material as is necessary. In contrast, the client who connects to the website cannot be allowed to make multiple copies of the material he receives from the server. If the client can make and keep copies, he can distribute them illegally on his own. Thus, if the website is run by a recording label that wishes to distribute copyrighted music via the Internet, the recording label has an interest in two things: first, that no amount of Internet eavesdropping will allow a "third party" (someone not directly involved in the client-server connection) to obtain digital copies of the music; and second, that the client (the user who receives the data) cannot make digital copies of the music he receives during the transaction.

Fullcomm's client-side device, in conjunction with the Company's proprietary server-side software and authentication party software, applies mathematical concepts and logical algorithms to achieve levels of security which are virtually unseen today in digital mass media. A server, properly configured to meet Fullcomm specifications and running Fullcomm server encryption software, could distribute "streaming data" (music, movies or other data which is served up on-demand) to a client's PC equipped with the Fullcomm device with full assurance that the digital "conversation" is completely secure. This means the following: first, no third party can observe and comprehend the conversation; and second, each party knows with certainty that the other is who he claims to be. Using widely accepted practices and algorithms, including 128-bit (or larger bit-size) encryption and various documented security protocols, truly secure communication can be achieved. Furthermore, by using a hardware device on the client-side, the security can be achieved so the client cannot produce a viable digital copy of the conversation. Thus, if the "conversation" is a copyrighted movie or song being distributed online, the copyright owner can proceed with the knowledge that the viewer cannot make a copy and distribute it illegally.

Fullcomm's client-side device can also be utilized for secure two-way communication with no additional application engineering. This technology, utilized in both VoIP and IP Telephony, can be implemented in a fashion very similar to current telephone communication. The difference is that, in the case of VoIP, the Internet becomes the carrier for the communication data as opposed to


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the current infrastructure where telephone lines carry the data. Another crucial distinction is that the Company's device converts voice data to a digital format, which allows for much better compression, reducing bandwidth. In essence, Fullcomm's technology reduces the premium on voice communication between any two individuals, while increasing security.

Fullcomm's client-side technology, in conjunction with server-side software and authentication party software, can be used to facilitate the secure transmission of any and all sensitive data. This means that, with no additional application engineering, the Company's technology can facilitate secure Internet credit card transactions, secure online banking, secure online stock trades, or any other interactions which require meaningful security.

In summary, the Company's technology is threefold: client-side security hardware, server-side security software, and authentication party software. These three cooperate in a fashion that facilitates the secure transmission of any and all digital data via the Internet. By focusing on the described near-term applications, the Company can achieve an effective market impact with relatively low development costs.

Unique Features and Benefits

Today, most intellectual property right protection and data protection on the Internet is facilitated by a combination of client-side software and minimal hardware protection. This leaves media vulnerable to certain client-side copyright violations. Fullcomm hardware is engineered to obviate the need for cumbersome software, freeing the client's CPU (central processing unit) to handle routine tasks while still completely facilitating secure communication. Furthermore, the architecture in the Fullcomm device actually improves the overall security of the exchange by protecting the data at all of its vulnerable points, in hardware, rather than relying on software protection. This feature allows a great reduction in overall algorithmic complexity, while improving the quality of the security.

Beyond the technical merits of hardware-based encryption, this approach allows for substantial simplification into a single chip that comprises all of the Fullcomm baseline technology. Hardware development, rather than software development, allows the technology to be reduced to an "ASIC" (Application Specific Integrated Circuit, or "chip"). This chip will be utilized in digital accessories and equipment to facilitate secure communication in the same manner as in the PC device.

Applications of Fullcomm Technology

The device under construction currently has Data, Audio, Video, and VoIP capabilities. Fullcomm has identified these applications of our product to be the initial focus of our Market Strategy and Product Development Plan.

Our development strategy for the device design allows for minimal application engineering necessary to bring other applications online. Fullcomm's forward looking product development plan also allows for all the functionality of our first product device to be reduced to a chip to be


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utilized in various internet appliances and other devices for secure digital information and media transfer. Fullcomm has targeted the following applications of our device for commercialization:

      o     E-commerce - greater security for online transactions
      o     Audio - distribution of music over the Internet
      o Video - distribution of movies and television programming for sale or rental
      o Internet Publishing - distribution of books, newspapers, and periodicals online
      o Software Distribution - enhanced security for the sale or rental of software online
      o Voice over Internet Protocol/IP Telephony - enhanced security for voice communication over the Internet
      o Wireless Data - secure transmission of information for the rapidly expanding wireless data market

E-commerce: the technology facilitates greater security for e-commerce applications;

      o     secures corporate data and other sensitive information;
      o enhanced security for online stock trading, bank account information and related applications;
      o the security architecture allows enhanced control and utilization of credit card verification services; and
      o healthcare transactions including financial transactions, patient recordkeeping and privacy;

Audio: the distribution of music over the Internet without concern for pirated copies

      o large recording labels and independent music labels can realize substantial savings from decreased advertising, distribution costs and gain access to broader markets

Video: the rapid growth of high bandwidth Internet users and the ever-increasing demand for greater bandwidth opens a door to a market for video distribution in a similar fashion to that of audio distribution. The telecommunications and cable industries are attacking the problem of limited bandwidth as they update the data delivery infrastructure.

      o cable providers can leverage their advanced broadband networks by offering new and advanced communications services to its residential and commercial customers;
      o smaller independent studios can cut costs and increase market share via the far-reaching distribution capabilities of the Internet; and
      o technology allows for the creation of a new market for secure on-demand rebroadcast of television programming

Internet Publishing: the ability to distribute books, periodicals, and newspapers online

Software Distribution: the Company's technology facilitates and substantially enhances sales and distribution capabilities for vendors and software manufacturers;


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      o     enables the direct download and/or rental of software via the
            Internet with appropriate security;
      o Fullcomm technology allows small software companies to compete with large software companies because access to shelf space and distribution channels are no longer barriers to entry or market share

VoIP/IP Telephony: enhances the security of voice communication over the Internet. Packet-based transmission is the key to the Internet. The same premise holds true internationally. The timing is right for entrepreneurs with technical expertise and innovative marketing ideas to capture significant market share of long distance traffic from countries around the world with deregulation, increasing competition and the minimal or no interference from government regulation.

Wireless Data: enables secure wireless transmission of information for the rapidly expanding wireless data market


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MARKETING STRATEGY

Fullcomm's expertise allows us to partner with providers of integrated voice and data communications solutions to small, medium and large-sized business customers. The team is responsible for overseeing the design and implementation of scalable and complex internetworks to achieve successful strategies. Fullcomm's initial product focus is directed towards solutions for e-commerce enabled networks.

Business-to-business (B2B) e-business is expected to grow to $1.3 trillion in 2003 from $109 billion in 1999, according to market researcher Forrester Research. E-business, estimated at $40 billion, is 5 times as large as personal users. By 2003, that figure will balloon to over $1 trillion, or approximately 10% of all U.S. business. By 2006, this might grow to 40% of all U.S. business. By 2003, over 400,000 US based e-merchants will have a presence on the Internet.

The marketing strategy calls for the demonstration of the baseline technology in a real world environment. Fullcomm has entered into a binding agreement to establish a master distributorship with Creative Web Solutions, Inc. (CWS) a subsidiary of Houston, Texas based Bradmark, Inc. CWS will be responsible for marketing Fullcomm's initial product, security solutions for the Business-to business (B2B) applications sector. CWS's team of technologists are specialists in overseeing all phases of the E-business enabling process. They are also responsible for consulting with customers, providing technical support and modifying systems to serve changes in requirements. They can provide strategic security solutions to businesses focused on developing and or expanding their electronic commerce. The CWS agreement will allow Fullcomm to test and refine components of our technology in real application use in a pre-selected Fortune 500 company. This should allow Fullcomm to realize a fully functional product on a shorter timeline than otherwise.

Once refinements and production capabilities have reached levels acceptable to Fullcomm and its customers, other market applications will rapidly be introduced. The Internet can be used to disseminate this digital information efficiently to broad audiences. The use of the Internet for digital goods is being supported both by the growing number of households and businesses connected to the Internet, and by electronic devices other than the personal computer, such as set-top boxes, portable music players, mobile phones, and other hand-held devices. In addition, downloading digital content is becoming significantly easier with the emergence and adoption of broadband technologies including digital subscriber lines and cable modems, and enhanced compression technologies including MP3 for music and MPEG-2 for video. The Internet will add to the existing channels for distributing digital goods on physical media like compact discs and DVDs.

E-commerce

Fullcomm's technology allows for the secure exchange of sensitive information via the Internet. Consumers can be assured that sensitive information is only in the hands of authorized parties.

      o Partner with multiple ISP's and portal sites for consumer base and distribution of our hardware;


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      o     Partner receives a percentage of sales of device attributable to them and the use of our security system;
      o Benefit to ISP and portal customers: hardware security device to protect sensitive information and access to the products and services available from Fullcomm's device;
      o     License the use of our product to high traffic Internet merchants:
      o     Online brokerage firms - Ameritrade, E-trade, and Datek;
      o     Auction sites - Ebay and Priceline;
      o     Merchant networks - Commerce One and FreeMarkets;
      o In exchange for the use of our security hardware system and a percentage of device sales, the partners and licensees promote the products and services available with the Fullcomm device;
      o We receive revenue from device sales, authentication fees, and a percentage of transactions

Audio

Fullcomm's technology allows for secure music distribution over the Internet;

      o Partner with major record labels to protect media content (SonyMusic Group, Universal Music Group EMI Polygram, etc.)
      o Partner receives a percentage of sales of device attributable to them and the use of our security system
      o Benefit to record labels: secure method of music distribution via the Internet - only authorized parties have access to media and the media can not be digitally copied
      o Partner with multiple ISP's and portal sites for consumer base and distribution of our hardware
      o Benefit to ISP and portal customers: hardware security device to protect sensitive information and access to the products and services available from Fullcomm's device
      o In exchange for the use of our security hardware system and a percentage of device sales, the partners and licensees promote the products and services available with the Fullcomm device
      o We receive revenue from device sales, authentication fees, and a percentage of transactions

Video

      o Partner with major movie studios for media content (Time/Warner, Disney, Universal Paramount, and Sony/MCA)
      o Partner receives a percentage of sales of device attributable to them and the use of our security system
      o Benefit to movie studios: secure method of on demand video distribution via the Internet or cable system - only authorized parties have access to media and the media can not be digitally copied
      o Partner with high bandwidth ISP's and/or cable companies (AT&T, Roadrunner - subsidiary of Time Warner, @Home) and portal sites for consumer base and distribution of our hardware


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      o     Benefit to ISP and portal customers: hardware security device to protect sensitive information and access to the products and services available from Fullcomm's device
      o In exchange for the use of our security hardware system and a percentage of device sales, the partners and licensees promote the products and services available with the Fullcomm device
      o We receive revenue from device sales, authentication fees, and a percentage of transactions

Internet Publishing

      o Partner with major publishers (Random House, McGraw-Hill and Time /Warner) for media content
      o Partner receives a percentage of sales of device attributable to them and the use of our security system
      o Benefit to major publishers: secure method of on demand distribution via the Internet - only authorized parties have access to content
      o Partner with multiple ISP's and portal sites for consumer base and distribution of our hardware (key partners might be Amazon or Barnes and Noble)
      o Benefit to ISP and portal customers: hardware security device to protect sensitive information and access to the products and services available from Fullcomm's device
      o In exchange for the use of our security hardware system and a percentage of device sales, the partners and licensees promote the products and services available with the Fullcomm device
      o We receive revenue from device sales, authentication fees, and a percentage of transactions

Software Distribution

      o     Partner with major software publishers
      o Partner receives a percentage of sales of device attributable to them and the use of our security system
      o Partner with multiple ISP's and portal sites for consumer base and distribution of our hardware
      o In exchange for the use of our security hardware system and a percentage of device sales, the partner(s) and licensee(s) promote the products and services available with the Fullcomm device
      o We receive revenue from device sales, authentication fees, and a percentage of transactions

VoIP/IP Telephony

      o     Partner with major telecommunications company
      o Partner receives a percentage of sales of device attributable to them and the use of our security system
      o Partner with multiple ISP's and portal sites for consumer base and distribution of our hardware


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      o     In exchange for the use of our security hardware system and a percentage of device sales, the partner(s) and licensee(s) promote the products and services available with the Fullcomm device
      o We receive revenue from device sales, authentication fees, and a percentage of transactions and possible advertising revenues from GUI browser advertising space

Wireless Data

      o Partner with major cellular communications providers (Sprint, AT&T, etc.) and cellular appliance manufacturers (Nokia, Qualcomm, 3Com, etc.)
      o     Fullcomm sells chips to be included in cellular appliances
      o Fullcomm provides highest level of security for digital communication systems
      o Our security system can guarantee that only authorized communications occur on the cellular networks (Fullcomm secured appliances can not be cloned)
      o Cellular service providers can recapture revenues lost from unauthorized use of networks
      o Consumers enjoy secure communications and the knowledge that only authorized partial access any sensitive information
      o In exchange for the use of our hardware security system, the partners and licensees promote the products and services available with the Fullcomm device
      o     We receive revenue from chip sales and authentication

LIMITATIONS OF EXISTING TECHNOLOGIES

Software-based Encryption

Software-based encryption has been around for many years. It involves the use of static algorithms to encrypt various forms of digital data. Originally, the two trusted parties involved in a secure exchange were concerned with a hostile third party. The new generation of software-based encryption focuses on another aspect where the receiving party is viewed as a potentially hostile party where digital media distribution is concerned. Inability to control client-side duplication of data translates to lost revenues if the digital data is copyrighted material, which is then illegally distributed. However, there is an inherent flaw in using software-based encryption to protect digital media. This flaw stems from the fact that unencrypted data may be inadvertently allowed to reside on the client's PC.

Digital Rights Management (DRM) platforms are the trusted exchange of intellectual property in digital form over the Internet or other electronic media. DRM is an application of software-based encription that incorporates some form of third party authentication. DRM uses encryption to secure a file, and allows the tracking of the distribution of digital media through both PC and portable devices. The claim of DRM platforms is that, while files may be copied, companies will be allowed to ensure royalties for any digital copyrighted material.

Presently, the technology for securing transactions and content on the Internet relies on software-based protection (Microsoft, Intel, Liquid Audio, and Intertrust). In these software systems, the host


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computer operating system (OS) and central processing unit (CPU) handle security procedures. The main limitation of this system is the inherent exposure and insecure environment of the personal computer architecture. In PC architectures, the CPU is directly connected to the PCI (peripheral component interface) bus via the motherboard. By design, the PCI bus is openly shared with all input and output devices such as the hard drive, the Ethernet/modem card, and other data sharing devices and ports. This architecture makes the PC a very versatile data processing tool, but leaves significant vulnerability to unauthorized access to sensitive or copyrighted data after decryption. For instance, digital media or other E-commerce data used by the CPU may be transferred to any of the devices on the PCI bus, where it could be read and duplicated. The distribution of this information on the PCI bus depends on the commands of the operating system, which itself may not be secure against cryptanalysis attacks.

Furthermore, the operating system itself may be the ultimate culprit in software security breaches. In a multitasking environment, where the CPU handles many jobs at once, the OS may suspend an important security operation in order to handle another task. When this occurs, the OS writes all of the suspended task's data to disk. In the case of a security operation, this data includes sensitive keys, which may then reside on the user's hard drive for any length of time, vulnerable to scrutiny by anyone with disk access. This scenario does not even consider a hacker's direct involvement, which would compound security risks by exploiting these vulnerabilities. In the final analysis, "Software encryption is scary... the whole thing is dicey at best." (Bruce Schneier, Applied Cryptography, 2nd ed., p.179)

One implementation of software-based encryption allows the encrypted file to reside on the hard drive of the machine, to be decrypted as necessary by the CPU. With inadequate key lengths, the encrypted data is susceptible to a known-ciphertext attack, where it could be decrypted by a brute-force cryptanalysis. Shorter key lengths make a successful cryptanalysis attempt much more likely by orders of magnitude. Even without successful cryptanalysis, the file would eventually be vulnerable in the manner described previously.

Microsoft's Windows Media Rights Management is explicitly a software solution for encoding content to prevent the end user from copying it. This software solution inherently has all the same compromises that any software encryption solution has. Dependence on the computer's operating system and the open architecture of the computer hardware make software encryption solutions a poor choice to safe guard content. Microsoft fully admits that a sufficiently dedicated hacker could recover the decrypted media content and goes on to explain how he could do this by redirecting the output to another file. Additionally, the encryption would take days to crack by brute force with a supercomputer, perhaps much less for a trained cryptanalyst. As PC's become more powerful, the distinction between desktop computers and "super" computers is not as pronounced. PC's now have the capability to rapidly attack encryption methods with brute-force techniques. Between this potential vulnerability in the encryption itself and the admitted hole in the media player that is open to hackers, Microsoft's Windows Media Rights Management is virtually useless.

Intel's Software Security System is explicitly a software solution for encoding content to prevent the end user from copying it. Intel guards the system against hacking through an agent that performs integrity-checking of the software. However, this agent could also be hacked, thereby compromising the security system as a whole. Thus, the software is just "tamper-resistant," not tamper-proof. Intel describes "manufacturing" millions of software security components. These


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are just randomly assigned keys and identifiers used in just about any encryption system. In summary, Intel's software security system is just another method of software encryption, which is dicey at best.

Liquid Audio, Inc. is one company that uses the hard drive to store the encrypted data. The data is encrypted, but its digital watermark, which represents the security safeguard, can be duplicated back to the hard drive by a hacker after the file is decrypted, as the watermark only serves to identify piracy of the digital file. This watermark is essentially an inaudible manipulation of the digital file that serves as a unique identifier for that file after unauthorized digital duplication. The watermark does not necessarily serve to prevent unauthorized duplication. Liquid Audio does use RSA encryption to protect the file, but both encryption on the server side and decryption on the client side is software based, potentially making the file vulnerable to duplication at the user's PC.

The digital watermark, though it proves authenticity, does not provide the security that has been demanded by the mainstream music industry. Once a file has been downloaded, it can be reformatted and placed on a compact disc. Liquid Audio not only acknowledges this, but also even endorses this idea. The homepage clearly states... "download, and burn your tracks to CD." By producing and distributing legitimate MP3 files with the "Genuine Music" mark, Liquid Audio is only able to allow consumers to distinguish between pirated MP3 files and legitimate music. Based on this evidence, it appears that Liquid Audio cannot prevent the piracy of legitimate music on the consumer's end.

Authentication Technology

Authentication typically involves the exchange of digital certificates between two parties. This allows both parties the assurance that each is who they say they are. A recent development in online security is the use of a trusted third party, which has opened a new market of transaction authentication. This trusted third party verifies the identity of both users, making the verification result known to the involved parties.

Managed PKI systems for digital certificates and authentication (Entrust Technologies, Inc, VeriSign, Inc., and Reciprocal, Inc.) also use software-based encryption and are likewise more susceptible to cryptanalysis than hardware-based methods. Entrust, VeriSign, and Reciprocal have established PKI systems and Fullcomm's technology is fully interoperable with the PKI infrastructure and key distribution systems. Reciprocal has a partnership in place with Intertrust, and they license Intertust's DRM technology platform. When these companies decide to provide the next level of security, Fullcomm's device can be easily integrated into their schemes and will provide unparalleled security.

Hardware-based Encryption

Wave Systems Corporation have proposed one method of hardware-based encryption, but their hardware is integrated into and controlled by the PC itself. This leaves open the vulnerabilities of the operating system as discussed in Software-based Encryption. Also, the static encryption schemes used in this hardware present the same opportunities to known-ciphertext attacks as described previously. This static encryption was specifically chosen to make electronic transactions


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simpler by restricting authentication to the client side, but this compromises the inherent security of the system as a whole.

Wave System's hardware-based technology is vulnerable to the type of attacks that exploit the open architecture of the PC. While the security of the chip itself may be extremely robust, at some point after decryption, sensitive media data will be transferred through the PC architecture without protection. Though the effort required to mount an attack exploiting these weaknesses may be greater than compared to software-based protection; the payoff - a pristine digital master - is well worth it to hackers.

Another drawback of the Wave Embassy system is its trusted client authentication process. This system allows offline authentication of content use. What this really means is periodic batch authentication of all usage, which occurred since the last batch authentication. This is a halfway solution, which leaves loopholes for clever rights/usage infringement. A would-be pirater could obtain a number of protected files, make use of them off-line, then "accidentally" erase or damage the chip's memory, thus erasing a record of the use. With enough determination, a skilled hacker could even accomplish this without permanently damaging the chip. Again, this type of attack may be costly, but the payoff justifies the investment. Additionally, the client authentication system restricts security protocols to static encryption, which is not nearly as secure as dynamic or per-use encryption.

The Wave Embassy System's shortcomings, while applicable to all sensitive data transmitted through the embassy system, are most evident in audio and video media. An examination of Wave's media partners reveals a heavy emphasis on software providers, and a conspicuous lack of well-known audio/video providers. The reason for this is clear - the Embassy system was initially designed for purposes other than securing media. Media protection was apparently added as an afterthought, perhaps as a reaction to the digital media crisis in the record industry. Fullcomm's technology has been designed for digital media protection from conception, while still incorporating a host of other applications, many of which are claimed by Wave as well. Furthermore, the security enhancements achieved by Fullcomm's device in media protection also enhance security in these other applications.

Fullcomm's technology integrates encryption and decryption modules in a hardware device external to the PC, where it is secure from the system buses. The dynamic keys used in Fullcomm's system would take trillions of years of brute-force cryptanalysis to crack if trillions of dollars were spent up-front on the effort. Authentication by a server outside the hardware device combined with the decryption in the PC-external device makes this level of strong encryption possible.


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PRODUCT DEVELOPMENT PLAN

Fullcomm has organized the product development plan to capitalize on the Company's research and development activities as soon as benchmark developments afford further research into market applications. The flexibility of our chosen design architecture not only allows for enhanced security, but also allows Fullcomm to choose a modular development format in which stages of development have concurrent timetables. The benefits of this development plan include:

      o     reducing overall development timetables;
      o     reducing development costs;
      o     rapid proof of base design and concept;
      o can swiftly demonstrate the merits of Fullcomm's technology in the marketplace;
      o     expeditious development of a revenue generating product; and
      o     allows for a rapid deployment of an initial product

Fullcomm has structured the product development plan to make products available as key stages are completed. The core security module and the media-handling component of the device are being worked on concurrently, but SDG's design focus is on the core security module, which should allow for rapid proof of design and concept. This means faster deployment of a revenue-generating product. Fullcomm believes that the media module will rapidly come online in the second stage of development, but greater resources are being directed to the security module in order to decrease costs and to bring an application of our technology into the marketplace.

Fullcomm has identified three stages of the initial phase of product development in order to construct a fully integrated hardware and software system for the secure distribution of media over the Internet. The goals for each stage, to be performed concurrently, are described below:

Prototype Specification and Device Development;

      o to design and construct a prototype that integrates data decryption and media decoding in a single peripheral hardware device; and
      o to engineer this device to be compatible with all digital media types and flexible to accommodate different encryption algorithms

Device Software Development;

      o to develop software that will enable the hardware device to operate and interface with the host PC operating system; and
      o to design user interface software for control of the device from the operating system

Server Software Development

      o to develop software that will enable an internet server to establish a secure connection with the hardware device; and
      o to implement various encryption algorithms to preserve flexibility for continued security improvements


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Product Development Plan - Prototype Specification

The following identifies the summary Prototype Specification and Device Development activities of Fullcomm. Based on the concept design and the ongoing discourse and research provided by our design team, System Design Group, the device prototype will feature the following block components:

      o     Encryption/Decryption Module
      o     Authentication Module/Compression Decoding Device
      o     FLASH Decryption Library
      o     Audio/Video Output Stage
      o     Micro-controller and USB Interface
      o     Telephone Controller/ Digitizer
      o     Random Number Generator
      o     Keyboard Input

The integration of the above modules should result in a device that performs data decryption and media decoding while retaining the necessary flexibility in both digital media format and encryption capability. Development of the USB Interface will allow the device to be easily connected to the host computer. The Audio/Video Output Stage will be constructed to allow flexibility in connection to external monitors, amplifiers, and speakers. The Telephone Controller/ Digitizer will allow an external telephone to connect securely to another party over the Internet.

Device Software Development

In conjunction with the activities from the Prototype Specification and Device Development, software to interface the device with the host computer will be developed. This software will be developed as four components:

      o     Client Operation Software
      o     Client Control Software-Audio Data
      o     Client Control Software-Video Data
      o     Client Control Software-Telephone Interface

The integration of these four components will allow the hardware device to interface with the host PC operating system. The Client Operation Software will function as a driver for the device, allowing the PC to control the data flow. The Client Control Software for the various media types and devices will enable a graphical user interface (GUI) to allow easy on-screen control of the device functions.

Server Software Development

In conjunction with the activities from the Prototype Specification and Device Development, software to provide server-side authentication, encryption, and transmission will be developed. The following three components will comprise the software for the Internet media server:


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      o     Server Configuration Software
      o     Server Encryption/Decryption Software
      o     Server Authentication Software

In addition to the integration of these three components, the following piece of software is necessary for the initialization of a secure connection with the hardware device:

      o     Trusted Third Party (FTP) Authentication Software

The Trusted Third Party, participating in the appropriate protocol with the Internet server and the hardware device, facilitates the necessary authentication steps prior to data transmission for a secure connection. The software for both the Internet server and the TTP will be flexible such that improved security algorithms can be implemented as they are conceived.


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STRATEGIC ALLIANCES

[LOGO]

SYSTEM DESIGN GROUP

Fullcomm has a contract design relationship with System Design Group (SDG), of San Diego, CA, an operating unit of Vanteon. SDG provides turnkey project development using its internal team of hardware and software engineers experienced in everything from embedded systems to large multi-computer system designs.

Areas of expertise include communications, graphics, printers, computer vision, embedded systems, high-speed RISC designs, FPGA, ASIC and software development for RTOS, Win 95, Win NT, Windows CE, UNIX and Solaris. System Design Group is unique in its ability to provide a full range of engineering, design and manufacturing services to its customers. System Design Group is an expert at shortening time to market while maintaining quality, achieving the lowest possible manufacturing cost and ensuring reliability and usability.

As a contract engineering and manufacturing firm, System Design Group provides cost-effective implementation, experienced project management, highly skilled engineers, state-of-the-art design techniques and tools and worldwide regulatory support. This all leads to a successful product that meets or exceeds expectations.

By using proven processes, strict timing analysis, and a well-defined design review process, SDG can take our design from concept to completion in a minimum amount of time with reduced risk.

Software Design Sandards:

      o Strict design processes and procedures -- a complete and thorough specification;
      o     Design Review of System Architecture and Code;
      o     Coding and Source Control Standards;
      o     Documentation Standards; and
      o     Web Based Bug Tracking

Hardware Design Standards:

      o Strict design processes and procedures--complete a thorough specification;
      o Pre-layout design review--Functional, Timing, Signal Quality, EMC, DC/AC loading, Pin-out, Mechanical constraints;
      o     Post-layout design review--Review for Correctness, EMC, Signal
            Quality;
      o     Schematic and BOM Standards;
      o     Documentation Standards; and


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      o     Design for Manufacturing (DFM)

Mechanical and industrial design

System Design Group provides complete mechanical and industrial design support as a key component of Product Realization:

      o     Ergonomic evaluation;
      o     Conceptual drawing;
      o     Mock-ups
      o     Tolerance analysis
      o     Loading analysis,
      o     DFA, DFM and Functionality view
      o Rapid prototyping (stereolithography) to verify form, fit, function early in and throughout design process
      o Dedicated testbeds for early functional testing of critical components
      o     Tooling
      o     Production

Manufacturing support

SDG delivers a comprehensive manufacturing solution including prototypes and initial manufacturing runs. Manufacturing services include:

      o     parts purchasing
      o     kitting
      o     board fabrication
      o     functional testing
      o     assembly
      o     burn-in
      o     test and delivery

Design for High-Volume Manufacturing

SDG has several customers that manufacture in VERY high-volumes. SDG designs to support manufacturability. We understand how placement and part types can affect the quality and cost of volume manufacturing. SDG designs to increase yields and reduce cost. SDG has worked with many of the largest device manufacturers and has specific experience with;

      o     Hewlett-Packard
      o     Rockwell Semiconductor
      o     Iomega
      o     Sony
      o     Intergraph
      o     Chips & Technology


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      o     Ericsson
      o     Sun Microsystems
      o     Xilinx
      o     Alterra
      o     Tektronix

MARKETING AGREEMENT

[LOGO]

CREATIVE WEB SOLUTIONS

Fullcomm has entered into a binding agreement to establish a master distributorship with Creative Web Solutions, Inc. (CWS) a subsidiary of Houston, Texas based Bradmark, Inc. CWS will be responsible for marketing Fullcomm's initial product, security solutions for the business-to-business (B2B) applications sector. Fullcomm selected CWS's team of technologists are specialists in overseeing all phases of the e-business enabling process. They are also responsible for consulting with customers, providing technical support and modifying systems to serve changes in requirements. They can provide strategic security solutions to businesses focused on developing and or expanding their electronic commerce. The CWS agreement will allow Fullcomm to test and refine components of our technology in real application use. This will allow Fullcomm to realize a fully functional product on a shorter timeline than otherwise.

CWS, Inc. a subsidiary of Bradmark, Inc. is a Houston, Texas based Internet/Network Security Applications Distributor providing Fortune 500 and 1000 companies with technically advanced security solutions:

      o     Network monitoring and blocking tools; and
      o     Server based Internet access management

Gregory Creekmore is responsible for corporate development, strategic marketing, development of Channel partnerships and new products. CWS was formed as a partnership between C. Bradley Tashenberg, a Director and Mr. Creekmore, also affiliated with Bradmark.


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BRADMARK, INC.

Bradmark is a leading developer and vendor of database management solutions that improve the availability and performance of mission-critical databases in complex computing environments. Bradmark has managed the development of commercial software products, implemented advanced systems in Fortune 500 & 1000 companies and developed software product strategies. Bradmark has operations in Europe, South America, India, Australia, the Middle East and Africa.

With more than seventeen years in the database industry, Bradmark has an established customer base with over 10,000 customers worldwide. This strength extends to their Authorized Partners Program, giving customers stronger confidence in their choice of solution providers. Bradmark will assist Fullcomm in rolling out its newest solutions and assist us integrating Fullcomm network solutions in a corporate enterprise system. Bradmark will market Fullcomm's business--to-business security solutions for the business applications sector exclusively to the Fortune 500.

BRADMARK'S FAMILY OF PRODUCTS SOFTWARE TOOLS FOR DISTRIBUTED SYSTEMS

      o     Application development;
      o     Creation of client/server performance tools:
      o     Rapid Application Deployment (RAD);
      o     Customer Management Solutions;
      o     Network Services;
      o     Scalable Internet solutions;
      o     IT Planning: and
      o     Interactive Solutions.

In the distributed systems area, Bradmark's flagship product, DBGeneral, has three core modules with extensive capabilities: Enterprise Monitoring Module, Database Administration Module and the Tuning Module. Solutions for HP 3000 systems include; DBGeneral for IMAGE and Allbase, MPE Command Center 2000, DBAudit, Disk Space Manager and Superdex.

DBGeneral Enterprise Monitoring Module provides customers the ability to continually monitor databases at the core of their business applications.

DBGeneral Database Administration Module leverages scarce DBA resources by reducing the level of database expertise required to prevent unexpected downtime, and increase space efficiency and performance.

DBGeneral Thinning Module increases Application Developer and DBA customer's ability to have the greatest positive impact on performance by identifying SQL statements which have the greatest impact on performance and providing the facility to explain and tune those statements.

BRADMARK AUTHORIZED PARTNER PROGRAM


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As the developer of advanced, high quality, database and system management tools, Bradmark recognizes the need to have resources closer to its partners to provide the highest levels of sales and support. Through the Bradmark Authorized Partner program, qualified organizations gain unique access to Bradmark programs and tools to support their efforts in this critical information systems area. Bradmark places a high value on members of our Authorized Partner program. To support our new relationship, the Bradmark Authorized Partner program provides access to marketing programs, services and products that will help make Fullcomm more successful in the market place.

Partner Types

The Bradmark Authorized Partner program is comprised of four partner types:
Marketing Alliances, Developers, Solution Providers and Consultants. Each partner has a unique set of needs, so the Bradmark Authorized Partner program is tailored accordingly.

Marketing Alliances

Strategic Marketing Alliances are partnership opportunities where influential market leaders share a common vision and understanding of how the synergy between each Company's products provide customers with a compete solution.

Developer

The Developer program shares the information and technology required to integrate with or to extend Bradmark's product technology.

Solution Provider

The Solution Provider program allows partners to address customer needs by packaging individual products or integrating third-party products with Bradmark technology to deliver a complete solution to the end-user. The Solution Provider program includes resellers, systems integrators and companies who embed Bradmark technology as a component into their own hardware, software, and/or service offering. This "Win-Win" program expands the reach of Bradmark while allowing partners to grow their business and increase their profits.

Consultants

Consultants require access to information and hands-on experience with products in order to make independent, well-informed decisions. The Consulting program provides the training and information necessary to provide analysis, design, and implementation services for Bradmark products.

Specialized Support

Without adequate access to the products, training and support, efforts to deliver Bradmark products would be less than the standards expected. Bradmark has developed program features to give hands-on knowledge and ongoing, immediate support to be responsive to customers and the market.

      o Account Support - expertise in the development of database and system management tools.


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      o     Product Discounts - copies of the Bradmark products are available at a discount to support demonstration and development needs.
      o     Training - available for all products to bring staff up to a level of proficiency to sell, deliver and support the products you represent.
      o Technical Support - access to the technical support organization provides the immediate assistance needed to resolve issues and make implementations and efforts successful.

Marketing Support

Critical to increasing prospect and customer awareness is the effort of an effective marketing program. Bradmark will support its Authorized Partners with these program features:

      o Dedicated Marketing Resources - to generate marketing plans that outline programs designed to meet business objectives.
      o Trade Show Support - promoting an Authorized Partner and supporting efforts to promote Bradmark, can help the Company gain exposure in the marketplace. Assistance can consist of anything from creating marketing materials to working a booth.
      o Direct Mail Providing - programs that keep prospects and customers educated and excited about products, generating increased sales and support opportunities.
      o Lead Generation - will work with Qualified Partners to generate leads through joint partner marketing activities.
      o Marketing Materials - a distinct logo identifying a Bradmark Authorized Partner to a complete brochure showing the strength of products and services, Bradmark will assist in creating the most effective marketing materials to promote products and services.

FUTURE DEVELOPMENT ACTIVITIES

After completion of the initial phase of development, continuous improvements will be sought to enhance the versatility of the product:

Video Secondary Surface Support

The prototype will feature a simple multiplexer switch to change video modes from PC to streaming video. Adding secondary surface support will enable the user to watch streaming video in a scaleable window on the computer desktop. This mode will create a smoother user interface and allow multitasking while viewing the video. A full screen mode will still be supported.

Network Traffic Routing

In the prototype, network traffic is routed from the PC to the device through the USB connection. Routing the high-bandwidth Internet media directly into the hardware device will simplify viewing of streaming video and audio. Fullcomm's device would then effectively function as a network card for the host PC, simplifying configuration and reducing internal PC complexity.


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                                 FULLCOMM, INC.

                                 USE OF PROCEEDS

Item                                                                      Amount

Salaries                                                              $  546,110
Payroll Taxes and Benefits                                               109,222
Legal Fees - General and Patent                                          140,000
Research & Development                                                   868,000
Office Equipment Leases                                                   25,500
Capital Items                                                             89,000
Recruiting                                                                25,500
Outside Product Testing                                                   40,000
Fundraising Fees                                                         460,000
Facility Costs                                                            82,200
Other Operating Expenses                                                 259,700
                                                                      ----------

                                                                      $2,654,232
                                                                      ==========


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                                 FULLCOMM, INC.

                             STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM INCEPTION, JANUARY 15, 1999 TO DECEMBER 31,
                                      1999

CASH FLOWS FROM OPERATING ACTIVITIES

 Net income (loss)                                                        $(314,769)
Adjustments to reconcile net loss to cash used in operating activities
 Depreciation                                                                 1,622
 Accounts payable and accrued expenses                                       57,168
                                                                          ---------
TOTAL CASH FLOWS FROM OPERATIONS                                           (255,979)

CASH FLOWS FROM FINANCING ACTIVITIES
 Loan payable                                                                25,315
 Sale of common stock-net of offering expenses                              250,236
                                                                          ---------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                                  275,551

CASH FLOWS FROM INVESTING ACTIVITIES

 Patent costs                                                                (1,917)
 Purchase of fixed assets                                                    16,216)
                                                                          ---------
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                                  (18,133)

NET INCREASE (DECREASE) IN CASH                                               1,439
CASH BALANCE BEGINNING OF PERIOD                                                -0-
CASH BALANCE END OF PERIOD                                                $   1,439

Non cash activities
Issuance of shares of common stock in consideration for consulting fees   $ 200,000
                                                                          =========

                 See accompanying notes to financial statements


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NOTES TO FINANCIAL STATEMENTS

Note 1 - Formation of Company and Issuance of Common Stock

      a. Formation of the Company

Fullcomm, Inc. (the "Company") was formed under the laws of the State of New Jersey on January 15, 1999 and authorized to issue to 10,000,000 shares of common stock, no par value.

      b. Description of Company

The Company is a development stage company that was organized as a successor to Fullcomm, LLC ("Fullcomm") to commercially exploit technology developed in connection with the secure transmission of digital media and other data on the Internet.

      c. Issuance of Shares of Common Stock

In January 1999, the Company sold an aggregate of 4.5 million shares of common stock for an aggregate of cash consideration of $60,000 or $0.013 per share.

As of December 31, 1999, the Company sold 84,250 shares of common stock through a private placement at $3.00 per share for an aggregate consideration of $250,000 less offering costs aggregating $59,764 for net proceeds of $190,236.

A special dividend of 15,750 common shares was paid to the various shareholders who participated in the Company's earlier private placement. This will increase this common share allotment category from 84,250 to 100,000 shares.

Note 2-Summary of Significant Accounting Policies

      a. Basis of Financial Statement Presentation

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $314,769 for the period from inception, January 15, 1999, December 31, 1999. These factors indicate that the Company's continuation, as a going concern is dependent upon its ability to obtain adequate financing. The Company is anticipating that with the completion of a private placement and with the increase in working capital, the Company will be able to complete the research and development and bring into production its technology and experience an increase in sales. The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its source of inventory, continued research and development and initiating marketing penetration. The Company plans to engage in such ongoing financing efforts on a continuing basis.


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      The financial statements presented at December 31, 1999 consist of the balance sheet as at December 31, 1999 and the statements of operations, cash flows and stockholders equity for the period from inception, January 15, 1999, to December 31, 1999.

      b. Cash and Cash Equivalents

      Cash and Cash Equivalents - Temporary investments with maturity of less than three months when purchased are treated as cash

      d. Loss Per Share:

      Basic loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding during the period. During the period from inception on January 15, 1999 through December 31, 1999, there were no dilutive securities outstanding.

      e. Revenue recognition

      Revenue is recognized when products are shipped or services are rendered.

      f. Research and Development Expenses

      Research and development expenses are charged to operations when incurred.

      g. Patent Costs

      Costs incurred to acquire exclusive licenses of patentable technology or costs incurred to patent technologies are capitalized and amortized over the shorter of a five year period or the term of the license or patent. The portion of these amounts determined to be attributable to patents is amortized over their remaining lives and the remainder is amortized over the estimated period of benefit but not more than 40 years on a straight-line basis.

      h. Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      i. Asset Impairment

      The Company adopted the provisions of SFAS No. 121, Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of effective January 1, 1996. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated undercounted cash flows to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived


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assets that are expected to be disposed of. Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. There was no effect of such adoption on the Company's financial position or results of operations.

      j. Significant Concentration of Credit Risk

      At December 31, 1999, the Company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

      k. Recent Accounting Standards

      Accounting for Derivative Instruments and Hedging Activities

      Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) was issued in June 1998. It is effective for all fiscal years beginning after June 15, 1999. The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The Company does not currently engage in derivative trading or hedging activity. The Company will adopt SFAS 133 in the fiscal year ending December 31, 2000, although no impact on operating results or financial position is expected.

      Note 3 - Transfer of Assets

      The Company entered into an Agreement and Plan of Merger (the "Agreement") on May 14, 1999 which was consummated on May 18, 1999, with Fullcomm, pursuant to which the Company exchanged all the membership interests in Fullcomm for an aggregate of 4,500,000 shares of common stock of the Company. The shares of common stock were divided amongst the Members of Fullcomm in the same ratio as the Membership interests.

      The transaction has been accounted for as a transfer and is accounted for at historical cost as if a pooling of interests had occurred with the recording of the net assets acquired at their historical book value. The financial statements of the Company have been retroactively restated to include the combined statements of operations and cash flows for the period from inception, May 13, 1999, to December 31, 1999 and the statements of operations and cash flows of Fullcomm, L.L.C. for the period from January 15, 1999 to December 31, 1999.

Note 4 - Related Party transactions

      a. Leased Office Space


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      The Company has entered into a sub lease agreement with Phillip 0.
Escaravage for the lease of office space located at 11 Chambers Street, Princeton, New Jersey for a monthly rent of $ 2,400 per month.

      Rent paid pursuant to this lease agreement for the period from inception to December 31, 1999 is $13,080.

      b. Officer Salaries

      No officer has received a salary in excess of $100,000.

      c. Loan Payable-Shareholder

      On December 10, 1999, Philip 0. Escaravage and an entity that is controlled by him The Umbrella Project, Inc., pursuant to a short term loan agreement loaned an aggregate of $25,000 to the Company due within one year from date and with interest at prime plus 2%. As of December 31, 1999, the balance due is $25,000 with accrued interest of $315.

Note 5 - Property Plant and Equipment

      Property Plant and Equipment consists of the following at December 31, 1999:

             Furniture and fixtures                     16,216
             Less accumulated depreciation               1,622
                                                       -------
             Property Plant and Equipment-net          $14,594
                                                       =======

Note 6 - Income Taxes

      The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 1999, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

      At December 31, 1999, the Company has net operating loss carry forwards for income tax purposes of $314,769. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2010. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

      The components of the net deferred tax asset as of December 31, 1999 are as follows:


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       Deferred tax asset:
       Net operating loss carry forward                       $ 107,021
       Valuation allowance                                    $(197,021)
                                                              ---------
       Net deferred tax asset                                     $ -0-

      The Company recognized no income tax benefit for the loss generated for the year ended May 31, 1998 and 1999.

      The Company recognized no income tax benefit from the loss generated for the period from inception, January 15, 1999 to December 31, 1999. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

Note 7 - Commitments and Contingencies

      a. Engineering Services Agreement

      On April 29, 1999, the Company entered into an agreement with System Design Group ("SDG") whereby, SDG is contracted to provide the Company with a project specifications document for the Company's Internet Media Security board that will detail the functionality of certain items under development. The cost of the project is $18,000. The work product of SDG is the property of the Company.

      As of December 31, 1999, the Company has paid an aggregate of $9,000.

      b. Marketing Consulting Agreement

      On August 11, 1999, The Company entered into a marketing consulting agreement with The Management Network Group, Inc. for a daily consulting fee of $1,850 plus out of pocket expenses, subject to adjustments for other services.

      As of December 31, 1999, the Company has paid an aggregate of $2,955.

      c. Financial Consulting Agreement

      On May 12, 1999, the Company entered into a financial consulting agreement with Steven Katz & Associates, Inc. to provide strategic, financing and/or its management to the Company for an hourly fee of $255 per hour plus out of pocket expenses.

      As of December 31, 1999, the Company has paid an aggregate of $33,329.


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Note 8 - Business and Credit Concentrations

      The amount reported in the financial statements for cash approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

Note 9 - Development Stage Company

      The Company is considered to be a development stage company with little operating history. The Company is dependent upon the financial resources of the Company's management and from the net proceeds of a private placement for its continued existence. The Company will also be dependent upon its ability to raise additional capital to complete is research and development, prototype development, production scheduling, sourcing inventory and its marketing program, acquire additional equipment, management talent, inventory and working capital to engage in any profitable business activity. Since its organization, the Company's activities have been limited to the preliminary development of its new products, filing of a patent application, hiring personnel and acquiring equipment and office space, conducting research and development of its technology and preparation of documentation and the sale of a private placement offering.


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                        ACCREDITED INVESTOR QUESTIONNAIRE

To: Fullcomm, Inc.
    11 Chambers Street
    Princeton, New Jersey 08542

Gentlemen:

      The undersigned understands that it is contemplated that shares of common stock will be offered (the "Offering") by Fullcomm, Inc. (the "Company"), which shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned also understands that in order to assure that the Offering will be exempt from registration under the Securities Act, you must have reasonable grounds to believe, prior to making a sale, that each prospective investor is an "accredited investor" (as defined in Regulation D under the Securities Act).

      The undersigned makes the following representations for the purposes of determining whether the undersigned falls within the definition of an "accredited investor":

INSTRUCTIONS: Please check any of the appropriate blocks for any statement that applies to you:

|_|   The undersigned is any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, and the undersigned has no reason to believe that such net worth will decrease.

|_|   The undersigned is any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

|_|   The undersigned is any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

|_|   The undersigned is any bank as defined in Section 3(a)(2) of the
Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

|_|   The undersigned is any private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940.


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|_|   The undersigned is any organization described in Section 501(c)(3) of the
Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

|_|   The undersigned is any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

|_|   The undersigned is any entity in which all the equity owners are accredited investors.

All of the foregoing answers, which I have provided to the questions above, are true, correct and complete to the best of my knowledge.


Date:____________________               ________________________________________
                                        Signature of Investor

                                        ________________________________________
                                        Please Print Name

                                        ________________________________________
                                        Street Address

                                        ________________________________________
                                        City, State and Zip Code

                                        ________________________________________
                                        Social Security Number

EXECUTION OF THIS DOCUMENT DOES NOT INDICATE ANY INTENT TO PURCHASE THE SHARES OFFERED IN THE PRIVATE PLACEMENT MEMORANDUM


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                         COMMON STOCK PURCHASE AGREEMENT

      COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of _________________________, 2000, by and between Fullcomm, Inc., a New Jersey corporation (the "Corporation"), and ________________________ (the "Purchaser").

                                   WITNESSETH:

      WHEREAS, the Corporation desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase from the Corporation, ___________ shares (the "Shares") of the Corporation's common stock, no par value (the "Common Stock"), at a price per share of $2.50 (the "Purchase Price"); and

      WHEREAS, the Company is entering into similar Common Stock Purchase Agreements with other purchasers who are purchasing Common Stock on the identical terms as set forth herein for an aggregate offering amount to all purchasers of a minimum of $500,000 and a maximum of $3,000,000, consisting of an aggregate of a minimum of 200,000 shares of Common Stock and a maximum of 1,200,000 shares of Common Stock, and whose rights shall vest on a pari passu basis with the Purchasers herein;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION I

                  PURCHASE, SALE AND REGISTRATION OF THE SHARES

      A. Purchase and Sale. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, the Corporation hereby agrees to sell, transfer, assign and convey the Shares to the Purchaser, and the Purchaser agrees to purchase, acquire and accept the Shares from the Corporation.

      B. Purchase Price. The aggregate purchase price for the Shares to be paid by the Purchaser to the Corporation is an aggregate of $_________________ (the "Aggregate Purchase Price"). The Aggregate Purchase Price shall be paid in cash by the Purchaser to the Corporation on the Closing Date (as defined below).

      C. Price Protection. Upon the issuance or sale by the Corporation of any additional Common Stock or Common Stock equivalents within a period of thirty
(30) days following the Closing Date, other than options or warrants currently outstanding as of the date of this Agreement, for a consideration per share less than the Purchase Price (the "Reduced Purchase Price"), the Purchase Price shall, upon such issuance or sale, be reduced to the amount of consideration per share received by the Corporation for such stock. Pursuant thereto, the Corporation shall immediately issue such additional shares of Common Stock to the Purchaser at the Reduced Purchase Price (the "Additional Shares"), such that the Shares purchased hereunder plus the Additional Shares, shall equal the Aggregate Purchase Price.

      D.

                                   SECTION II
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS OF THE CORPORATION

      The Corporation represents and warrants to, and covenants and agrees with, the Purchaser, as of the date hereof, that:


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      A. Organization: Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged.

      B. Authority. The Corporation has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform all of its obligations and covenants hereunder, and no consent or approval of any other person or governmental authority is required therefore. The execution and delivery of this Agreement by the Corporation, the performance by the Corporation of its obligations and covenants hereunder and the consummation by the Corporation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

      C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the Certificate of Incorporation, as amended, or By-Laws of the Corporation or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or results in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Corporation is a party or by which the Corporation or any of its assets is bound.

      D. Non-Assessable Shares. The Shares being issued hereunder have been duly authorized and, when issued to the Purchaser for the consideration herein provided, will be validly issued, fully paid and non-assessable.

                                   SECTION III
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                         AND AGREEMENTS OF THE PURCHASER

      The Purchaser represents and warrants to, and covenants and agrees with, the Corporation, as of the date hereof, that:

A. Organization (if applicable). The Purchaser is, and as of the Closing will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

B. Authorization. The Purchaser has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation by the Purchaser of the transactions contemplated hereby, violates any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to the Purchaser, or violates, or conflicts with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Purchaser is a party or by which the Purchaser is bound.

D. No Litigation. No action, suit or proceeding against the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action against the Purchaser seeking to delay or enjoin any such transactions is pending or, to the Purchaser's knowledge, threatened.

E. Investment Intent. The Purchaser (i) is an accredited investor within the meaning of Rule 501(a) under the Securities Act, (ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, specifically the restrictions imposed by Rule 144 of the Securities


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Act, and is aware that the certificates representing the Purchaser's respective ownership of Common Stock will bear related restrictive legends and (iii) except as otherwise set forth herein, is acquiring the shares of the Corporation hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and/or Rule 506 promulgated pursuant to Regulation D of the Securities Act, for investment for its own account, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares. The Purchaser represents that the Accredited Investor Questionnaire is true and complete in all respects. The Purchaser has been given the opportunity to ask questions of, and receive answers from, the officers of the Corporation regarding the Corporation, its current and proposed business operations and the Common Stock, and the officers of the Corporation have made available to the Purchaser all documents and information that the Purchaser has requested relating to an investment in the Corporation. The Purchaser has been represented by competent legal counsel in connection with its purchase of the Common Stock and acknowledges that the Corporation has relied upon the Purchaser's representations in this Section 3 in offering and selling Common Stock to the Purchaser.

F. Economic Risk; Restricted Securities. The Purchaser recognizes that the investment in the Common Stock involves a number of significant risks. The foregoing, however, does not limit or modify the representations, warranties and agreements of the Corporation in Section 2 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

G. Access to Information. The Purchaser has received a copy of the following documents:

(i) The Company's Business Plan; and

(ii) The Company's Private Placement Memorandum.

The Purchaser represents that it has not received any information about the Company other than what has been disclosed in the documents set forth above.

H. Suitability. The Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Common Stock for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Common Stock is a suitable investment.

I. Legend. The Purchaser acknowledges that the certificates evidencing the Shares will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                                   SECTION IV

                      THE CLOSING AND CONDITIONS TO CLOSING

      A. Time and Place of the Closing. The closing shall be held at the offices of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540, on __________________________, 2000 (the "Closing
Date"), or such other time and place as the Corporation and the Purchaser may mutually agree.


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      B. Delivery by the Corporation. Delivery of the Shares shall be made by the Corporation to the Purchaser on the Closing Date by delivering a certificate representing the Shares with an executed stock power, each such certificate to be accompanied by any requisite documentary or transfer tax stamps.

      C. Delivery by the Purchaser. On or before the Closing Date, the Purchaser shall deliver to the Corporation the entire Aggregate Purchase Price by check or by wire transfer to an account specified in writing to Purchaser by the Corporation.

      D. Other Conditions to Closing. As of the Closing Date, all requisite action by the Corporation's Board of Directors and shareholders shall have been taken pursuant to the By-Laws of the Corporation.

                                    SECTION V

                                  MISCELLANEOUS

      A. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

      B. Invalidity, Etc. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      C. Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

      D. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable in the case of agreements made and to be performed entirely within such State.

      F. Dispute Resolution. The parties to this Agreement individually and on behalf of the Corporation agree to arbitrate all disputes or differences hereunder or arising from their roles as shareholders, directors or officers thereof. Such submission to arbitration shall be a condition precedent to the bringing of any action, suit or proceeding by any such shareholder, director or officer, either individually or on behalf of the Corporation. All of such differences or disputes shall be settled and finally determined by arbitration in the township of Princeton, New Jersey, according to the Rules of American Arbitration Association (the "AAA") now in force or hereafter adopted, by arbitrators selected by the AAA.

      G. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


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IN WITNESS WHEREOF, this Common Stock Purchase Agreement has been duly executed by the parties hereto as of the date first above written.

CORPORATION                             PURCHASER

FULLCOMM, INC.

By: Brendan G. Elliott, President       Name: __________________________________

                                        Address: _______________________________

                                        Date: __________________________________


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

             Supplement to Confidential Private Placement Memorandum

                                 FULLCOMM, INC.
                                1,200,000 Shares
                                 of Common Stock
                                 $2.50 Per Share

                         Minimum Purchase: 40,000 Shares

      As of January 28, 2000, an Amended and Restated Merger Agreement and Plan of Merger (the "Merger Agreement") was entered into by and among Contessa Corporation, a Delaware corporation ("Contessa"), certain stockholders of Contessa, Fullcomm, Inc., a New Jersey corporation (the "Company"), certain shareholders of the Company and Fullcomm Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Contessa ("Fullcomm Acquisition"). Pursuant to the Merger Agreement, on March 1, 2000, the parties closed the Merger whereby the Company merged with and into Fullcomm Acquisition (the "Merger") and became a wholly-owned subsidiary of Contessa. Contessa is a publicly held corporation, registered with the U.S. Securities and Exchange Commission, whose common stock has been admitted for trading on the OTC Bulletin Board. Contessa's public filings arc available on the SEC website, www.sec.org, through the SEC's computerized database.

      Contessa intends to change its name to "Fullcomm Technologies, Inc." In addition, Contessa intends to engage one or more market makers to provide liquidity for its shares. There is no assurance at this time that such arrangements can be concluded, or that if successful, an active trading market will develop. A pro forma balance sheet which shows the combined assets and liablities is presented at Tab 3.

      As consideration for their agreement to approve the Merger and surrender their ownership interests in the Company, each holder of the Company's common stock, no par value, received one share of Contessa common stock, par value $0.00l per share, for each share of the Company's common stock held by each such holder ("Merger Shares"). In the event this Offering is closed, the investors hereunder will receive shares of Contessa common stock in lieu of the Company's common stock. As a result of the Merger, the shareholders of Contessa prior to the Merger now hold 3,000,000 shares of Contessa's common stock and the shareholders of the Company received 4,601,100 shares of Contessa's common stock. Additionally, Contessa issued shares of its common stock in consideration for various employment, consulting and other agreements which include: (i) 175,000 shares to C. Bradley Tashenberg in connection with his consulting services to the Company, (ii) 175,000 shares to Gregory Creekmore in connection with his consulting services to the Company, (iii) an option to purchase 175,000 shares to Richard T. Case, the Company's Chief Executive Officer, in connection with his employment agreement with the Company, (iv) Warrants to purchase 175,000 shares to Grace Securities, Inc. in connection with its consulting services to the Company, (v) a number of stock purchase warrants equal to 10% of the shares sold pursuant to this private placement to R. K. Grace & Company in connection with its memorandum of understanding with regard to providing the Company with various financial, advisory and investment banking services and
(vi) such number of shares underlying the Company's Stock Option Plan as approved by the Company's Board of Directors and shareholders.

                              CONTESSA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  MARCH 1, 2000

balance sheet of Fullcomm at December 31, 1999 and the statements of operations, stockholders equity and cash flows for the year ended December 31, 1999.

      b. Cash and cash equivalents

      The Company treats temporary investments with a maturity of less than three months as cash when purchased with cash.

      c. Loss Per Share:

      Basic loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding during the period. For the year ended December 31, 1999, there were no dilutive securities outstanding. The calculation of the shares used in computing basic and diluted EPS include the shares of common stock issued for the sale of GBDR, the stock dividend and the shares issued for the reverse merger.

      Shares used in calculating basic and diluted net income per share were as follows:

                                         March 1,
                                           2000
                                         --------

Total number common
shares outstanding                      8,136,100
                                        ---------

Shares used in calculating
per share amounts--Diluted              8,136,100
                                        =========

      d. Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      e. Significant Concentration of Credit Risk

      At December 31, 1999, the Company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0-

                              CONTESSA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  MARCH 1, 2000

which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

      f. Research and Development Expenses

      Research and development expenses are charged to operations when incurred.

      g. Patent Costs

      Costs incurred to acquire exclusive licenses of patentable technology or costs incurred to patent technologies are capitalized and amortized over the shorter of a five year period or the term of the license or patent. The portion of these amounts determined to be attributable to patents is amortized over their remaining lives and the remainder is amortized over the estimated period of benefit but not more than 40 years on a straight line basis.

      h. Comprehensive Income

      On January 1, 1998, the Company adopted Statements of Financial Accounting Standards for reporting and presentation of comprehensive income and its components an a full set of financial statements. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. No relevant effects resulted from the application from the application of this statement.

      Note 3 - Discontinued Operations

      On February 23, 2000, the Company transferred to Pietro Bortolatti, project manager the assets related to GBDR in consideration for his assumption of all related liabilities and return of the 562,500 shares of common stock used to purchase GBDR. The transaction was treated as a sale of assets net of related liabilities with the gain on the transfer accounted for as discontinued operations.

      Note 4 - Transfer of Assets

The Company is a development stage company that was organized as a predecessor to Fullcomm, LLC ("Fullcomm") to commercially exploit technology developed in connection with the secure transmission of digital media and other data on the Internet.

      Fullcomm, Inc. entered into an Agreement and Plan of Merger (the "Agreement") on May 14, 1999 which was consummated on May 18, 1999, with Fullcomm, LLC, pursuant to

                              CONTESSA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  MARCH 1, 2000

which the Company exchanged all the membership interests in Fullcomm, Inc. for an aggregate of 4,536,75 shares of common stock of the Company. The shares of common stock were divided amongst the Members of Fullcomm, LLC in the same ratio as the Membership interests.

      The transaction has been accounted for as a transfer and is accounted for at historical cost as if a pooling of interests had occurred with the recording of the net assets acquired at their historical book value. The financial statements of the Fullcomm, Inc. have been retroactively restated to include the combined statements of operations and cash flows for the period from inception, May 13, 1999, to December 31, 1999 and the statements of operations and cash flows of Fullcomm, L.L.C. for the period from January 15, 1999 to December 31, 1999.

      Note 5 - Property, Plant and Equipment

      Property Plant and Equipment consists of the following at December 31, 1999:

            Furniture and fixtures              16,216
            Less accumulated depreciation        1,622
                                               -------
            Property Plant and Equipment-net   $14,594
                                               =======

      Note 6 - Related Party transactions

      a. Leased Office Space

      Fullcomm has entered into a sub lease agreement with Phillip 0. Escaravage for the lease of office space located at 11 Chambers Street, Princeton, New Jersey for a monthly rent of $2,400 per month.

      Rent paid pursuant to this lease agreement for the period from inception to December 31, 1999 is $13,080.

      b. Officer Salaries

      No officer has received a salary in excess of $100,000.

      c. Loan Payable-Shareholder

      On December 10, 1999, Philip 0. Escaravage and an entity that is controlled by him The Umbrella Project, Inc., pursuant to a short term loan agreement loaned an aggregate of $25,000 to the Company due within one year from date and with interest at prime plus 2%. As of December 31, 1999, the balance due is $25,000 with accrued interest of $315.

      Note 7 - Preferred Stock

                              CONTESSA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  MARCH 1, 2000

      The Board of Directors of the Company has the authority to establish and designate any shares of stock in series or classes and to fix any variations in the designations, relative rights, preferences and limitations between series as it deems appropriate, by a majority vote.

      The preferred stock may be issued in series, each of which may vary, as determined by the board of directors, as to the designation and number of shares in such series, voting power of the holders thereof, dividend rate, redemption terms and prices, voluntary and involuntary liquidation preferences, and conversion rights and sinking fund requirements, if any, of such series.

      The number of shares of preferred stock outstanding at December 31, 1999 and March 1, 2000 is -0- and -0- respectively.

      Note 8 - Income Taxes

      The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of March 1, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carryforward and was fully offset by a valuation allowance.

      At March 1, 2000, the Company has net operating loss carry forwards for income tax purposes of $314,999. This carryforward is available to offset future taxable income, if any, and expires in the year 2010. The Company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

      The proforma components of the net deferred tax asset as of March 1, 2000 are as follows:

     Deferred tax asset:

         Net operating loss carry forward              $ 105,752
         Valuation allowance                           $(105,752)
                                                       ---------
         Net deferred tax asset                        $     -0-

      The Company recognized no income tax benefit for the loss generated in the period from inception, March 7, 1996, to December 31, 1999.

                              CONTESSA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 1, 2000

      SEAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

      Note 9 - Commitments and Contingencies

      a. Engineering Services Agreement

      On April 29, 1999, Fullcomm entered into an agreement with System Design Group ("SDG") whereby, SDG is contracted to provide Fullcomm with a project specifications document for the Fullcomm's Internet Media Security board that will detail the functionality of certain items under development. The cost of the project is $18,000. The work product of SDG is the property of Fullcomm.

      As of December 31, 1999, Fullcomm has paid an aggregate of $9,000.

      b. Marketing Consultant Agreement

      On August 11 1999. Fullcomm entered into a marketing consulting agreement with The Management Network Group, Inc. for a daily consulting fee of $2,000 per day plus out of pocket expenses, subject to adjustments for other services.

      As of December 31, 1999, Fullcomm has paid an aggregate of $2,955.

      c. Financial Consulting Agreement

      On May 12, 1999, Fullcomm entered into a financial consulting agreement with Steven Katz & Associates, Inc. to provide strategic, financing and/or its management to Fullcomm for an hourly fee of $255 per hour plus out of pocket expenses.

      As of December 31, 1999, Fullcomm has paid an aggregate of $33,329.

      d. Stock Dividend

      Subsequent to December 31, 1999, Fullcomm's board of directors passed a resolution that upon the consummation of the Fullcomm's second private placement of Fullcomm's shares

                              CONTESSA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  MARCH 1, 2000

of common stock, each investor in Fullcomm's first private placement will be entitled to receive an additional number of shares of Fullcomm's shares of common stock equal to 20% of their current holdings. Such shares have not been issued, but if and when the second private placement closes, such investors will be entitled to receive shares of Contessa Corporation as a result of the merger. The aggregate number of shares to be issued is 16,850.

      As of March 1, 2000, the Company has reserved 16,550 shares of common stock pending completion of the private placement by the Company.

      Note 10 - Business and Credit Concentrations

      The amount reported in the financial statements for cash approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

      Note 11 - Development Stage Company

      The Company is considered to be a development stage company with little operating history. The Company is dependent upon the financial resources of the Company's management and from the net proceeds of a private placement for its continued existence. The Company will also be dependent upon its ability to raise additional capital to complete is research and development, prototype development, production scheduling, sourcing inventory and its marketing program, acquire additional equipment, management talent, inventory and working capital to engage in any profitable activity. Since its organization, the Company's activities have been limited to the preliminary development of its new products, filing of a patent application, hiring personnel and acquiring equipment and office space, conducting research and development of its technology and preparation of documentation and the sale of a private placement offering.